                                   Exhibit 3.3
                                                                  EXECUTION COPY


                              AMENDED AND RESTATED


                        AGREEMENT OF LIMITED PARTNERSHIP


                                       OF


                            PRIME GROUP REALTY, L.P.

                                TABLE OF CONTENTS

                                    ARTICLE 1
                                  DEFINED TERMS

Section 1.1       Definitions.................................................................................... 1

                                    ARTICLE 2
                             ORGANIZATIONAL MATTERS

Section 2.1       Organization...................................................................................16
Section 2.2       Name...........................................................................................16
Section 2.3       Resident Agent; Principal Office...............................................................17
Section 2.4       Power of Attorney..............................................................................17
Section 2.5       Term.  ........................................................................................18
Section 2.6       Filings........................................................................................18

                                    ARTICLE 3
                                     PURPOSE

Section 3.1       Purpose and Business...........................................................................19
Section 3.2       Powers.........................................................................................19
Section 3.3       Representations and Warranties by the Parties..................................................20

                                    ARTICLE 4
                              CAPITAL CONTRIBUTIONS

Section 4.1       Capital Contributions of the Partners..........................................................21
Section 4.2       Loans by Third Parties.........................................................................22
Section 4.3       Additional Funding and Capital Contributions...................................................22
Section 4.4       Share Incentive Plan...........................................................................23
Section 4.5       Other Contribution Provisions..................................................................24
Section 4.6       Purchase of Shares by the Managing General Partner.............................................24
Section 4.7       No Interest on Capital Contributions...........................................................24

                                    ARTICLE 5
                                  DISTRIBUTIONS

Section 5.1       Requirement and Characterization of Distributions..............................................25
Section 5.2       Distributions in Kind..........................................................................26
Section 5.3       Distributions Upon Liquidation.................................................................26
Section 5.4       Distributions to Reflect Issuance of Additional Partnership Interests..........................26
Section 5.5       Distributions to Limited Partners Exercising Exchange Rights...................................26


                                    ARTICLE 6
                                   ALLOCATIONS

Section 6.1       Timing and Amount of Allocations of Net Income and Net Loss....................................27
Section 6.2       General Allocations............................................................................27
Section 6.3       Allocations to Reflect Issuance of Additional Partnership Interests............................28
Section 6.4       Guaranteed Payments............................................................................29
Section 6.5       Allocations with Respect to Transferred Interests..............................................29
Section 6.6       Additional Allocation Provisions...............................................................29
Section 6.7       Tax Allocations................................................................................31

                                    ARTICLE 7
                      MANAGEMENT AND OPERATION OF BUSINESS

Section 7.1       Management.....................................................................................33
Section 7.2       Certificate of Limited Partnership.............................................................37
Section 7.3       Restrictions on Managing General Partner's Authority...........................................37
Section 7.4       Reimbursement of the Managing General Partner..................................................40
Section 7.5       Contracts with Affiliates......................................................................41
Section 7.6       Indemnification................................................................................41
Section 7.7       Liability of the General Partners..............................................................44
Section 7.8       Other Matters Concerning the Managing General Partner..........................................45
Section 7.9       Title to Partnership Assets....................................................................45
Section 7.10      Reliance by Third Parties......................................................................46

                                    ARTICLE 8
         RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS AND GENERAL PARTNERS

Section 8.1       Limitation of Liability........................................................................46
Section 8.2       No Participation in Management of Business.....................................................46
Section 8.3       Outside Activities of Partners.................................................................47
Section 8.4       Return of Capital..............................................................................47
Section 8.5       Rights of Partners Relating to the Partnership.................................................47
Section 8.6       Grant of Rights................................................................................48

                                    ARTICLE 9
                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 9.1       Records and Accounting.........................................................................48
Section 9.2       Fiscal Year....................................................................................49
Section 9.3       Reports........................................................................................49

                                       ii

                                   ARTICLE 10
                                   TAX MATTERS

Section 10.1      Preparation of Tax Returns.....................................................................49
Section 10.2      Tax Elections..................................................................................49
Section 10.3      Tax Matters Partner............................................................................50
Section 10.4      Organizational and Start-Up Expenses...........................................................51
Section 10.5      Withholding....................................................................................51
Section 10.6      Limitation to Preserve REIT Status.............................................................52

                                   ARTICLE 11
                            TRANSFERS AND WITHDRAWALS

Section 11.1      Transfer.......................................................................................53
Section 11.2      Transfer of General Partner's Partnership Interest.............................................53
Section 11.3      Limited Partners' Rights to Transfer...........................................................55
Section 11.4      Substituted Limited Partners...................................................................56
Section 11.5      Assignees......................................................................................57
Section 11.6      General Provisions.............................................................................57

                                   ARTICLE 12
                              ADMISSION OF PARTNERS

Section 12.1      Admission of Successor Managing General Partner................................................59
Section 12.2      Admission of Additional Limited Partners.......................................................59
Section 12.3      Amendment of Agreement and Certificate of Limited Partnership..................................60

                                   ARTICLE 13
                           DISSOLUTION AND LIQUIDATION

Section 13.1      Dissolution....................................................................................60
Section 13.2      Winding Up.....................................................................................61
Section 13.3      Compliance with Timing Requirements of Regulations; Deficit
                  Capital Account................................................................................62
Section 13.4      Deemed Contribution and Interest Distribution..................................................63
Section 13.5      Rights of Partners.............................................................................63
Section 13.6      Notice of Dissolution..........................................................................63
Section 13.7      Cancellation of Certificate of Limited Partnership.............................................63
Section 13.8      Reasonable Time for Winding-Up.................................................................63
Section 13.9      Waiver of Partition............................................................................64

                                      iii

                                   ARTICLE 14
                  AMENDMENT OF PARTNERSHIP AGREEMENT; CONSENTS

Section 14.1      Amendments. ...................................................................................64
Section 14.2      Action by the Partners.........................................................................64

                                   ARTICLE 15
                         REPRESENTATIONS AND WARRANTIES

Section 15.1      Representations and Warranties of Prime........................................................65
Section 15.2      Survival of Representations and Warranties.....................................................65
Section 15.3      Indemnification................................................................................65
Section 15.4      Limitations on Indemnification Obligations.....................................................66
Section 15.5      Remedies.......................................................................................66
Section 15.6      Limitation of Liability........................................................................67
Section 15.7      Subrogation....................................................................................67

                                   ARTICLE 16
                               GENERAL PROVISIONS

Section 16.1      Addresses and Notice...........................................................................67
Section 16.2      Titles and Captions............................................................................67
Section 16.3      Pronouns and Plurals...........................................................................67
Section 16.4      Further Action.................................................................................67
Section 16.5      Binding Effect.................................................................................68
Section 16.6      Creditors......................................................................................68
Section 16.7      Waiver.........................................................................................68
Section 16.8      Counterparts.  ................................................................................68
Section 16.9      Applicable Law.................................................................................68
Section 16.10     Invalidity of Provisions.......................................................................68
Section 16.11     Entire Agreement...............................................................................68
Section 16.12     No Rights as Shareholders......................................................................68



Exhibits

         Exhibit A         Schedule of  Partners,  Number of Units,  Capital  Contributions  and  Capital  Accounts (Section 1.1)
         Exhibit B         Schedule for Contributed Assets and Assumed Contracts and Liabilities (Section 1.1)
         Exhibit C         Rights Terms (Section 8.6)
         Exhibit D         [Reserved]
         Exhibit E         Form of Common Unit Certificate (Section 1.1)
         Exhibit F         Limited Partner Ownership of Interests in Tenants (Section 3.3.C(1))
         Exhibit G         Limited Partner Ownership of Interests in General Partner (Section 3.3.C(2))

                                       iv


         Exhibit H         Representations and Warranties of the General Partner (Section 15.1)
         Exhibit I         Schedule of Contributors (Section 1.1)
         Exhibit J         Schedule of Property Partnerships (Section 1.1)


         THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF PRIME GROUP REALTY, L.P. (the "Partnership"), dated as of November 17, 1997, is entered into by and among Prime Group Realty Trust, a Maryland real estate investment trust (the "Company"), and The Nardi Group, L.L.C., a Delaware limited liability company, as the General Partners and the Persons whose names are set forth on Exhibit A hereof, as the Limited Partners, together with any other Persons who become Partners in the Partnership as provided herein.

         WHEREAS, the limited partnership was formed on March 19, 1997 and an original agreement of limited partnership was entered into with the Company as general partner;

         WHEREAS, the Company proposes to effect a public offering of its common shares of beneficial interest, to acquire and cause the Partnership to acquire direct and indirect interests in certain office and industrial properties and other assets, to cause the Partnership to enter into certain financing transactions, and to contribute the remaining net proceeds from the public offering to the Partnership;

         WHEREAS, the Partnership will issue Partnership Interests to the Company, the other General Partner, the Limited Partners and other persons in accordance with the foregoing transactions;

         WHEREAS, upon the completion of the foregoing transactions, the Partnership shall return the original capital contributions made by the Company and any ongoing interest in the Partnership of the Company shall be based on its contributions as contemplated below; and

         WHEREAS, by virtue of its execution of this Agreement, the Company hereby consents to the amendment and restatement of the original agreement of limited partnership;

         NOW, THEREFORE, BE IT RESOLVED, that for good and adequate consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1
                                  DEFINED TERMS


         Section 1.1  Definitions.

         The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

         "Act" means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time, and any successor to such statute.

         "Additional Funds" shall have the meaning set forth in Section 4.3.A hereof.

         "Additional Limited Partner" means a Person admitted to the Partnership as a Limited Partner pursuant to Section 12.2 hereof and who is shown as such on the books and records of the Partnership.

         "Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant Partnership taxable year, after giving effect to the following adjustments:

         (a) decrease such deficit by any amounts which such Partner is obligated to restore pursuant to this Agreement or is deemed to be obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) or the penultimate sentence of each of Regulations Sections 1.704-2(i)(5) and 1.704-2(g); and

         (b) increase such deficit by the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

         "Adjustment Date" means, with respect to any Capital Contribution, the close of business on the Business Day last preceding the date of the Capital Contribution; provided, that if such Capital Contribution is being made by the Managing General Partner in respect of the proceeds from the issuance of Shares (or the issuance of the Managing General Partner's securities exercisable for, convertible into or exchangeable for Shares), then the Adjustment Date shall be as of the close of business on the day of the issuance of such securities.

         "Administrative Expenses" shall mean (i) all administrative and operating costs and expenses incurred by the Partnership, (ii) all administrative, operating and other costs and expenses incurred by the Property Partnerships, which expenses are being assumed by the Partnership pursuant to
Section 7.4.B hereof, (iii) those administrative costs and expenses of the Managing General Partner, including salaries paid to officers of the Managing General Partner, and accounting and legal expenses undertaken by the Managing General Partner on behalf or for the benefit of the Partnership, and (iv) to the extent not included in clause (iii) above, REIT Expenses.

         "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such Person.

         "Agreement" means this Amended and Restated Agreement of Limited Partnership, as it may be amended, modified, supplemented or restated from time to time.

         "Appraisal" means with respect to any assets, the opinion of an independent third party experienced in the valuation of similar assets, selected by the Managing General Partner in good faith; such opinion may be in the form of an opinion by such independent third party that the value for such asset as set by the Managing General Partner is fair, from a financial point of view, to the Partnership.

         "Assignee" means a Person to whom one or more Units have been transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.5 hereof.

         "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Chicago, Illinois and New York, New York are authorized or required by law to be closed.

         "Capital Account" means, with respect to any Partner, the Capital Account maintained for such Partner in accordance with the following provisions:

         (a) To each Partner's Capital Account there shall be added such Partner's Capital Contributions, such Partner's share of Net Income and any items in the nature of income or gain which are specially allocated to such Partner pursuant to Section 6.6 hereof, and the amount of any Partnership liabilities assumed by such Partner or which are secured by any property distributed to such Partner.

         (b) From each Partner's Capital Account there shall be subtracted the amount of cash and the Gross Asset Value of any property distributed to such Partner pursuant to any provision of this Agreement, such Partner's distributive share of Net Losses and any items in the nature of expenses or losses which are specially allocated to such Partner pursuant to Section 6.6 hereof, and the amount of any liabilities of such Partner assumed by the Partnership or which are secured by any property contributed by such Partner to the Partnership.

         (c) In the event any interest in the Partnership is transferred in accordance with the terms of this Agreement (which does not result in a termination of the Partnership for federal income tax purposes), the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

         (d) In determining the amount of any liability for purposes of subsections (a) and (b) hereof, there shall be taken into account Code section 752(c) and any other applicable provisions of the Code and Regulations.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Sections 1.704-1(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Managing General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership, the General Partners, or the Limited Partners) are computed in order to comply with such Regulations, the Managing General Partner may make such modification. The Managing General Partner also shall (i) make any adjustments that are necessary or appropriate to comply with Regulations Section 1.704-1(b)(2)(iv)(q) and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Sections 1.704-1(b) or 1.704-2 or Section 514(c)(9).

         "Capital Contribution" means, with respect to any Partner, the amount of money and the initial Gross Asset Value of any property (other than money), net of any liability to which such property is subject or which is secured by such property, contributed to the Partnership by such Partner.

         "Cash Purchase Price" shall have the meaning set forth in Paragraph 4 of Exhibit C attached hereto.

         "Certificate" means the Certificate of Limited Partnership relating to the Partnership filed in the office of the Secretary of State of Delaware on March 19, 1997, as amended or restated from time to time in accordance with the terms hereof and the Act.

         "Charter" means the Declaration of Trust of the Managing General Partner filed with the Maryland State Department of Assessments and Taxation on July 21, 1997, as amended or restated from time to time.

         "Claim" shall have the meaning set forth in Section 15.4(b) herein.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time or any successor statute thereto, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

         "Common Shares" means the common shares of beneficial interest, par value $.01 per share, of the Managing General Partner.

         "Common Unit" means, with respect to any class of Partnership Interest, a fractional, undivided share of such class of Partnership Interest issued pursuant to Sections 4.1 and 4.3 hereof. The ownership of Common Units may be evidenced by a certificate for units substantially in the form of Exhibit E hereof (including the restricted legends thereon) or as the Managing General Partner may determine with respect to any class of Common Units issued from time to time under Sections 4.1 and 4.3 hereof.

         "Consent" means the consent to, approval of, or vote on a proposed action by a Partner given in accordance with Article 14 hereof.

         "Consent of the Limited Partners" means the Consent of a Majority in Interest of the Limited Partners, which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and may be given or withheld by a Majority in Interest of the Limited Partners, unless otherwise expressly provided herein, in their sole and absolute discretion.

         "Consent of the Partners" means the Consent of Partners holding Units that in the aggregate are equal to or greater than 50% of the aggregate Units of all Partners, which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and may be given or withheld by such Partners, in their sole and absolute discretion.

         "Constructively Own" means ownership under the constructive ownership rules described in Exhibit C hereof.

         "Contributed Property" means (i) with respect to Prime or the Contributors, each property or other asset as set forth on Exhibit B hereof, and
(ii) with respect to any other Partners, each property or other asset as set forth in such Partner's respective contribution agreement.

         "Contributors" shall mean the parties identified as such on Exhibit I attached hereto.

         "Convertible Preferred Distribution" means an amount equal to the quarterly dividend payable in respect of the Series A Cumulative Convertible Preferred Shares of the Managing General Partner pursuant to Section 3.3.1 of the Managing General Partner's Declaration of Trust.

         "Convertible Preferred Distribution Shortfall" shall have the meaning set forth in Section 5.1(i).

         "Convertible Preferred Shares" means the Series A Cumulative Convertible Preferred Shares of beneficial interest, par value $.01 per share, of the Managing General Partner.

         "Convertible Preferred Unit Redemption Amount" means, with respect to any Convertible Preferred Unit, the amount payable by the Managing General Partner on account of the redemption of one Convertible Preferred Share pursuant to Section 3.3.3 of the Managing General Partner's Declaration of Trust, using the amount, if any, of Convertible Preferred Distribution Shortfall as the amount of accrued and unpaid dividends thereon.

         "Convertible Preferred Units" shall mean the Units designated as Series A Cumulative Convertible Preferred Units under this Agreement, received by the Managing General Partner in exchange for a portion of its capital contribution, having the rights described in this Agreement. The initial number of Convertible Preferred Units outstanding is as set forth on Exhibit A.

         "Debt" means, as to any Person, as of any date of determination, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (b) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (c) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person's interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (d) lease obligations of such Person which, in accordance with generally accepted accounting principles, should be capitalized.

         "Depreciation" means, for each Partnership taxable year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managing General Partner.

         "Effective Date" means the date of closing of the initial public offering of Common Shares upon which date contributions set forth on Exhibit A hereof shall become effective.

         "Exchange Exercise Notice" shall have the meaning set forth in Paragraph 2 of Exhibit C attached hereto.

         "Fair Market Value" means, with respect to any share of beneficial interest of the Managing General Partner, the average of the daily market price for the ten (10) consecutive trading days immediately preceding the date with respect to which "Fair Market Value" must be determined hereunder or, if such date is not a Business Day, the immediately preceding Business Day. The market price for each such trading day shall be: (a) if such shares are listed or admitted to trading on any securities exchange or the NASDAQ National Market, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day, (b) if such shares are not listed or admitted to trading on any securities exchange or the NASDAQ National Market, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the Managing General Partner or (c) if such shares are not listed or admitted to trading on any securities exchange or the NASDAQ National Market and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the Managing General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 10 days prior to the date in question) for which prices have been so reported; provided, that if there are no bid and asked prices reported during the 10 days prior to the date in question, the Fair Market Value of such shares shall be determined by the Managing General Partner acting in good faith on the basis of such quotations furnished by a professional market maker making a market in such shares and other information as it considers, in its reasonable judgment, appropriate. In the event such shares include rights that a holder of such shares would be entitled to receive, then the Fair Market Value of such rights shall be determined by the Managing General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate; and provided further, that in connection with determining the deemed value of the Partnership Interests for purposes of determining the number of additional Units issuable upon a Capital Contribution funded by an underwritten public offering of shares of beneficial interest of the Managing General Partner (including upon exercise of any over-allotment option granted to the Underwriters in connection with such public offering), the Fair Market Value of such shares shall be the public offering price per share of such class of beneficial interest sold.

         "Funding Debt" means the incurrence of any Debt by or on behalf of the Managing General Partner for the purpose of providing funds to the Partnership.

         "General Partner Interest" means a Partnership Interest held by the Managing General Partner or any other General Partner. A General Partner Interest shall be expressed as a number of Units.

         "General Partners" shall mean collectively, Prime Group Realty Trust, a Maryland real estate investment trust, and The Nardi Group, L.L.C., a Delaware limited liability company, and their successors or assigns, if any.

         "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

         (a) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributing Partner and the Managing General Partner (as set forth on Exhibit A hereof, as such Exhibit may be amended from time to time); provided, that if the contributing Partner is the Managing General Partner then, except with respect to the Managing General Partner's initial Capital Contribution which shall be determined as set forth on Exhibit A hereof, or capital contributions of cash, Shares or other shares of beneficial interest of the Managing General Partner, the determination of the fair market value of the contributed asset shall be determined by (i) the price paid by the Managing General Partner if the asset is acquired by the Managing General Partner contemporaneously with its contribution to the Partnership or (ii) by Appraisal if otherwise acquired by the Managing General Partner.

         (b) As of the times listed below, the Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the Managing General Partner using such reasonable method of valuation as it may adopt; provided, however, that for such purpose, the net value of all of the Partnership assets, in the aggregate, shall be equal to the fair market value of all classes of Partnership Interests then outstanding, regardless of the method of valuation adopted by the Managing General Partner:

                  (i) the acquisition of an additional interest in the Partnership by a new or existing Partner in exchange for more than a de minimis Capital Contribution, if the Managing General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

                  (ii) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for an interest in the Partnership if the Managing General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

                  (iii) the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); and

                  (iv) at such other times as the Managing General Partner shall reasonably determine necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and 1.704-2.

         (c) The Gross Asset Value of any Partnership asset distributed to a Partner shall be the gross fair market value of such asset on the date of distribution as determined by the distributee and the Managing General Partner or, if the distributee and the Managing General Partner cannot agree on such a determination, by Appraisal.

         (d) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (d) to the extent that the Managing General Partner reasonably determines that an adjustment pursuant to subparagraph (b) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (d).

         (e) If the Gross Asset Value of a Partnership asset has been determined or adjusted pursuant to subparagraph (a), (b) or (d) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Losses.

         "Holder" means either the Partner or Assignee owning a Unit.

         "Immediate Family" means with respect to any natural Person, such natural Person's estate or heirs or current spouse or former spouse, parents, parents-in-law, children, siblings and grandchildren and any trust or estate, all of the beneficiaries of which consist of such Person or such Person's spouse, former spouse, parents, parents-in-law, children, siblings or grandchildren; provided, further that "Immediate Family", means, with respect to a trust, the trust's beneficiary's estate or heirs or current spouse or former spouse, parents, parents-in-law, children, siblings and grandchildren.

         "Incapacity" or "Incapacitated" means, (a) as to any individual Partner, if any, death, total physical disability or entry by a court of competent jurisdiction adjudicating him or her incompetent to manage his or her Person or his or her estate; (b) as to any corporation or limited liability company, as the case may be, which is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or limited liability company, as the case may be, or the revocation of its charter unless reinstated;
(c) as to any partnership which is a Partner, the dissolution and commencement of winding up of the partnership; (d) as to any estate which is a Partner, the distribution by the fiduciary of the estate's entire interest in the Partnership; (e) as to any trustee of a trust which is a Partner, the termination of the trust (but not the substitution of a new trustee); or (f) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a

Partner shall be deemed to have occurred when (s) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (t) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner, (u) the Partner executes and delivers a general assignment for the benefit of the Partner's creditors, (v) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (t) above, (w) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner's properties, (x) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within 120 days after the commencement thereof, (y) the appointment without the Partner's consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within 90 days of such appointment, or (z) an appointment referred to in clause
(y) above is not vacated within 90 days after the expiration of any such stay.

         "Indemnification Claim" shall have the meaning set forth in Section 15.5(b) hereof.

         "Indemnification Date" shall have the meaning set forth in Section 15.5(c) hereof.

         "Indemnification Notice" shall have the meaning set forth in Section 15.5(b) hereof.

         "Indemnitee" means (a) any Person subject to a claim or demand or made or threatened to be made a party to, or involved or threatened to be involved in, an action, suit or proceeding by reason of his or her status as (i) a General Partner or (ii) a director, officer, member, manager, employee or agent of the Partnership or a General Partner, and (b) such other Persons (including Affiliates of a General Partner or the Partnership) as the Managing General Partner may designate from time to time, in its sole and absolute discretion.

         "IRS" means the Internal Revenue Service, which administers the internal revenue laws of the United States, and any successor agency of the United States federal government.

         "Limited Partner" means any Person named as a Limited Partner in Exhibit A hereof, as such Exhibit may be amended from time to time, or any Substituted Limited Partner or Additional Limited Partner, in such Person's capacity as a Limited Partner in the Partnership.

         "Limited Partner Interest" means a Partnership Interest of a Limited Partner representing part of the Partnership Interests of all Limited Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partner Interest shall be expressed as a number of Units.

         "Liquidating Events" shall have the meaning set forth in Section 13.1 hereof.

         "Liquidator" shall have the meaning set forth in Section 13.2.A hereof.

         "Lock-Up Agreements" means the Lock-Up Agreements, dated the date hereof, between each of the Limited Partners, respectively, and the Underwriters.

         "Majority in Interest of the Limited Partners" means Limited Partners (other than the Managing General Partner and any Limited Partner 50% or more of whose equity is owned, directly or indirectly, by the Managing General Partner) holding Units that in the aggregate are greater than fifty percent (50%) of the aggregate Units of all Limited Partners (other than the Managing General Partner and any Limited Partner 50% or more of whose equity is owned, directly or indirectly, by the Managing General Partner).

         "Managing General Partner" means the Company or its successors as managing general partner of the Partnership.

         "Managing General Partner Loan" shall have the meaning set forth in
Section 4.3.B hereof.

         "Managing General Partner Payment" shall have the meaning set forth in
Section 10.6 hereof.

         "Minimum Gain Capital Account" shall mean, with respect to the Managing General Partner, the sum of the Managing General Partner's Capital Account plus the Managing General Partner's share of Partner Minimum Gain, as described in
Section 1.704-2(i)(5) of the Regulations, and Partnership Minimum Gain, as described in Section 1.704-2(g) of the Regulations. For purposes of determining Minimum Gain Capital Account, Nonrecourse Deductions and Partner Nonrecourse Deductions for a Partnership taxable year or other applicable period shall be allocated in a manner that is consistent with the method of allocation adopted under Section 6.3 or Section 6.5 (to the extent applicable for such Partnership taxable year).

         "Net Cash Flow" means, with respect to the applicable period of measurement (i.e., any period beginning on the first day of the fiscal year, quarter or other period commencing immediately after the last day of the fiscal year, quarter or other applicable period for purposes of the most recent calculation of Net Cash Flow for or with respect to which a distribution has been made, and ending on the last day of the fiscal year, quarter or other applicable period immediately preceding the date of the calculation) the excess, if any, as of such date, of (a) the gross cash receipts of the Partnership for such period from all sources whatsoever, including, without limitation, the following:

         (i) all rents, revenues, income and proceeds derived by the Partnership from its operations, including, without limitation, distributions received by the Partnership from any Person in which the Partnership has an interest; (ii) all proceeds and revenues received by the Partnership on account of any sales of property of the Partnership or as a refinancing of or payments of principal, interest, costs, fees, penalties or otherwise on account of any borrowings or loans made by the Partnership or financings or refinancings of any property of the Partnership; (iii) the amount of any insurance proceeds and condemnation awards received by the Partnership; (iv) all Capital Contributions or loans received by the Partnership from its Partners; (v) any reduction in the cash amounts previously reserved by the Partnership and described in subsection
(b)(ix) below, if the

Managing General Partner determines that such amounts are no longer needed; and
(vi) the proceeds of liquidation of the Partnership's property in accordance with this Agreement,

over (b) the sum of:

         (i) all operating costs and expenses of the Partnership and capital expenditures paid during such period (without deduction, however, for any capital expenditures, charges for Depreciation or other expenses not paid in cash or expenditures from reserves described in (ix) below); (ii) to the extent not included in any other clause of this subparagraph (b), all costs and expenses expended or paid during such period in connection with the sale or other disposition, or financing or refinancing, of property of the Partnership or the recovery of insurance or condemnation proceeds; (iii) to the extent not included in any other clause of this subparagraph (b), all fees provided for under this Agreement and paid by the Partnership during such period (other than fees paid from reserves described in subsection (b)(iv) below); (iv) to the extent not included in any other clause of this subparagraph (b), all debt service, including principal and interest, paid during such period on all indebtedness of the Partnership; (v) all capital contributions, advances, reimbursements or similar payments made to any Person in which the Partnership has an interest; (vi) all loans made by the Partnership in accordance with the terms of this Agreement; (vii) to the extent not included in any other clause of this subparagraph (b), all reimbursements to the Managing General Partner or its Affiliates during such period, including Administrative Expenses (exclusive of REIT Expenses) to the extent not paid or payable by the Managing General Partner pursuant to the third sentence of Section 7.4.B; (viii) any distributions pursuant to the proviso of the second sentence of Section 5.1 hereof; and (ix) any increases in reserves reasonably determined by the Managing General Partner to be necessary for working capital, capital improvements, payments of periodic expenditures, debt service or other purposes for the Partnership or any Person in which the Partnership has an interest.

         "Net Income" or "Net Loss" shall mean, for each fiscal year or other applicable period, an amount equal to the Partnership's net income or loss for such year or period as determined for federal income tax purposes by the Managing General Partner, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a) of the Code shall be included in taxable income or loss), adjusted as follows: (i) by including as an item of gross income any tax-exempt income received by the Partnership and not otherwise taken into account in computing Net Income or Net Loss; (ii) by treating as a deductible expense any expenditure of the Partnership described in Section 705(a)(2)(B) of the Code and not otherwise taken into account in computing Net Income or Net Loss, including amounts paid or incurred to organize the Partnership (unless an election is made pursuant to Section 709(b) of the Code) or to promote the sale of interests in the Partnership; (iii) by treating deductions for any losses incurred in connection with the sale or exchange of Partnership property which are disallowed pursuant to Sections 267(a)(1) or 707(b) of the Code as expenditures described in Section 705(a)(2)(B) of the Code; (iv) by taking into account Depreciation in lieu of depreciation, depletion, amortization, and other cost recovery deductions taken into account in computing taxable income or loss; (v) by computing gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes by reference to the Gross Asset Value of such property rather than its adjusted tax basis; (vi) in the event of an adjustment of the Gross Asset Value of any Partnership asset which requires that the

Capital Accounts of the Partnership be adjusted pursuant to Sections 1.704-1(b)(2)(iv)(e), (f) and (m) of the Regulations, by taking into account the amount of such adjustment as additional Net Income or Net Loss pursuant to
Article VI; and (vii) subject to the immediately preceding clause (vi), by excluding the Partnership items of income, gain, loss or deduction that are specially allocated pursuant to Section 6.6.

         "New Securities" means (a) any rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase Common Shares or other shares of beneficial interest of the Managing General Partner, excluding grants under any Share Incentive Plan or (b) any Debt issued by the Managing General Partner that provides any of the rights described in clause (a) hereof.

         "Nonrecourse Deductions" shall have the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership taxable year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

         "Nonrecourse Liability" shall have the meaning set forth in Regulations
Section 1.752-1(a)(2).

         "Notice of Breach" shall have the meaning set forth in Section 15.2 hereof.

         "Partner" means a General Partner or a Limited Partner, and "Partners" means the General Partners and the Limited Partners.

         "Partner Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

         "Partner Nonrecourse Debt" shall have the meaning set forth in Regulations Section 1.704-2(b)(4).

         "Partner Nonrecourse Deductions" shall have the meaning set forth in Regulations Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership taxable year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

         "Partnership" means the limited partnership formed under the Act and pursuant to this Agreement, and any successor thereto.

         "Partnership Interest" means, an ownership interest in the Partnership of either a Limited Partner or a General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. There may be one or more classes of Partnership Interests as provided in Section 4.3 hereof. A Partnership Interest within a class of Partnership Interests shall be expressed as a number of units of such class. In the event that the Partnership has more than one class of Partnership Interests, the Partnership Interest of a Partner with respect to all classes of Partnership Interests shall be expressed as the sum of each Partnership Interest owned by such Partner for each class of Partnership Interests, weighting each such Partnership Interest for each class based on the relative aggregate fair market value of each class. Unless otherwise expressly provided for by the Managing General Partner at the time of the original issuance of any Partnership Interests, all Partnership Interests (whether of a Limited Partner or a General Partner) shall be of the same class.

         "Partnership Minimum Gain" shall have the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Partnership taxable year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

         "Partnership Payment Date" means the payment date established by the Managing General Partner for the distribution of Net Cash Flow pursuant to
Section 5.1 hereof, which payment date shall be the same as the payment date established by the Managing General Partner for a distribution to its shareholders of some or all of its portion of such distribution.

         "Partnership Year" means the fiscal year of the Partnership, which shall be the calendar year.

         "Permitted Debt Allocation Method" shall mean each of the following methods of allocating the Partnership's excess nonrecourse liabilities for purposes of Regulations Section 1.752-3(a)(3) in any Partnership taxable year:

         (a) Excess nonrecourse liabilities shall be allocated in accordance with the Partners' respective interests in Partnership profits, determined by reference to reasonably consistent allocations of a significant item of Partnership income or gain, not taking into account how the Partners will share taxable income under Code Section 704(c);

         (b) Excess nonrecourse liabilities shall be allocated in accordance with how the Partners will share future Profits, taking into account as well how the Partners will share taxable income under Code Section 704(c); one such method will consist of aggregating as of the end of the immediately preceding Partnership taxable year, the excess, computed for each Partner under Code
Section 704(c), of the Gross Asset Value of each Property on the relevant Adjustment Date, over the adjusted tax basis of such Property on such Adjusted Date ("net built-in gain"), less any such built-in gain that has been taken into account pursuant to the allocation rule within Section 6.7, and any portion of such built-in gain that was taken into account in making an allocation of Nonrecourse Liabilities under Regulations Section 1.752-3(a)(2) allocating excess nonrecourse liabilities of the Partnership shall be allocated for the relevant Partnership taxable year based upon each Partner's relative percentage of such net built-in gain; or

         (c) Excess nonrecourse liabilities shall be allocated in accordance with how it is reasonably expected that items of deduction attributable to such excess Nonrecourse Liabilities will be allocated,

         (d) In each case, as determined by the Managing General Partner in accordance with Regulations Section 1.752-3 and Revenue Ruling 95-41, 1995-1 C.B. 132.

         "Person" means an individual or a corporation, partnership, limited liability company, trust, unincorporated organization, association or other entity.

         "Pledge" shall have the meaning set forth in Section 11.3.A hereof.

         "Preferred Shares" means the preferred shares of beneficial interest, par value $.01 per share, of the Managing General Partner.

         "Preferred Unit" means, with respect to any preferred class of Partnership Interest, a fractional, undivided share of such class of Partnership Interest issued pursuant to Section 4.1 and 4.3 hereof. The ownership of Preferred Units may be evidenced by a certificate for preferred units substantially in the form of Exhibit E hereof (including the restricted legends thereon) or as the Managing General Partner may determine with respect to any class of Preferred Units issued from time to time under Sections 4.1 and 4.3 hereof.

         "Prime" means Prime Group Limited Partnership, an Illinois limited partnership and its affiliates.

         "Primestone Transfer Events" means a Put Event or Change in Control Event, each as defined in that certain partnership agreement dated the date hereof by and among BRE/Primestone Investment Management L.L.C, BRE/Primestone Investment L.L.C. and the Prime Partners (as defined in such partnership agreement).

         "Properties" means such interests in real property and personal property including without limitation, fee interests, interests in ground leases, interests in joint ventures, interests in mortgages, and Debt instruments as the Partnership may hold from time to time.

         "Property Partnerships" shall mean the partnerships and limited liability companies identified as such on Exhibit J attached hereto.

         "Put Option Agreement" shall mean that certain Put Option Agreement dated as of November 17, 1997, between The Nardi Group, L.L.C. and the Partnership and the Company.

         "Qualified REIT Subsidiary" means any Subsidiary of the Managing General Partner that is a "qualified REIT subsidiary" within the meaning of
Section 856(i) of the Code.

         "Qualified Transferee" means an "Accredited Investor" as defined in Rule 501 promulgated under the Securities Act.

         "Recapture Gain" shall have the meaning set forth in Section 6.7.D hereof.

         "Regulations" means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         "Regulatory Allocations" shall have the meaning set forth in Section
6.6 hereof.

         "REIT" means a real estate investment trust under Sections 856 through 860 of the Code.

         "REIT Expenses" shall mean (i) costs and expenses relating to the formation and continuity of existence of the Managing General Partner and its subsidiaries, if any, (which subsidiaries shall, for purposes of this definition be included within the definition of Managing General Partner), including taxes, fees and assessments associated therewith and any and all costs, expenses or fees payable to any director, officer or trustee of the Managing General Partner or such subsidiaries (including, without limitation, any costs of indemnification), (ii) costs and expenses relating to any offer or registration of securities by the Managing General Partner and all statements, reports, fees and expenses incidental thereto, including, without limitation, underwriting discounts and selling commissions applicable to any such offer of securities and any costs and expenses associated with any claims made by any holder of such securities or any underwriter or placement agent therefor, (iii) costs and expenses associated with the preparation and filing of any periodic reports by any of the General Partners under federal, state or local laws or regulations, including filings with the SEC, (iv) costs and expenses associated with compliance by any of the General Partners with laws, rules and regulations promulgated by any regulatory body, including the SEC, and (v) all other operating or administrative costs of the Managing General Partner incurred in the ordinary course of its business.

         "REIT Requirements" shall have the meaning set forth in Section 5.1 hereof.

         "SEC" means the United States Securities and Exchange Commission and any successor agency of the United States federal government.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

         "Specified Exchange Date" means the day of receipt by the Managing General Partner of an Exchange Exercise Notice.

         "Share" means either a Common Share or a Preferred Share, as the case may be.

         "Share Incentive Plan" means any share incentive plan of the Managing General Partner.

         "Subsidiary" means, with respect to any Person, any corporation or other entity of which a majority of (a) the voting power of the voting equity securities or (b) the outstanding equity interests is owned, directly or indirectly, by such Person.

         "Subsidiary Partnership" means any partnership that is a Subsidiary of the Partnership.

         "Substituted Limited Partner" means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 11.4 hereof.

         "Surviving Partnership" shall have the meaning set forth in Section 11.2.C hereof.

         "Tax Items" shall have the meaning set forth in Section 6.7.A hereof.

         "Tenant" means any tenant from which the Managing General Partner derives rent either directly or indirectly through partnerships, including the Partnership.

         "Terminating Capital Transaction" means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership.

         "Underwriter" means any of and "Underwriters" means all of Prudential Securities Incorporated, Friedman, Billings, Ramsey & Co., Inc., Smith Barney Inc. and Morgan Keegan & Company, Inc.

         "Underwriting Agreement" means that certain Underwriting Agreement, dated November 11, 1997 among the Company, the Partnership and the Underwriters as representatives for the several underwriters named in Schedule 1 thereto.

         "Unit" means either a Common Unit or a Preferred Unit, as the case may be.

                                    ARTICLE 2
                             ORGANIZATIONAL MATTERS

         Section 2.1 Organization. The Partnership is a limited partnership formed pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement. Except as expressly provided herein, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

         Section 2.2 Name. The name of the Partnership is Prime Group Realty, L.P. The Partnership's business may be conducted under any other name or names deemed advisable by the Managing General Partner, including the name of the Managing General Partner or any Affiliate thereof. The words "Limited Partnership," "L.P.," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The Managing General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Partners of such change in the next regular communication to the Partners.

         Section 2.3 Resident Agent; Principal Office. The name and address of the resident agent of the Partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The address of the principal office of the Partnership in the State of Delaware is Prime Group Realty, L.P., c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The principal office of the Partnership is located at 77 West Wacker Drive, Suite 3900, Chicago, Illinois 60601, or such other place as the Managing General Partner may from time to time designate by notice to the Limited Partners. The Managing General Partner, in its sole and absolute discretion, may change the resident agent and appoint successor resident agents. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the Managing General Partner deems advisable.

         Section 2.4       Power of Attorney.

         A. Each Partner and each Assignee constitutes and appoints the Managing General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

                  (1) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatements thereof) that the Managing General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the Partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (b) all instruments that the Managing General Partner or any Liquidator deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the Managing General Partner or any Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Articles 11, 12 and 13 hereof or the Capital Contribution of any Partner; and (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Partnership Interests; and

                  (2) execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the Managing General Partner or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole discretion of the Managing General Partner or any Liquidator, to effectuate the terms or intent of this Agreement.

Nothing contained herein shall be construed as authorizing the Managing General Partner or any Liquidator to amend this Agreement except in accordance with
Article 14 hereof or as may be otherwise expressly provided for in this Agreement.

         B. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the Managing General Partner and any Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Partner or Assignee and the transfer of all or any portion of such Partner's or Assignee's Units and shall extend to such Partner's or Assignee's heirs, successors, assigns and personal representatives. Each such Partner or Assignee hereby agrees to be bound by any representation made by the Managing General Partner or any Liquidator, acting in good faith pursuant to such power of attorney; and each such Partner or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the Managing General Partner or any Liquidator, taken in good faith under such power of attorney. Each Partner or Assignee shall execute and deliver to the Managing General Partner or any Liquidator, within 15 days after receipt of the Managing General Partner's or Liquidator's request therefor, such further designation, powers of attorney and other instruments as the Managing General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.

         Section 2.5 Term. The term of the Partnership commenced on March 19, 1997 upon the filing of the Certificate in accordance with the Act and shall continue until December 31, 2050 unless it is dissolved sooner pursuant to the provisions of Article 13 hereof or as otherwise provided by law.

         Section 2.6 Filings. A. The Managing General Partner shall take any and all other actions reasonably necessary to perfect and maintain the status of the Partnership as a limited partnership under the laws of the State of Delaware. The Managing General Partner shall cause amendments to the Certificate to be filed whenever required by the Act. Such amendments may be executed by the Managing General Partner only.

         B. The Managing General Partner shall execute and cause to be filed original or amended Certificates and shall take any and all other actions as may be reasonably necessary to perfect and maintain the status of the Partnership as a limited partnership or similar type of entity under the laws of any other states or jurisdictions in which the Partnership engages in business.

         C. Upon the dissolution of the Partnership, the Managing General Partner (or, in the event there is no remaining Managing General Partner, the Person responsible for winding up and dissolution of the Partnership pursuant to
Article 13 hereof) shall promptly execute and cause to be filed certificates of dissolution in accordance with the Act and the laws of any other states or jurisdictions in which the Partnership has filed certificates.

                                    ARTICLE 3
                                     PURPOSE

         Section 3.1 Purpose and Business. The purpose and nature of the business to be conducted by the Partnership is (A) to acquire and own real property, to acquire, lease, own, mortgage or otherwise encumber personal property, fixtures and real property, to operate, manage, lease (or, to the extent determined by the Managing General Partner to be appropriate, cause the operation, management and leasing by independent contractors including a Partner or its Affiliates) any Property owned by the Partnership, (B) to develop real property and to construct improvements on real property, (C) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or to own interests in any entity engaged, directly or indirectly, in any of the foregoing, (D) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act and (E) otherwise deal in and with the business and assets of the Partnership, and to do anything necessary or incidental to the foregoing; provided, however, that such business shall be limited to and conducted in such manner to permit the Managing General Partner at all times to be classified as a REIT for federal income tax purposes, unless the Managing General Partner has determined to cease to qualify as a REIT. In connection with the foregoing, and without limiting the Managing General Partner's right in its sole discretion to cease qualifying as a REIT, the Partners acknowledge that the Managing General Partner's status as a REIT inures to the benefit of all the Partners and not solely to the Managing General Partner. The Managing General Partner shall also be empowered to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a "publicly traded partnership" for purposes of Section 7704 of the Code, including but not limited to, imposing restrictions on transfers and restrictions on redemptions; provided, however, that no such restrictions shall be made on The Nardi Group, L.L.C. pursuant to this Section 3.1 except to the extent set forth in the Put Option Agreement.

         Section 3.2 Powers. The Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, including, without limitation, full power and authority, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, borrow money and issue evidences of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien, acquire and develop real property, and manage, lease, sell, transfer and dispose of real property; provided, that the Partnership shall not take, or shall refrain from taking, any action which, in the judgment of the Managing General Partner, in its sole and absolute discretion, (i) could adversely affect the ability of the Managing General Partner to continue to qualify as a REIT, (ii) could subject the Managing General Partner to any additional taxes under Section 857 or
Section 4981 of the Code or any successor or newly enacted provisions of the Code imposing other additional taxes or enacted provisions of the Code imposing other additional taxes or penalties on the Managing General Partner or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the Managing General Partner or its securities, unless any such action (or inaction) under clauses (i), (ii) or (iii) of this proviso shall have been specifically consented to by the Managing General Partner in writing.

         Section 3.3       Representations and Warranties by the Parties.

         In addition to the representations and warranties included in Article 15 and elsewhere in this Agreement:

         A. Each Partner represents and warrants to each other Partner that (1) such Partner has the power and authority to enter into this Agreement and perform such Partner's obligations hereunder, (2) the execution and delivery of this Agreement by such Partner and the performance by such Partner of all transactions contemplated by this Agreement to be performed by such Partner have been duly authorized by all necessary action, including without limitation, that of its general partner(s), committee(s), trustee(s), member(s), beneficiaries, directors and/or shareholder(s), as the case may be, as required, (3) the consummation of such transactions shall not result in a breach or violation of, or a default under, its certificate of limited partnership, partnership agreement, trust agreement, limited liability company operating agreement, charter, certificate or articles of incorporation or by-laws, as the case may be, any agreement by which such Partner or any of such Partner's properties or any of its partners, beneficiaries, members, trustees or shareholders, as the case may be, is or are bound, or any statute, regulation, order or other law to which such Partner or any of its partners, trustees, beneficiaries or shareholders, as the case may be, is or are subject, (4) such Partner is neither a "foreign person" within the meaning of Section 1445(f) of the Code nor a "foreign partner" within the meaning of Section 1446(e) of the Code, and (5) this Agreement has been duly executed and delivered by such Partner and is binding upon, and enforceable against, such Partner in accordance with its terms.

         B. Each Partner represents, warrants and agrees that it has acquired and continues to hold its interest in the Partnership for its own account for investment only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof, nor with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances. Each Partner further represents and warrants that it is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, particularly real estate investments, and that it has a sufficiently high net worth that it does not anticipate a need for the funds it has invested in the Partnership in what it understands to be a highly speculative and illiquid investment.

         C. Each Partner further represents, warrants and agrees as follows:

                  (1) Except as provided in Exhibit F hereof, it does not and will not, without the prior written consent of the Managing General Partner, actually own or Constructively Own (a) with respect to any Tenant that is a corporation, any stock of such Tenant and (b) with respect to any Tenant that is not a corporation, any interests in either the assets or net profits of such Tenant; provided, however, that each Partner may own or Constructively Own with one or more other Partners (x) with respect to any Tenant that is a corporation, stock of such Tenant possessing less than ten percent (10%) of the total combined voting power of all classes of stock entitled to vote and less than ten percent (10%) of the total number of shares of all classes of stock of such Tenant and (y) with respect to any Tenant that is not a corporation, interests in such Tenant representing less than ten percent (10%) of the assets and ten percent (10%) of the net profits of such Tenant, so long as such actual or Constructive Ownership otherwise permitted under clause (x) or
(y) above would not cause the Managing General Partner to receive amounts described in Section 856 (d)(2)(B) of the Code.

                  (2) Except as provided in Exhibit G hereof, it does not, and agrees that it will not without the prior written consent of the Managing General Partner, actually own or Constructively Own, any shares in the Managing General Partner, other than any Common Shares or other shares of beneficial interest of the Managing General Partner such Partner may acquire (a) as a result of an exchange pursuant to Section 8.6 hereof or (b) upon the exercise of options granted or delivery of Shares pursuant to any Share Incentive Plan, in each case subject to the ownership limitations set forth in the Managing General Partner's Charter.

                  (3) Upon request of the Managing General Partner, it will disclose to the Managing General Partner the amount of Common Shares or other shares of beneficial interest of the Managing General Partner that it actually owns or Constructively Owns.

                  (4) It understands that if, for any reason, (a) the representations, warranties or agreements set forth in subparagraph C(1) or (2) of this Section 3.3 are violated or (b) the Partnership's actual or Constructive Ownership of the Common Shares or other shares of beneficial interest of the Managing General Partner violates the limitations set forth in the Charter, then
(x) some or all of the exchange rights of the Partners may become non-exercisable, and (y) some or all of the Shares owned by the Partners may be automatically transferred to a trust for the benefit of the Managing General Partner, as provided in the Charter.

         D. The representations and warranties contained in Sections 3.3.A, 3.3.B and 3.3.C hereof shall survive the execution and delivery of this Agreement by each Partner and the dissolution and winding up of the Partnership.

         E. Each Partner hereby acknowledges that no representations as to potential profit, cash flows, funds from operations or yield, if any, in respect of the Partnership or the Managing General Partner have been made by any Partner or any employee or representative or Affiliate of any Partner, and that projections and any other information, including, without limitation, financial and descriptive information and documentation, which may have been in any manner submitted to such Partner shall not constitute any representation or warranty of any kind or nature, express or implied.

                                    ARTICLE 4
                              CAPITAL CONTRIBUTIONS


         Section 4.1 Capital Contributions of the Partners. At the time of their respective execution of this Agreement, the Partners shall make Capital Contributions as set forth in Exhibit A hereof. The Partners shall own Units of the class and in the amounts set forth in Exhibit A hereof, which shall be adjusted from time to time by the Managing General Partner to the extent necessary to accurately reflect exchanges, Capital Contributions, the issuance of additional Units or similar events having an effect on a Partner's number of Units. Except as required by law or as otherwise provided in Sections 4.3, 4.4 and 10.5 hereof, no Partner shall be required or permitted to make any additional Capital Contributions or loans to the Partnership.

         Section 4.2 Loans by Third Parties. Subject to Section 4.3 hereof, the Partnership may incur Debt, or enter into other similar credit, guarantee, financing or refinancing arrangements for any purpose (including, without limitation, in connection with any further acquisition of Properties) with any Person that is not the Managing General Partner upon such terms as the Managing General Partner determines to be appropriate; provided, that the Partnership shall not incur any Debt that is recourse to any General Partner, except to the extent otherwise agreed to by such General Partner in the sole discretion of such General Partner, or to any Limited Partner, except to the extent otherwise agreed to by such Limited Partner in the sole discretion of such Limited Partner.

         Section 4.3       Additional Funding and Capital Contributions.

         A. General. The Managing General Partner may, at any time and from time to time, determine that the Partnership requires additional funds ("Additional Funds") for the acquisition of additional Properties or for such other Partnership purposes as the Managing General Partner may determine. Additional Funds may be raised by the Partnership, at the election of the Managing General Partner, in any manner provided in, and in accordance with, the terms of this
Article 4. No Person shall have any preemptive, preferential or similar right or rights to subscribe for or acquire any Partnership Interest, except as set forth in this Section 4.3.

         B. Managing General Partner Loans. The Managing General Partner may enter into a Funding Debt, including, without limitation, a Funding Debt that is convertible into Common Shares, and lend to the Partnership the net proceeds received by the Partnership from such Funding Debt (a "Managing General Partner Loan"); provided, however, that the Managing General Partner shall not be obligated to lend the net proceeds of any Funding Debt to the Partnership in a manner that would be inconsistent with the Managing General Partner's ability to remain qualified as a REIT or would trigger any indemnity obligation on the part of the Managing General Partner or the Partnership. If the Managing General Partner enters into such a Funding Debt, the Managing General Partner Loan will consist of the net proceeds from such Funding Debt and will be on comparable terms and conditions, including interest rate, repayment schedule and costs and expenses, as shall be applicable with respect to or incurred in connection with such Funding Debt.

         C. Issuance of Additional Partnership Interests. The Managing General Partner may raise all or any portion of the Additional Funds by accepting additional Capital Contributions, including, without limitation, the issuance of Units for property or interests in property. In connection with any such additional Capital Contributions (of cash or property), the Managing General Partner is hereby authorized to cause the Partnership from time to time to issue to Partners (including the Managing General Partner) or other Persons (including, without limitation, in connection with the contribution of property to the Partnership) additional Units or other Partnership Interests in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative participating, optional or other special rights, powers, and duties, including rights, powers, and duties senior to then existing Partnership Interests, all as shall be determined by the Managing General Partner in its sole and absolute discretion subject to Delaware law, and as may be set forth by amendment to this Agreement to reflect the foregoing, including without limitation, (1) the allocations of items of Partnership income, gain, loss, deduction, and credit to such class or series of Partnership Interests; (2) the right of each such class or series of Partnership Interests to share in Partnership distributions; (3) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; and (4) the right to vote, including, without limitation, the approval rights set forth in Section 11.2.A hereof; provided, that no such additional Units or other Partnership Interests shall be issued to the Managing General Partner unless either (a) the additional Partnership Interests are issued in connection with the grant, award, or issuance of shares of the Managing General Partner pursuant to Section 4.3.D below, which shares have designations, preferences, and other rights (except voting rights) such that the economic interests attributable to such shares are substantially similar to the designations, preferences and other rights of the additional Partnership Interests issued to the Managing General Partner in accordance with this Section 4.3.C, or (b) the additional Partnership Interests are issued to all Partners holding Partnership Interests in the same class in proportion to their respective Partnership Interests in such class; provided, however, that any Limited Partner Interests acquired by the Managing General Partner, whether pursuant to exercise by a Limited Partner of its exchange rights, or otherwise, shall be automatically converted into a General Partner Interest comprised of an identical number of Units of the same class. In the event that the Partnership issues additional Partnership Interests pursuant to this Section 4.3.C, the Managing General Partner shall make such revisions to this Agreement (including but not limited to the revisions described in Section 5.4, Section 6.2.B, and
Section 8.6 hereof) as it determines are necessary to reflect the issuance of such additional Partnership Interests.

         D. Issuance of Shares or Other Securities by the Managing General Partner. The Managing General Partner shall not issue any additional Shares (other than Shares issued pursuant to Section 8.6 hereof or pursuant to a dividend or distribution (including any share split) of Shares to all of its shareholders), other shares of beneficial interest of the Managing General Partner or New Securities unless the Managing General Partner shall make a Capital Contribution of the net proceeds from the issuance of such additional Shares, other shares of beneficial interest or New Securities, as the case may be, and from the exercise of the rights contained in such additional New Securities, as the case may be and receive Units from the Partnership with rights, preferences and terms corresponding to such Shares, other shares of beneficial interest or New Securities, as the case may be; provided further, that in the case of Convertible Preferred Shares or other securities senior or junior to the Common Shares as to dividends and distributions on liquidation, the Managing General Partner shall contribute to the Partnership the proceeds or consideration (including any property or other non-cash assets) received for such securities and from any subsequent exercise, exchange or conversion thereof (if applicable), and receive from the Partnership Convertible Preferred Units or other interests in the Partnership in consideration therefor with the same terms and conditions, including dividend, dividend priority and liquidation preference, as are applicable to such securities.

         Section 4.4 Share Incentive Plan. If at any time or from time to time the Managing General Partner sells or issues Shares pursuant to any Share Incentive Plan, the Managing General Partner shall contribute the net proceeds therefrom to the Partnership as an additional Capital Contribution and shall receive the number of Common Units corresponding to the number of Shares delivered by the Managing General Partner to such exercising party multiplied by a fraction the numerator of which is one and the denominator of which is the Exchange Factor (as defined in Exhibit C hereto) in effect on the date of such contribution.

         Section 4.5 Other Contribution Provisions. In the event that any Partner is admitted to the Partnership and is given a Capital Account in exchange for services rendered to the Partnership, such transaction shall be treated by the Partnership and the affected Partner as if the Partnership had compensated such Partner in cash, and the Partner had contributed such cash to the capital of the Partnership. In addition, with the written consent of the Managing General Partner (which may be granted or denied in its sole discretion), one or more Partners may enter into agreements or other instruments with the Partnership which have the effect of providing a guarantee of certain obligations of the Partnership or one or more of its Subsidiaries.

         Section 4.6 Purchase of Shares by the Managing General Partner. In the event the Managing General Partner exercises its rights under the Charter to purchase Shares, then the Managing General Partner shall cause the Partnership to purchase from it a number of Units of the appropriate class equal to the number of Shares so purchased multiplied by a fraction the numerator of which is one and the denominator of which is the Exchange Factor (as defined in Exhibit C hereto) in effect on the date of such contribution, on the same terms that the Managing General Partner purchased such Shares.

         Section 4.7 No Interest on Capital Contributions. No interest or additional share of Net Income shall be paid or credited to the Partners on their Capital Accounts, or on any undistributed Net Income of funds left on deposit with the Partnership; provided, however, that nothing contained herein shall be construed to prevent or prohibit the payment of interest on account of loans made by the Partners to the Partnership. Any loans made to the Partnership by a Partner shall not increase its Capital Contribution or interest in the Net Income, Net Loss or Net Cash Flow of the Partnership, but shall be a debt due from the Partnership and repaid accordingly.

         Section 4.8       Conversion of Convertible Preferred Units.

         A. If at any time holders of the Managing General Partner's Convertible Preferred Shares shall exercise their rights under the Managing General Partner's Declaration of Trust to convert any Convertible Preferred Shares to Common Shares, in whole or in part (including any fractions thereof), then, simultaneously with such conversion, an equal number of Convertible Preferred Units shall be automatically converted into the number of Common Units equal to the product of (x) the number of Common Shares into which the Convertible Preferred Shares are converted, multiplied by (y) a fraction the numerator of which is one and the denominator of which is the Exchange Factor in effect on such date.

         B. If at any time Convertible Preferred Shares are to be redeemed pursuant to the Managing General Partner's Declaration of Trust or purchased by the Managing General Partner, the Partnership shall redeem an equal number of Convertible Preferred Units by payment of the Convertible Preferred Unit Redemption Amount therefor or purchase price paid by the Managing General Partner immediately prior to or concurrently with such redemption or purchase.

         C. The Managing General Partner shall amend Exhibit A as applicable to reflect each conversion of Convertible Preferred Units, and the issuance of additional Common Units in connection therewith and each redemption of Convertible Preferred Units.

                                    ARTICLE 5
                                  DISTRIBUTIONS

         Section 5.1 Requirement and Characterization of Distributions. Except as set forth in Section 13.2 hereof, the Managing General Partner shall cause the Partnership to distribute from time to time, but not less frequently than quarterly, all, or such portion as the Managing General Partner may in its discretion determine, of Net Cash Flow generated by the Partnership during such quarter to the Partners who are Partners on the Partnership Payment Date with respect to such quarter, and in the following priority:

                  (i) First, to the extent that the amount of cash already distributed to the Managing General Partner for all prior quarters pursuant to clause (ii) below (other than the immediately preceding quarter) was less than the Convertible Preferred Distribution for each of the outstanding Convertible Preferred Units for all such quarters, and such deficiency was not previously distributed pursuant to this subsection (i) or paid as part of a Convertible Preferred Unit Redemption Amount (a "Convertible Preferred Distribution Shortfall"), Net Cash Flow shall be distributed to the Managing General Partner in an amount equal to such Convertible Preferred Distribution Shortfall for all such prior quarters.

                  (ii) Second, Net Cash Flow shall be distributed to the Managing General Partner in an amount equal to the Convertible Preferred Distribution for the immediately preceding quarter for each outstanding Convertible Preferred Unit then held by the Managing General Partner.

                  (iii) Third, Net Cash Flow shall be distributed to the holders of Common Units, pro rata in accordance with their respective Common Units.

         Unless otherwise expressly provided for herein or in an agreement at the time a new class of Partnership Interests is created in accordance with
Article 4 hereof, no Partnership Interest shall be entitled to a distribution in preference to any other Partnership Interest; provided, however, that notwithstanding any other provision in this Agreement, from time to time and at such times as the Managing General Partner shall determine, and prior to any determination or distribution of Net Cash Flow pursuant to this Section 5.1, there shall be distributed to the applicable General Partner from the revenues, proceeds or other funds of the Partnership, an amount equal to any REIT Expenses (other than those described in clause (ii) of the definition of REIT Expenses), to the extent not paid or payable by the Managing General Partner from cash distributions which it receives directly from any Property Partnerships on account of any interest in the Property Partnership which it holds directly (as opposed to through the Partnership). The Managing General Partner shall take such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with its qualification as a REIT, to cause the Partnership to distribute sufficient amounts to enable the Managing General Partner to pay shareholder dividends that will (X) satisfy the requirements for qualifying as a REIT under the Code and Regulations ("REIT Requirements") and
(Y) avoid any federal income or excise tax liability of the Managing General Partner.

         Section 5.2 Distributions in Kind. No right is given to any Partner to demand and receive property or cash. The Managing General Partner may determine, in its sole and absolute discretion, to make a distribution in kind to the Partners of Partnership assets, and such assets shall be distributed in such a fashion as to ensure that such assets are distributed and allocated in accordance with Articles 5, 6 and 10 hereof based on the fair market value of such assets on the date of such distribution.

         Section 5.3 Distributions Upon Liquidation. Proceeds from a Terminating Capital Transaction shall be distributed to the Partners in accordance with
Section 13.2 hereof.

         Section 5.4 Distributions to Reflect Issuance of Additional Partnership Interests. In the event that the Partnership issues additional Partnership Interests to a General Partner or any Additional Limited Partner pursuant to
Section 4.3 or 4.4 hereof, the Managing General Partner shall make such revisions to this Article 5 as it determines are necessary to reflect the issuance of such additional Partnership Interests, including making preferential distributions to certain classes of Partnership Interests.

         Section 5.5 Distributions to Limited Partners Exercising Exchange Rights. With respect to any Limited Partner(s) from whom the Managing General Partner receives an Exercise Notice to exercise Rights in accordance with
Section 8.6 hereof for which the Managing General Partner elects to pay the Cash Purchase Price pursuant to Exhibit C, the Managing General Partner shall cause the Partnership to distribute to such Limited Partner(s), with respect to the Units for which the Cash Purchase Price is paid, (i) on the Partnership Payment Date, if any, thereafter occurring during the quarter in which the Cash Purchase Price is paid, an amount equal to a full pro rata share of any Net Cash Flow to which such Limited Partner would have been entitled to receive pursuant to
Section 5.1 had such Limited Partner held such Units on the Partnership Payment Date occurring in such quarter and (ii) on the Partnership Payment Date, if any, occurring during the next succeeding quarter after such Exercise Notice is received, an amount equal to the Net Cash Flow to which such Limited Partner would have been entitled to receive pursuant to Section 5.1 had such Limited Partner held such Units on the Partnership Payment Date, multiplied by a fraction, the numerator of which is the number of days in the preceding quarter (based on three 30-day months) that the Limited Partner held such Units and the denominator of which is 90.

                                    ARTICLE 6
                                   ALLOCATIONS

         Section 6.1 Timing and Amount of Allocations of Net Income and Net Loss. Net Income and Net Loss of the Partnership shall be determined and allocated with respect to each Partnership taxable year of the Partnership as of the end of each such year. Subject to the other provisions of this Article 6, an allocation to a Partner of a share of Net Income or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Income or Net Loss.

         Section 6.2 General Allocations. Except as otherwise provided herein, Net Income and Net Loss for any Partnership taxable year or other applicable period of the Partnership shall be allocated in the following order and priority:

         A. First, subject to Section 6.2.D, Net Income (or, if necessary, Partnership items of income and gain) shall be allocated to the Managing General Partner in an amount equal to the excess of (1) the amount of Net Cash Flow distributed to the Managing General Partner pursuant to subsections (i) and (ii) of Section 5.1 for the current and all prior Partnership taxable years over (2) the amount of Net Income (or Partnership items of income and gain) previously allocated to the Managing General Partner pursuant to this Section 6.2.A (and
Section 6.2.D to the extent that Section 6.2.D operates to allocate an amount to the Managing General Partner in respect of an increase in the liquidation preference for the Convertible Preferred Shares under the Managing General Partner's Articles of Incorporation due to accrued but unpaid dividends on the Convertible Preferred Shares).

         B. Second, subject to Section 6.2.D (and to the extent not already allocated pursuant to Section 6.2.D in respect of an increase in the Convertible Preferred Units Redemption Amount due to accrued but unpaid dividends on the Convertible Preferred Shares), for any Partnership taxable year ending on or after a date in which Convertible Preferred Units are redeemed, Net Income (or Net Loss), or, if necessary, Partnership items of income, gain, loss and deduction thereof, shall be allocated to the Managing General Partner in an amount equal to the excess (or deficit) of (1) the sum of the Convertible Preferred Unit Redemption Amount for Convertible Preferred Units that have been or are being redeemed during the Partnership taxable year over (2) the product of $20.00 times the number of such Convertible Preferred Units.

         C. Third, subject to Sections 6.2.D and 6.2.E, the remaining Net Income or Net Loss, if any, shall be allocated to each of the Partners in the following order and priority:

                  (i) The remaining Net Income, if any, shall be allocated among the Partners holding Common Units in proportion to, and to the extent of, the aggregate amounts of Net Cash Flow distributed in respect of the Partners' Common Units pursuant to subsection (iii) of Section 5.1 (including those amounts of Net Cash Flow distributed within the fiscal year or other applicable period under Section 5.5 that are in respect of subsection (iii) of Section 5.1, only if either (A) such Net Cash Flow is distributed on or prior to the date on which the Cash Purchase Price is paid or (B) the Partner to whom such Net Cash Flow is distributed otherwise continues to own one or more Common Units on the date such distribution is made),

                  (ii) Upon a Liquidating Capital Event, any remaining Net Income or Net Loss (or remaining Partnership items of income, gain, loss and deduction thereof), computed by including the Net Income or Net Loss resulting from such Liquidating Capital Event, shall be allocated among the Partners holding Common Units to the extent possible, until each Limited Partner has a Capital Account balance equal to (and the Managing General Partner has a Capital Account balance equal to the sum of the Preferred Sum (defined in Section 6.2.D) plus an additional amount equal to) the pro rata portion, based on the number of Common Units held by each Partner, of the net positive sum of the Capital Account balances for all Partners (determined after taking into account the allocations required under Section 6.6) less the Preferred Sum.

                  (iii) Any remaining Net Income or Net Loss shall be allocated to the Partners holding Common Units pro rata in accordance with their respective Common Units.

         D. Notwithstanding Sections 6.2.A, B and C the Managing General Partner shall allocate Net Income or Net Loss (or Partnership items of income, gain, loss and deduction thereof) among the Partners to the extent possible such that the Minimum Gain Capital Account balance, as of the end of the Partnership taxable year or other applicable period for which such allocations are made, is not less than the sum (the "Preferred Sum") of the product of the number of Convertible Preferred Units held by the Managing General Partner multiplied by the liquidation preference for a share of Convertible Preferred Shares pursuant to the Managing General Partner's Articles of Incorporation.

         E. In the event allocations are made pursuant to Section 6.2.D ("Reallocated Income" and "Reallocated Loss") in prior Partnership taxable years or other applicable periods, any Net Income or Net Loss (or Partnership items of income, gain, loss and deduction thereof) that would otherwise have been allocated pursuant to subsection (iii) of Section 6.2.C shall be allocated among the Partners so that, to the extent possible, the net amount of such allocations of Net Income or Net Loss (or Partnership items of income, gain, loss or deduction thereof) under subsection (iii) of Section 6.2.C and the allocations of Reallocated Income and Reallocated Loss to each Partner shall be equal to the net amount that would have been allocated to each such Partner if the allocations of Reallocated Income and Reallocated Loss had not occurred; provided, however, that allocations under this Section 6.2.E shall not be made to the extent such allocations would cause the Minimum Gain Capital Account balance to be less than the Preferred Sum.

         Section 6.3 Allocations to Reflect Issuance of Additional Partnership Interests. In the event that the Partnership issues additional Partnership Interests to a General Partner or any Additional Limited Partner pursuant to
Section 4.3 or 4.4 hereof, the Managing General Partner shall make such revisions to this Article 6 as it determines are necessary to reflect the terms of the issuance of such additional Partnership Interests, including making preferential allocations to certain classes of Partnership Interests.

         Section 6.4 Guaranteed Payments. To the extent that a General Partner receives any reimbursement of REIT Expenses pursuant to Section 5.1, such General Partner shall be allocated items of income and gain equal to the amount of such payment.

         Section 6.5 Allocations with Respect to Transferred Interests. Unless otherwise required by the Code and/or the Regulations or as agreed to and by the Managing General Partner, in its sole and absolute discretion, any Net Income or Net Loss allocable to a Partnership Interest which has been transferred during any year shall be allocated among the Persons who were holders of such Partnership Interest during such year in the manner described in Section 11.6 below.

         Section 6.6       Additional Allocation Provisions.

         Notwithstanding the foregoing provisions of this Article 6 the following special allocations shall be made in the following order and priority:

         A.       Regulatory Allocations.

                  (1) Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding the provisions of Section 6.2 hereof, or any other provision of this Article 6, if there is a net decrease in Partnership Minimum Gain during any Partnership taxable year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent Partnership taxable years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.6.A(1) is intended to qualify as a "minimum gain chargeback" within the meaning of Regulation Section 1.704-2(f) which shall be controlling in the event of a conflict between such Regulation and this Section 6.6.A(1).

                  (2) Partner Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(i)(4), and notwithstanding the provisions of Section 6.2 hereof, or any other provision of this Article 6 (except Section 6.6.A(1) hereof), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership taxable year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent Partnership taxable years) in an amount equal to such Partner's share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each General Partner and Limited Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.6.A(2) is intended to qualify as a "chargeback of partner nonrecourse debt minimum gain" within the meaning of Regulation Section 1.704-2(i) which shall be controlling in the event of a conflict between such Regulation and this Section 6.6.A(2).

                  (3) Nonrecourse Deductions and Partner Nonrecourse Deductions. Any Nonrecourse Deductions for any Partnership taxable year generally shall be allocated to the Partners in accordance with their Partnership Interests; provided, however, that the Managing General Partner may allocate Nonrecourse Deductions in a different manner so long as such allocation is reasonably consistent with allocations of some other significant Partnership item attributable to the Property securing the relevant Nonrecourse Liability that have substantial economic effect in accordance with Regulations Section 1.702-2(e)(2). Any Partner Nonrecourse Deductions for any Partnership taxable year shall be specially allocated to the Partner(s) who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable, in accordance with Regulations Sections 1.704-2(b)(4) and 1.704-2(i).

                  (4) Qualified Income Offset. If any Partner unexpectedly receives an adjustment, allocation or distribution described in Regulations
Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be allocated, in accordance with Regulations Section 1.704-1(b)(2)(ii)(d), to the Partner in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficit of the Partner as quickly as possible; provided, that an allocation pursuant to this Section 6.6.A(4) shall be made if and only to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.6.A(4) were not in the Agreement. It is intended that this
Section 6.6.A(4) qualify and be construed as a "qualified income offset" within the meaning of Regulations 1.704-1(b)(2)(ii)(d), which shall be controlling in the event of a conflict between such Regulations and this Section 6.6.A(4).

                  (5) Gross Income Allocation. In the event any Partner has a deficit Capital Account at the end of any Partnership taxable year which is in excess of the sum of (a) the amount (if any) such Partner is obligated to restore to the Partnership, and (b) the amount such Partner is deemed to be obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) or the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Partner shall be specially allocated items of Partnership income and gain, pro rata, in proportion to the amount of such excess Capital Account deficit, as quickly as possible until no Partner has such an excess Capital Account deficit; provided, that an allocation pursuant to this Section 6.6.A(5) shall be made if and only to the extent that such Partner would have an excess Capital Account deficit after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.6.A(5) and Section 6.6.A(4) hereof were not in the Agreement.

                  (6) Limitation on Allocation of Loss. No items of loss or deduction will be allocated to any Partner to the extent that any such allocation would cause the Partner to have an, or increase the amount of an existing, Adjusted Capital Account Deficit at the end of any Partnership taxable year. All items of loss or deduction in excess of the limitation set forth in this Section 6.6.A(6) will be allocated among such other Partners, which do not have Adjusted Capital Account Deficit balances, pro rata, in proportion to their Partnership Interests, until no Partner may be allocated any such items of loss or deduction without having or increasing an Adjusted Capital Account Deficit. Thereafter, any remaining items of loss or deduction will be allocated to the Managing General Partner.

                  (7) Section 754 Adjustment. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be
taken into account in determining Capital Accounts as the result of a distribution to a Partner in complete liquidation of his interest in the Partnership, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in accordance with their interests in the Partnership in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Partners to whom such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

                  (8) Curative Allocation. The allocations set forth in Sections 6.6.A(1), (2), (3), (4), (5), (6) and (7) hereof (the "Regulatory Allocations") are intended to comply with certain regulatory requirements, including the requirements of Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Sections 6.1 and 6.2 hereof, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Partners so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each such Partner if the Regulatory Allocations had not occurred.

         B. Nonrecourse Liability Allocation. For purposes of Regulations
Section 1.752-3(a)(3), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the amount of Partnership Minimum Gain, shall be allocated in each Partnership taxable year in accordance with a Permitted Debt Allocation Method.

         C. Distributions of Proceeds from Nonrecourse Liabilities. To the extent permitted by Sections 1.704-2(h)(3) and 1.704-2(i)(6) of the Regulations, the Partners shall endeavor to treat distributions of Net Cash Flow as having been made from the proceeds of a Nonrecourse Liability or a Partner Nonrecourse Debt only to the extent that such distribution would not cause or increase an Adjusted Capital Account Deficit for any Partner.

         D. Interpretation. The foregoing provisions of this Section 6.6 are intended to comply with Treasury Regulation Sections 1.704-1(b) and 1.704-2 and shall be interpreted consistently with this intention. Any terms used in such provisions that are not specifically defined in this Agreement shall have the meaning, if any, given such terms in the Regulations cited above.

         Section 6.7       Tax Allocations.

         A. In General. Except as otherwise provided in this Section 6.7, for income tax purposes each item of income, gain, loss and deduction (collectively, "Tax Items") shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Sections 6.2 and 6.6 hereof.

         B. Allocations Respecting Section 704(c) Revaluations. Notwithstanding
Section 6.7.A hereof, Tax Items with respect to Partnership property that is contributed to the Partnership by a Partner shall be shared among the Partners for income tax purposes pursuant to Regulations promulgated under Section 704(c) of the Code, so as to take into account the variation, if any, between the adjusted tax basis of the property to the Partnership and its initial Gross Asset Value. With respect to Partnership property that is initially contributed to the Partnership upon its formation pursuant to Section 4.1 hereof, such variation between basis and initial Gross Asset Value shall be taken into account under the "traditional method" as described in Regulations Section 1.704-3(b). With respect to properties subsequently contributed to the Partnership, the Partnership shall account for such variation under any method approved under Section 704(c) of the Code and the applicable regulations as chosen by the Managing General Partner. In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subparagraph (b) of the definition of Gross Asset Value (provided in Article 1 of this Agreement), subsequent allocations of Tax Items with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset and its Gross Asset Value in the same manner as under Section 704(c) of the Code and the applicable regulations consistent with the requirements of Regulations
Section 1.704-1(b)(2)(iv)(g) using any method approved under 704(c) of the Code and the applicable regulations as chosen by the Managing General Partner.

         C. Alternative Minimum Tax. If any taxable item of income or gain is computed differently from the taxable item of income or gain which results for purposes of the alternative minimum tax, then to the extent possible, without changing the overall allocations of items for purposes of either the Partners' Capital Accounts or the regular federal income tax (i) each Partner will be allocated items of taxable income or gain for alternative minimum tax purposes taking into account the prior allocations of originating tax preferences or alternative minimum tax adjustments to such Partner (and its predecessors) and
(ii) other Partnership items of income or gain for alternative minimum tax purposes of the same character that would have been recognized, but for the originating tax preferences or alternative minimum tax adjustments, will be allocated away from those Partners that are allocated amounts pursuant to clause
(i) so that, to the extent possible, the other Partners are allocated the same amount, and type, of alternative minimum tax income and gain that would have been allocated to them had the originating tax preferences or alternative minimum tax adjustments not occurred.

         D. Recapture Gain. If any portion of gain recognized from the disposition of property by the Partnership represents the "recapture" of previously allocated deductions by virtue of the application of Code Section 1245 or 1250 ("Recapture Gain"), such Recapture Gain will be allocated as follows:

         First, to the Partners, pro rata, in proportion to the lesser of each Partner's (i) allocable share of the total gain recognized from the disposition of such Partnership property and (ii) share of depreciation or amortization with respect to such property (as determined under Regulations Sections 1.1245-1(e)(2) and (3)), until each such Partner has been allocated Recapture Gain equal to such lesser amount; and

         Second, the balance of Recapture Gain will be allocated among the Partners whose allocable shares of total gain exceed their shares of depreciation or amortization with respect to such property (as determined under Regulations Section 1.1245-1(e)(2) and (3)), in proportion to their shares of total gain (including Recapture Gain) from the disposition of such property;

provided, however, that no Partner will be allocated Recapture Gain under this
Section 6.7.D in excess of the total gain allocated to such Partner from such disposition.

                                    ARTICLE 7
                      MANAGEMENT AND OPERATION OF BUSINESS

         Section 7.1       Management.

         A. Except as otherwise expressly provided in this Agreement or as required by applicable law, all management powers over the business and affairs of the Partnership are fully, exclusively and completely vested in the Managing General Partner, and no other Partner shall have any right to transact business for, participate in the management or decisions of, or exercise control or management power over the business and affairs of, the Partnership. The Managing General Partner may not be removed by the other Partners with or without cause, except with the consent of the Managing General Partner. In addition to the powers now or hereafter granted a general partner of a limited partnership under the Act and other applicable law or which are granted to the Managing General Partner under any other provision of this Agreement, the Managing General Partner, subject to the other provisions hereof including Section 7.3, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof, including, without limitation:

                  (1) the making of any expenditures, the lending or borrowing of money (including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to its Partners in such amounts as will permit the Managing General Partner (so long as the Managing General Partner has determined to qualify as a REIT) to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the Code) and to make distributions to its shareholders sufficient to permit the Managing General Partner to maintain REIT status), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by mortgage, deed of trust or other lien or encumbrance on all or any of the Partnership's assets) and the incurring of any obligations it deems necessary for the conduct of the activities of the Partnership;

                  (2) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership, the registration of any class of securities of the Partnership under the Securities Exchange Act of 1934, as amended, and the listing of any debt securities of the Partnership on any exchange;

                  (3) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any assets of the Partnership or the merger or other combination of the Partnership with or into another entity;

                  (4) the mortgage, pledge, encumbrance or hypothecation of all or any assets of the Partnership, and the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct or the operations of the Managing General Partner or the Partnership, the lending of funds to other Persons (including, without limitation, the Managing General Partner (if necessary to permit the financing or capitalization of a subsidiary of the Managing General Partner or the Partnership) and any Subsidiaries of the Partnership) and the repayment of obligations of the Partnership, any of its Subsidiaries and any other Person in which it has an equity investment;

                  (5) the negotiation, execution, and performance of any contracts, leases, conveyances or other instruments that the Managing General Partner considers useful or necessary to the conduct of the Partnership's operations or the implementation of the Managing General Partner's powers under this Agreement;

                  (6) the distribution of Partnership Net Cash Flow or other Partnership assets in accordance with this Agreement;

                  (7) the selection and dismissal of employees of the Partnership (including, without limitation, employees having titles such as "president," "vice president," "secretary" and "treasurer"), and agents, outside attorneys, accountants, consultants and contractors of the Partnership, the determination of their compensation and other terms of employment or hiring, including waivers of conflicts of interest and the payment of their expenses and compensation out of the Partnership's assets;

                  (8) the maintenance of such insurance for the benefit of the Partnership and the Partners as it deems necessary or appropriate;

                  (9) the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, any Subsidiary and any other Person in which the Partnership has an equity investment from time to time); provided, that as long as the Managing General Partner has determined to continue to qualify as a REIT, the Partnership may not engage in any such formation, acquisition or contribution that would cause the Managing General Partner to fail to qualify as a REIT;

                  (10) the control of any matters affecting the rights and obligations of the Partnership, including the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

                  (11) the undertaking of any action in connection with the Partnership's direct or indirect investment in any Person (including, without limitation, contributing or loaning Partnership funds to, incurring indebtedness on behalf of, or guarantying the obligations of any such Persons);

                  (12) subject to the other provisions in this Agreement, the determination of the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as it may adopt; provided, that such methods are otherwise consistent with requirements of this Agreement;

                  (13) the management, operation, leasing, landscaping, repair, alteration, demolition or improvement of any real property or improvements owned by the Partnership or any Subsidiary of the Partnership or by any other Person in which the Partnership has made a direct or indirect equity investment;

                  (14) holding, managing, investing and reinvesting cash and other assets of the Partnership;

                  (15) the collection and receipt of revenues and income of the Partnership;

                  (16) the exercise, directly or indirectly through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Partnership;

                  (17) the exercise of any of the powers of the Managing General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

                  (18) the exercise of any of the powers of the Managing General Partner enumerated in this Agreement on behalf of any Person, pursuant to contractual or other arrangements between the Partnership and such Person;

                  (19) the making, execution and delivery of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or other agreements in writing necessary or appropriate in the judgment of the Managing General Partner for the accomplishment of any of the powers of the Managing General Partner enumerated in or granted by this Agreement;

                  (20) the amendment and restatement of Exhibit A to reflect accurately at all times the Capital Contributions and Units ownership of the Partners as the same are adjusted from time to time to the extent necessary to reflect redemptions, conversions, Capital Contributions, the issuance of Units (including Convertible Preferred Units), the admission of any Additional Limited Partner or any Substituted Limited Partner or otherwise, which amendment and restatement, notwithstanding anything in this Agreement to the contrary, shall not be deemed an amendment of this Agreement, as long as the matter or event being reflected in Exhibit A otherwise is authorized by this Agreement;

                  (21) the maintenance of the Partnership's books and records;
and

                  (22) the preparation and delivery, or causing to be prepared and delivered by the Partnership's accountants, all financial and other reports with respect to the operations of the Partnership, and the preparation and filing of all Federal and state tax returns and reports.

         B. Each of the Partners agrees that the Managing General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provisions of this Agreement (except as provided in Section 7.3 hereof), the Act or any applicable law, rule or regulation; provided, that the Partners agree that the Partnership shall not take, or refrain from taking, any action which, in the judgment of the Managing General Partner, in its sole and absolute discretion, (A) could adversely affect the ability of the Managing General Partner to continue to qualify as a REIT,
(B) could subject the Managing General Partner to any taxes under Section 857 or
Section 4981 of the Code, or (C) could violate any law or regulation of any governmental body or agency having jurisdiction over the Managing General Partner or its securities, unless any such action (or inaction) under (A), (B) or (C) above shall have been specifically consented to by the Managing General Partner in writing. The execution, delivery or performance by the Managing General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the Managing General Partner of any duty that the Managing General Partner may owe the Partnership, any other General Partner or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

         Except as otherwise provided in this Agreement, no Partner shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Partnership, its properties or any other Partner. No Partner, in its capacity as a Partner under this Agreement, shall be responsible or liable for any indebtedness or obligation of another Partner, nor shall the Partnership be responsible or liable for any indebtedness or obligation of any Partner, incurred either before or after the execution and delivery of this Agreement by such Partner, except as to those responsibilities, liabilities, indebtedness or obligations incurred pursuant to and as limited by the terms of this Agreement and the Act.

         C. At all times from and after the date hereof, the Managing General Partner may cause the Partnership to obtain and maintain (1) casualty, liability and other insurance on the properties of the Partnership and (2) liability insurance for the Indemnitees hereunder.

         D. At all times from and after the date hereof, the Managing General Partner may cause the Partnership to establish and maintain working capital and other reserves in such amounts as the Managing General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time.

         E. In exercising its authority under this Agreement, the Managing General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner (including the Managing General Partner) of any action taken by the Managing General Partner. The Managing General Partner, any other General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of an income tax liability incurred by such Limited Partner as a result of an action (or inaction) by the Managing General Partner pursuant to its authority under this Agreement, except as may be otherwise provided in any separate agreement between the Managing General Partner or the Partnership and any Limited Partner; provided, that any such separate agreement which subjects a General Partner or the Partnership to liability to a

Limited Partner under any circumstances as a result of an income tax liability incurred by such Limited Partner as a result of an action (or inaction) by the Partnership or the Managing General Partner pursuant to its authority under this Agreement, must be approved by such General Partner or the Partnership. The Partners expressly acknowledge that, in any action undertaken by the Managing General Partner or the Partnership in accordance with the terms of this Agreement, the Managing General Partner is acting for the benefit of the Partnership, any other General Partners, the Limited Partners, itself, and the Managing General Partner's shareholders, collectively.

         F. Except as otherwise provided herein, to the extent the duties of the Managing General Partner require expenditures of funds to be paid to third parties, the Managing General Partner shall not have any obligations hereunder except to the extent that Partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the Managing General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Partnership.

         Section 7.2 Certificate of Limited Partnership. To the extent that such action is determined by the Managing General Partner to be reasonable and necessary or appropriate, the Managing General Partner shall file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and to maintain the Partnership's qualification to do business as a foreign limited partnership in each other state, the District of Columbia or other jurisdiction, in which the Partnership may elect to do business or own property. Subject to the terms of Section 8.5.A(4) hereof, the Managing General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner. The Managing General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware, and any other state, or the District of Columbia or other jurisdiction, in which the Partnership may elect to do business or own property.

         Section 7.3       Restrictions on Managing General Partner's Authority.

         A. The Managing General Partner may not take any action in contravention of this Agreement, including, without limitation:

                  (1) take any action that would make it impossible to carry on the ordinary business of the Partnership, except as otherwise provided in this Agreement;

                  (2) possess Partnership property, or assign any rights in specific Partnership property, for other than a Partnership purpose except as otherwise provided in this Agreement;

                  (3) admit a Person as a Partner, except as otherwise provided in this Agreement;

                  (4) perform any act that would subject a Limited Partner to liability as a general partner in any jurisdiction or any other liability except as provided herein or under the Act; or

                  (5) enter into any contract, mortgage, loan or other agreement that prohibits or restricts, or has the effect of prohibiting or restricting, the ability of a Partner to exercise in full its rights under Section 8.6 hereof, except with the written consent of such Partner.

         B. The Managing General Partner shall not, without the prior Consent of the Partners, undertake, on behalf of the Partnership, any of the following actions or enter into any transaction which would have the effect of such transactions:

                  (1) except as provided in Sections 7.1(A) and 7.3.D hereof, amend, modify or terminate this Agreement other than to reflect the admission, substitution, termination or withdrawal of partners pursuant to Article 12 hereof;

                  (2) make a general assignment for the benefit of creditors or appoint or acquiesce in the appointment of a custodian, receiver or trustee for all or any part of the assets of the Partnership; or

                  (3) institute any proceeding for bankruptcy on behalf of the Partnership;

                  (4) approve or acquiesce to the transfer of the Partnership Interest of the Managing General Partner to any Person other than the Partnership;

                  (5) admit into the Partnership any additional or substitute General Partners; or

                  (6) except as provided in Section 7.9, take title to any property of the Partnership other than in the name of the Partnership or a Property Partnership.

         C. If the aggregate Limited Partner Interests of all Limited Partners represents 10.0% or more of the aggregate Partnership Interests, the Managing General Partner shall not, without the prior Consent of the Limited Partners, undertake, on behalf of the Partnership, to dissolve the Partnership.

         D. Notwithstanding Sections 7.3.B and 7.3.C hereof, but subject to
Section 7.3.E hereof, the Managing General Partner shall have the power, without the Consent of the Limited Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

                  (1) to add to the obligations of the Managing General Partner or surrender any right or power granted to the Managing General Partner or any Affiliate of the Managing General Partner for the benefit of the other Partners;

                  (2) to reflect the issuance of additional Partnership Interests pursuant to Sections 4.3.C and 4.4 hereof or the admission, substitution, termination, or withdrawal of Partners in accordance with this Agreement;

                  (3) to reflect a change that is of an inconsequential nature and does not adversely affect the Partners in any material respect, or to cure any ambiguity in, correct or supplement any provision in, or make other changes with respect to matters arising under, this Agreement that will not be inconsistent with law or with the provisions of this Agreement;

                  (4) to satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law;

                  (5) to reflect such changes as are reasonably necessary for the Managing General Partner to maintain its status as a REIT, including changes which may be necessitated due to a change in applicable law (or an authoritative interpretation thereof) or a ruling of the IRS; and

                  (6) to modify, as set forth in the definition of "Capital Account," the manner in which Capital Accounts are computed.

The Managing General Partner will provide notice to the other Partners when any action under this Section 7.3.D is taken.

         E. Notwithstanding Sections 7.3.B, 7.3.C, and 7.3.D hereof, this Agreement shall not be amended, and no action may be taken by the Managing General Partner, without the Consent of each Partner adversely affected if such amendment or action would (1) convert a Limited Partner's interest in the Partnership into a general partner's interest (except as the result of the Managing General Partner acquiring such interest), (2) modify the limited liability of a Limited Partner, (3) alter rights of the Partner to receive distributions pursuant to Article 5 or Section 13.2.A(4) hereof, or the allocations specified in Article 6 (except as permitted pursuant to Section 4.3 and Section 7.3.D(2) hereof), (4) alter or modify the rights set forth in
Section 8.6 hereof, and related definitions herein, (5) reduce the percentage of Partners required to consent to any matter in this Agreement or (6) amend this
Section 7.3.E. Further, no amendment may alter the restrictions on the Managing General Partner's authority set forth elsewhere in this Section 7.3 without the Consent specified in such section. In addition, notwithstanding Sections 7.3.B, 7.3.C and 7.3.D hereof, Section 11.2 hereof shall not be amended, and no action in contravention of Section 11.2 hereof shall be taken, without the Consent of the Limited Partners.

         F. Notwithstanding Section 7.3.B, no General Partner may, without the prior written consent of each of the other General Partners, undertake, except as set forth in the Put Option Agreement, any of the following actions or enter into any transaction which would have the effect of such transactions:

                  (1) approve or acquiesce to the transfer of all or any portion of the General Partner Interest (whether by sale, statutory merger or consolidation, liquidation or otherwise) of such General Partner to any Person other than the Partnership; or

                  (2) admit into the Partnership any additional or substitute General Partners; or

                  (3) withdraw from the Partnership or assign all or any part of its General Partner Interest in the Partnership.

         Section 7.4       Reimbursement of the Managing General Partner.

         A. Except as provided in this Section 7.4 and elsewhere in this Agreement (including the provisions of Articles 5 and 6 hereof regarding distributions, payments and allocations to which it may be entitled), the Managing General Partner shall not be compensated for its services as general partner of the Partnership.

         B. Subject to Article 15 hereof, the Partnership shall assume and pay when due, or reimburse the Managing General Partner for, on a monthly basis, or such other basis as the Managing General Partner may determine in its sole and absolute discretion, all costs and expenses it incurs. The Partnership shall also assume, and pay when due, all Administrative Expenses other than REIT Expenses, but only to the extent not paid or payable by the Managing General Partner from cash distributions received by the Managing General Partner directly from any Property Partnership. The Managing General Partner shall use any cash distributions which it receives directly from any Property Partnerships on account of any interest in the Property Partnership which it holds directly (as opposed to through the Partnership) to pay REIT Expenses. The Partners acknowledge that the Managing General Partner's sole business is the ownership of interests in and operation of the Partnership and that such expenses are incurred for the benefit of the Partnership; provided, that the Managing General Partner shall not be reimbursed for expenses it incurs relating to the organization of the Partnership and the Managing General Partner or the initial public offering or subsequent public offerings of Common Shares, other shares of beneficial interest or Funding Debt by the Managing General Partner, but shall be reimbursed for expenses it incurs with respect to any other issuance of additional Partnership Interests pursuant to the provisions hereof. Any amounts paid pursuant to this Section 7.4 shall be in addition to, but not duplicative of, any amounts paid to the Managing General Partner as indemnification pursuant to Section 7.6 hereof.

         C. Any reimbursements to the Managing General Partner pursuant to this
Section 7.4 which constitute gross income of the Managing General Partner shall be reported as distributions for purposes of computing the Partners' Capital Accounts, and shall not be reported as guaranteed payments within the meaning of
Section 707(c) of the Code.

         Section 7.5       Contracts with Affiliates.

         A. The Partnership may lend or contribute to Persons in which the Partnership has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the Managing General Partner. The foregoing authority shall not create any right or benefit in favor of any Person.

         B. The Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law.

         C. The Managing General Partner, in its sole and absolute discretion and without the approval of the Partners, may propose and adopt on behalf of the Partnership employee benefit plans funded by the Partnership for the benefit of employees of the Managing General Partner, the Partnership, Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership, the Managing General Partner, or any of the Partnership's Subsidiaries. The Managing General Partner also is expressly authorized to cause the Partnership to issue to it Units corresponding to Shares issued by the Managing General Partner pursuant to its Share Incentive Plan or any similar or successor plan and to repurchase such Units from the Managing General Partner to the extent necessary to permit the Managing General Partner to repurchase such Shares in accordance with such plan.

         D. The Managing General Partner is expressly authorized to enter into, in the name and on behalf of the Partnership, a right of first opportunity arrangement and other conflict avoidance agreements with various Affiliates of the Partnership and the Managing General Partner, on such terms as the Managing General Partner, in its sole and absolute discretion, believes are advisable.

         E. Except as expressly permitted by this Agreement and except for those transactions occurring on the date hereof in connection with the formation of the Partnership and the Company, no General Partner nor any Affiliate of a General Partner shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, unless the Managing General Partner determines in good faith that such transactions are fair and reasonable.

         Section 7.6       Indemnification.

         A. The Partnership shall indemnify an Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, and the Company shall indemnify The Nardi Group, L.L.C. from and against claims, losses, damages, liabilities, reasonable expenses, judgments, fines and settlements relating to any environmental liability with regard to the properties owned by the Company, the Partnership or affiliates thereof and which were not contributed to the Partnership or its affiliates by The Nardi Group, L.L.C. or any of its affiliates unless it is established that: (1) the act or omission of the Indemnitee (or The Nardi Group, L.L.C.) was material to the matter giving rise to the claim, demand, action, suit or proceeding and either was committed in bad faith by the Indemnitee (or The Nardi Group, L.L.C.) or was the result of active and deliberate dishonesty of the Indemnitee (or The Nardi Group, L.L.C.); (2) the Indemnitee (or The Nardi Group,

L.L.C.) actually received an improper personal benefit in money, property or services; or (3) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject to), and the Managing General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section
7.6 in favor of any Indemnitee having or potentially having liability for any such indebtedness. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.6.A. Any indemnification pursuant to this Section 7.6 shall be made only out of the assets of the Partnership, and neither the General Partners nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership or otherwise provide funds, to enable the Partnership to fund its obligations under this Section 7.6.

         B. Reasonable expenses incurred by an Indemnitee who is a party to a proceeding may be paid or reimbursed by the Partnership in advance of the final disposition of the proceeding upon receipt by the Partnership of (1) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in subparagraph A of this Section 7.6 has been met and (2) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

         C. The indemnification provided by this Section 7.6 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in a capacity which affords such Person the rights of an Indemnitee.

         D. The Partnership may purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the Managing General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by any such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

         E. For purposes of this Section 7.6, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan of the Managing General Partner or the Partnership whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to such plan or participants or beneficiaries of such plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 7.6; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

         F. In no event may an Indemnitee subject the Limited Partners or any of the General Partners (except for the liability of the Managing General Partner to The Nardi Group, L.L.C. pursuant to Section 7.6 A) to personal liability by reason of the indemnification provisions set forth in this Agreement.

         G. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.6 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the Indemnitee would otherwise be entitled to indemnification.

         H. The provisions of this Section 7.6 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.6 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Partnership's liability to any Indemnitee under this Section 7.6 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

         I. If and to the extent any reimbursements to any General Partner pursuant to this Section 7.6 constitute gross income of such General Partner (as opposed to the repayment of advances made by the such General Partner on behalf of the Partnership) such amounts shall constitute guaranteed payments within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Partnership and all Partners, and shall not be treated as distributions for purposes of computing the Partners' Capital Accounts.

         J. Any indemnification hereunder is subject to, and limited by, the provisions of Section 17-108 of the Act.

         K. In the event the Partnership is made a party to any litigation or otherwise incurs any loss or expense as a result of or in connection with any Partner's personal obligations or liabilities unrelated to Partnership business, such Partner shall indemnify and reimburse the Partnership for all such loss and expense incurred, including legal fees, and the Partnership Interest of such Partner may be charged therefor. The liability of a Partner under this Section 7.6.K shall not be limited to such Partner's Partnership Interest, and shall be enforceable against such Partner personally.

         Section 7.7       Liability of the General Partners.

         A. Notwithstanding anything to the contrary set forth in this Agreement, to the maximum extent that Maryland law or Delaware law, as the case may be, in effect from time to time permits limitation of the liability of trustees and officers of a real estate investment trust or limited liability company, as the case may be, no trustee, member, manager or officer of a General Partner shall be liable to the Partnership or any Partner for money damages. Neither the amendment nor repeal of this Section, nor the adoption or amendment of any other provision of this Agreement inconsistent with this Section, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. In the absence of any Maryland statute or Delaware statute, as the case may be, limiting the liability of trustees and officers of a Maryland real estate investment trust or members or managers of a Delaware limited liability company, as the case may be, for money damages in a suit by or on behalf of the Partnership or by any Partner, no trustee, member, manager or officer of a General Partner shall be liable to the Partnership or to any Partner for money damages except to the extent that (i) the trustee, member, manager or officer actually received an improper benefit or profit in money, property or services, in which case the liability shall not exceed the amount of the benefit or profit in money, property or services actually received; or (ii) a judgment or other final adjudication adverse to the trustee, member, manager or officer is entered in a proceeding based on a finding in the proceeding that, the trustee's or officer's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

         B. The Limited Partners and the General Partners expressly acknowledge that, as stated in Section 7.1.E, the Managing General Partner is acting for the benefit of the Partnership, itself, the Limited Partners, the other General Partners and the Managing General Partner's shareholders collectively, and that the Managing General Partner is under no obligation to give priority to the separate interests of the Limited Partners, the other General Partners or the Managing General Partner's shareholders (including, without limitation, the tax consequences to the Limited Partners, the General Partners or Assignees or to shareholders) in deciding whether to cause the Partnership to take (or decline to take) any actions and that the Managing General Partner shall not be liable to the Partnership or to any General Partner or Limited Partner for monetary damages for losses sustained, liabilities incurred, or benefits not derived by General Partners or Limited Partners in connection with such decisions.

         C. Subject to its obligations and duties as Managing General Partner set forth in Section 7.1.A hereof, the Managing General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents.

         D. Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the General Partners and any of their officers, members, managers, directors, agents and employees to the Partnership and the Limited Partners under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

         Section 7.8      Other Matters Concerning the Managing General Partner.

         A. The Managing General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

         B. The Managing General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which such Managing General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

         C. The Managing General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the Managing General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the Managing General Partner hereunder.

         D. Notwithstanding any other provisions of this Agreement or any non-mandatory provision of the Act, any action of the Managing General Partner on behalf of the Partnership or any decision of the Managing General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (1) to protect the ability of the Managing General Partner to continue to qualify as a REIT or (2) to avoid the Managing General Partner incurring any taxes under
Section 857 or Section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Partners.

         Section 7.9 Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partners, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Subject to Section 7.5, title to any or all of the Partnership assets may be held in the name of the Partnership, the Managing General Partner or one or more nominees, as the Managing General Partner may determine, including Affiliates of the Managing General Partner. The Managing General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the Managing General Partner or any nominee or Affiliate of the Managing General Partner shall be deemed held by the Managing General Partner or such nominee or Affiliate for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the Managing General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held. Any such title holder shall perform any and all of its respective functions to the extent and upon such terms and conditions as may be determined from time to time by the Managing General Partner.

         Section 7.10 Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the Managing General Partner has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and such

Person shall be entitled to deal with the Managing General Partner as if it were the Partnership's sole party in interest, both legally and beneficially. Each Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the Managing General Partner in connection with any such dealing. In no event shall any Person dealing with the Managing General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Managing General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the Managing General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (A) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (B) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (C) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

                                    ARTICLE 8
                            RIGHTS AND OBLIGATIONS OF
                      LIMITED PARTNERS AND GENERAL PARTNERS

         Section 8.1 Limitation of Liability. The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement or under the Act.

         Section 8.2 No Participation in Management of Business. No Limited Partner, General Partner or Assignee (other than the Managing General Partner, any of its Affiliates or any officer, director, employee, general partner, member, manager, agent or trustee of the Managing General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operations, management or control (within the meaning of the Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the Managing General Partner, any of its Affiliates or any officer, director, employee, general partner, agent or trustee of the Managing General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

         Section 8.3 Outside Activities of Partners. Subject to any agreements entered into by a Partner or its Affiliate with the Managing General Partner, Partnership or a Subsidiary, any Partner and any officer, director, employee, agent, trustee, member, manager, Affiliate or shareholder of, or partner in, any Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures of any Partner or Assignee. Subject to such agreements, none of the Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person, other than the Partners benefitting from the business conducted by the Partnership in accordance with this Agreement, and such other Person shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures to the Partnership, any Partner or any such other Person, even if such opportunity is of a character which, if presented to the Partnership, any Partner or such other Person, could be taken or pursued by such other Person.

         Section 8.4 Return of Capital. Except pursuant to the exchange rights set forth in Section 8.6, no Partner shall be entitled to the withdrawal or return of his or her Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein. No Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions, or, except as otherwise expressly provided in this Agreement, as to profits, losses, distributions or credits.

         Section 8.5       Rights of Partners Relating to the Partnership.

         A. In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 8.5.B hereof, each Partner shall have the right, for a purpose reasonably related to such Partner's interest as a partner in the Partnership, upon written demand with a statement of the purpose of such demand and at the Partnership's expense:

                  (1) to obtain a copy of the most recent annual and quarterly reports filed with the SEC by the Managing General Partner pursuant to the Securities Exchange Act, and each communication sent to the shareholders of the Managing General Partner;

                  (2) to obtain a copy of the Partnership's federal, state and local income tax returns for each Partnership taxable year;

                  (3) to obtain a current list of the name and last known business, residence or mailing address of each Partner;

                  (4) to obtain a copy of this Agreement and the Certificate and all amendments thereto, together with executed copies of any written powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed; and

                  (5) to obtain true and full information regarding the amount of cash and a description and statement of any other property or services contributed by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner.

         B. Notwithstanding any other provision of this Section 8.5, the Managing General Partner may keep confidential from the Limited Partners, for such period of time as the Managing General Partner determines in its sole and absolute discretion to be reasonable, any information that (1) the Managing General Partner believes to be in the nature of trade secrets or other information the disclosure of which the Managing General Partner in good faith believes is not in the best interests of the Partnership or could damage the Partnership or (2) the Partnership or the Managing

General Partner is required by law or by agreements with unaffiliated third parties to keep confidential.

         Section 8.6       Grant of Rights.

         A. The Managing General Partner does hereby grant to the Limited Partners and the Limited Partners do hereby accept the right, but not the obligations (hereinafter such right sometimes referred to as the "Rights"), to exchange all or a portion of their Units on the terms and subject to the conditions and restrictions contained in Exhibit C. The Rights granted hereunder may be exercised by any one or more of the Limited Partners, on the terms and subject to the conditions and restrictions contained in Exhibit C, upon delivery to the Managing General Partner of an Exchange Exercise Notice in the form of
Schedule 1 to Exhibit C, which notice shall specify the Units to be exchanged by such Limited Partner. Once delivered, the Exchange Exercise Notice shall be irrevocable, subject to payment by the Managing General Partner of the Purchase Price in respect of such Units in accordance with the terms hereof.

         B. The terms and provisions applicable to the Rights shall be as set forth in Exhibit C.

         C. Any Units acquired by the Managing General Partner pursuant to an exercise by any Limited Partner of the Rights shall be deemed to be acquired by and reallocated or reissued to the Managing General Partner. The Managing General Partner shall amend Exhibit A hereto to reflect each such exchange and reallocation or reissuance of Units and each corresponding recalculation of the Units of the Partners.


                                    ARTICLE 9
                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

         Section 9.1       Records and Accounting.

         A. The Managing General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership's business, including without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 9.3 hereof. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device; provided, that the records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles, consistently applied.

         B. The Managing General Partner shall provide Stephen J. Nardi and any other duly authorized representatives of any other General Partners the right at any reasonable time during normal business hours to visit and inspect any of the properties of the Partnership and to examine and take copies or extracts from its books of record and accounts.

         Section 9.2 Fiscal Year. The fiscal year of the Partnership shall be the calendar year.

         Section 9.3       Reports.

         A. As soon as practicable, but in no event later than 105 days after the close of each Partnership Year, or such earlier date as they are filed with the SEC, the Managing General Partner shall cause to be mailed to each Partner as of the close of the Partnership Year, an annual report containing financial statements of the Partnership, or of the Managing General Partner if such statements are prepared solely on a consolidated basis with the Managing General Partner, for such Partnership Year, presented in accordance with generally accepted accounting principles, consistently applied, such statements to be audited by a nationally recognized firm of independent public accountants selected by the Managing General Partner.

         B. As soon as practicable, but in no event later than 45 days after the close of each calendar quarter (except the last calendar quarter of each year), or such earlier date as they are filed with the SEC, the Managing General Partner shall cause to be mailed to each Partner as of the last day of the calendar quarter, a report containing unaudited financial statements of the Partnership, or of the Managing General Partner, if such statements are prepared solely on a consolidated basis with the Managing General Partner, presented in accordance with the applicable law or regulation, or as the Managing General Partner determines to be appropriate.

                                   ARTICLE 10
                                   TAX MATTERS

         Section 10.1 Preparation of Tax Returns. The Managing General Partner shall arrange for the preparation and timely filing of all tax returns of the Partnership and shall use all reasonable efforts to furnish, within 90 days of the close of each taxable year, the tax information reasonably required by Partners for federal and state income tax reporting purposes.

         Section 10.2 Tax Elections. Except as otherwise provided herein, the Managing General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code, including the election under Section 754 of the Code; provided, however, the Managing General Partner may file an election on behalf of the Partnership pursuant to Section 754 of the Code to adjust the basis of the Partnership property in the case of a transfer of a Partnership Interest, including transfers made in connection with the exercise of Rights, made in accordance with the provisions of this Agreement. The Managing General Partner shall have the right to seek to revoke any such election (including without limitation, any election under Section 754 of the Code) upon the Managing General Partner's determination in its sole and absolute discretion that such revocation is the best interests of the Partners. However, no Partner shall file an election for the Partnership to be taxed as a corporation under the Code without the written consent of all the Partners.

         Section 10.3      Tax Matters Partner.

         A. The Managing General Partner shall be the "tax matters partner" of the Partnership for federal income tax purposes. Pursuant to Section 6223(c) of the Code, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the IRS with the name, address and profit interest of each of the Partners and Assignees; provided, however, that such information is provided to the Partnership by the Partners and Assignees.

         B. The tax matters partner is authorized, but not required:

                  (1) to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a "tax audit" and such judicial proceedings being referred to as "judicial review"), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (a) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner or (b) who is a "notice partner" (as defined in Section 6231 of the Code) or a member of a "notice group" (as defined in Section 6223(b)(2) of the Code);

                  (2) in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a "final adjustment") is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the Partnership's principal place of business is located;

                  (3) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

                  (4) to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

                  (5) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

                  (6) to take any other action on behalf of the Partners or the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

         The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the Managing General Partner set forth in Section 7.6 hereof shall be fully applicable to the tax matters partner in its capacity as such.

         C. The tax matters partner shall receive no compensation for its services. All third party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees) shall be borne by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm or law firm to assist the tax matters partner in discharging its duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable.

         Section 10.4 Organizational and Start-Up Expenses. The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a 60-month period as provided in Sections 709(b) and 195(b) of the Code.

         Section 10.5 Withholding. Each Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Partner any amount of federal, state, local, or foreign taxes that the Managing General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Sections 1441, 1442, 1445 or 1446 of the Code. Any amount paid on behalf of or with respect to a Partner shall constitute a loan by the Partnership to such Partner, which loan shall be repaid by such Partner within 15 days after notice from the Managing General Partner that such payment must be made unless (A) the Partnership withholds such payment from a distribution which would otherwise be made to the Partner or (B) the Managing General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Partner. Any amounts withheld pursuant to the foregoing clauses (A) or (B) shall be treated as having been distributed to such Partner. Each Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Partner's Partnership Interest to secure such Partner's obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.5. In the event that a Partner fails to pay any amounts owed to the Partnership pursuant to this
Section 10.5 when due, the Managing General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Partner, and in such event shall be deemed to have loaned such amount to such defaulting Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Partner (including, without limitation, the right to receive distributions and the holding of a security interest in such Partner's Partnership Interest). Any amounts payable by a Partner hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus two percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., 15 days after demand) until such amount is paid in full. Each Partner shall take such actions as the Partnership or the Managing General Partner shall request in order to perfect or enforce the security interest created under this Section 10.5.

         Section 10.6 Limitation to Preserve REIT Status. To the extent that any amount paid or credited to the Managing General Partner or its officers, directors, employees or agents pursuant to

Section 7.4 or 7.6 hereof would constitute gross income to the Managing General Partner for purposes of Sections 856 (c) (2) or 856 (c) (3) of the Code (a "Managing General Partner Payment") then, notwithstanding any other provision of this Agreement, the amount of such Managing General Partner Payments for any Partnership taxable year shall not exceed the lesser of:

         (A) the amount of such Managing General Partner Payments derived from sources other than those described in subsections (A) through (H) at Section 856(c)(2) of the Code cannot exceed 5% of the total amount of the Managing General Partner Payments for the taxable year and;

         (B) the amount of such Managing General Partner Payments derived from sources other than those described in subsections (A) through (I) of Section 856(c)(3) of the Code cannot exceed 25% of the total amount of the Managing General Partner Payments for the taxable year;

provided, however, that Managing General Partner Payments in excess of the amounts set forth in subparagraphs (A) and (B) above may be made if the Managing General Partner, as a condition precedent, obtains an opinion of tax counsel that the receipt of such excess amounts would not adversely affect the Managing General Partner's ability to qualify as a REIT. To the extent Managing General Partner Payments may not be made in a year due to the foregoing limitations, such Managing General Partner Payments shall carry over and be treated as arising in the following year; provided, however, that such amounts shall not carry over for more than five years, and if not paid within such five year period, shall expire; provided further, that (a) as Managing General Partner Payments are made, such payments shall be applied first to carry over amounts outstanding, if any and (b) with respect to carry over amounts for more than one Partnership taxable year, such payments shall be applied to the earliest Partnership taxable year first.

                                   ARTICLE 11
                            TRANSFERS AND WITHDRAWALS

         Section 11.1      Transfer.

         A. The term "transfer," when used in this Article 11 with respect to a Partnership Interest, shall be deemed to refer to a transaction by which a General Partner purports to assign its General Partner Interest to another Person or by which a Limited Partner purports to assign its Limited Partner Interest to another Person, and includes a sale, assignment, gift (outright or in trust), pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise. The term "transfer" when used in this Article 11 does not include any exchange for Shares pursuant to Section 8.6 hereof. No part of the interest of a Limited Partner shall be subject to the claims of any creditor, any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered, except as may be specifically provided for in this Agreement.

         B. No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 11. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article 11 shall be null and void.

         Section 11.2      Transfer of General Partner's Partnership Interest.

         A. Except as may be provided in the Put Option Agreement, no General Partner may withdraw from the Partnership or transfer or assign all or any portion of its General Partner Interest in the Partnership (whether by sale, statutory merger or consolidation, liquidation or otherwise) without the Consent of the Partners, which may be given or withheld by each Partner in its sole and absolute discretion, and only upon the admission of a successor General Partner pursuant to Section 12.1 hereof; provided, that, as provided in Section 7.3.G, neither the Managing General Partner nor any other General Partner may withdraw from the Partnership or assign all or any part of its General Partner Interest in the Partnership without the prior consent of all other General Partners, except as may be provided in the Put Option Agreement. Upon any transfer of a General Partner Interest in accordance with the provisions of this Section 11.2, the transferee shall become a substitute General Partner for all purposes herein, and shall be vested with the powers and rights of the transferor General Partner, and shall be liable for all obligations and responsible for all duties of the transferor General Partner, once such transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement with respect to the General Partner Interest so acquired. It is a condition to any transfer otherwise permitted hereunder that the transferee assumes, by operation of law or express agreement, all of the obligations of the transferor General Partner under this Agreement with respect to such transferred General Partner Interest, and no such transfer (other than pursuant to (i) a statutory merger or consolidation wherein all obligations and liabilities of the transferor General Partner are assumed by a successor corporation by operation of law or (ii) the Put Option Agreement, which shall remove The Nardi Group, L.L.C. from all obligations hereunder) shall relieve the transferor General Partner of its obligations under this Agreement without the Consent of the Partners, in their reasonable discretion. In the event the Managing General Partner withdraws from the Partnership, in violation of this Agreement or otherwise, or otherwise dissolves or terminates, or upon the Incapacity of the Managing General Partner, all of the remaining Partners may elect to continue the Partnership business by selecting a substitute Managing General Partner in accordance with the Act. Notwithstanding anything contained herein to the contrary, neither the Limited Partners nor the other General Partners shall have any right whatsoever to remove the Managing General Partner from the Partnership.

         B. Neither the Managing General Partner nor the Partnership shall engage in any merger, consolidation or other combination with or into another person, sale of all or substantially all of its assets or any reclassification, recapitalization or change of its outstanding equity interests (each, a "Termination Transaction"), unless (1) if the holders of the Shares approve the Termination Transaction, the Managing General Partner will not consummate such Termination Transaction unless (i) the Managing General Partner first conducts a vote of holders of Units (including the Managing General Partner) on the matter,
(ii) the Managing General Partner votes the Units held by it in the same proportion as the holders of the Shares voted on the matter at the shareholder vote and (iii) the result of such vote of the holders of the Units (including the proportionate vote of the Units of the Managing General Partner) is that had such vote been a vote of holders of Shares, the Termination Transaction would have been approved (provided, however, that this Section 11.2.B(1) shall not be interpreted to enable or require the Managing

General Partner to engage in a Termination Transaction which requires the approval of the holders of the Shares if the Managing General Partner did not receive such required approval) and (2) (x) such Termination Transaction has been approved by a Consent of the Limited Partners or (y) except as otherwise provided in Section 11.2.C hereof, in connection with such Termination Transaction all Limited Partners either will receive or will have the right to elect to receive for each Common Unit an amount of cash, securities, or other property equal to the product of the number of Common Shares into which the Common Units held by such Limited Partner are exchangeable and the greatest amount of cash, securities or other property paid to a holder of one Common Share in consideration of one Common Share pursuant to the terms of the Termination Transaction; provided, that if, in connection with the Termination Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of a majority of the outstanding Shares, each holder of Units shall receive, or shall have the right to elect to receive, the greatest amount of cash, securities, or other property which such holder would have received had it exercised its Exchange Rights (as set forth in Section 8.6 hereof) and received Shares in exchange for its Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer and then such Termination Transaction shall have been consummated.

         C. A Managing General Partner or the Partnership may merge, or otherwise combine its assets, with another entity without satisfying the requirements of Section 11.2.B hereof if: (1) immediately after such merger or other combination, substantially all of the assets directly or indirectly owned by the surviving entity, other than Units held by such Managing General Partner, are owned directly or indirectly by the Partnership or another limited partnership or limited liability company which is the survivor of a merger, consolidation or combination of assets with the Partnership (in each case, the "Surviving Partnership"); (2) the Limited Partners own a Partnership Interest of the Surviving Partnership based on the relative fair market value of the net assets of the Partnership (as determined pursuant to Section 11.2.D hereof) and the other net assets of the Surviving Partnership (as determined pursuant to Section 11.2.D hereof) immediately prior to the consummation of such transaction; (3) the rights, preferences and privileges of the Limited Partners in the Surviving Partnership are at least as favorable as those in effect immediately prior to the consummation of such transaction and as those generally applicable to limited partners or non-managing members of the Surviving Partnership holding a comparable class of interest; and (4) such rights of the Limited Partners include the right to exchange their interests in the Surviving Partnership for at least one of: (a) the consideration available to such Limited Partners pursuant to Section 11.2.B hereof or (b) if the ultimate controlling person of the Surviving Partnership has publicly traded common equity securities, such common equity securities, with an exchange ratio based on the relative fair market value of such securities (as determined pursuant to Section 11.2.D hereof) and the Shares.

         D. In connection with any transaction permitted by Section 11.2.B or 11.2.C hereof, the relative fair market values shall be reasonably determined by the Managing General Partner as of the time of such transaction and, to the extent applicable, shall be no less favorable to the Limited Partners than the relative values reflected in the terms of such transaction.

         Section 11.3      Limited Partners' Rights to Transfer.

         A. In addition to the restrictions set forth in the Lock-Up Agreements, no Limited Partner shall, for a period of one year from the date hereof, transfer all or any portion of its Partnership Interest to any transferee without the consent of the Managing General Partner, which consent may be withheld in the Managing General Partner's sole and absolute discretion; provided, however, Primestone Investment Partners, L.P., a Delaware limited partnership, may, at any time, without such consents, transfer its Partnership Interest upon the occurrence of a Primestone Transfer Event; and provided further that any Limited Partner may, at any time, without such consents, (1) transfer all or any portion of its Partnership Interest to the Managing General Partner, (2) transfer all or any portion of its Partnership Interest to an Affiliate or to an Immediate Family member, subject to the provisions of Section
11.6 hereof, or to such Limited Partner's shareholders, members, partners or beneficiaries, as the case may be, (3) transfer all or any portion of its Partnership Interest to a trust for the benefit of a charitable beneficiary or to a charitable foundation, subject to the provisions of Section 11.6 hereof and
(4) subject to the provisions of Section 11.6 hereof, pledge or transfer (a "Pledge") all or any portion of its Partnership Interest to a lender, which is not an Affiliate of such Limited Partner, as collateral or security for a bona fide loan or other extension of credit, and transfer such pledged Partnership Interest to such lender in connection with the exercise of remedies under such loan or extension or credit. After the first anniversary of the date hereof, each Limited Partner or Assignee (resulting from a transfer made pursuant to clauses (1)-(4) of the proviso of the preceding sentence) shall have the right to transfer all or any portion of its Partnership Interest to a Qualified Transferee, subject to the provisions of Section 11.6 hereof (in addition to the right of each such Limited Partner or Assignee to continue to make any such transfer permitted by clauses (1)-(4) of the proviso of the immediately preceding sentence).

         It is a condition to any transfer otherwise permitted hereunder that the transferee assumes by operation of law or express agreement all of the obligations of the transferor Limited Partner under this Agreement with respect to such transferred Partnership Interest and no such transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Partner are assumed by a successor corporation by operation of law) shall relieve the transferor Partner of its obligations under this Agreement without the approval of the Managing General Partner, in its reasonable discretion; provided, however, that such transfer shall relieve the transferor Partner from any future obligations under this Agreement from and after the date of the transfer. Notwithstanding the foregoing, any transferee of any transferred Partnership Interest shall be subject to any and all ownership limitations contained in the Charter and the representations in Section 3.3.D hereof. Any transferee, whether or not admitted as a Substituted Limited Partner, shall take subject to the obligations of the transferor hereunder. Unless admitted as a Substitute Limited Partner, no transferee, whether by a voluntary transfer, by operation of law or otherwise, shall have rights hereunder, other than the rights of an Assignee as provided in Section 11.5 hereof.

         B. If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator, or receiver of such Limited Partner's estate shall have all the rights of a Limited Partner, but no more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate, and such power as the Incapacitated Limited Partner possessed to transfer all or any part of his or its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

         C. The Managing General Partner may prohibit any transfer otherwise permitted under this Section 11.3 by a Limited Partner of his or her Units if, in the opinion of legal counsel to the Partnership, such transfer would require the filing of a registration statement under the Securities Act by the Partnership or would otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Unit.

         Section 11.4      Substituted Limited Partners.

         A. No Limited Partner shall have the right to substitute a transferee as a Limited Partner in place of such Limited Partner (including any transferee permitted by Section 11.3 hereof). The Managing General Partner shall, however, have the right to consent to the admission of a permitted transferee of the interest of a Limited Partner as a Substituted Limited Partner, pursuant to this
Section 11.4 hereof, which consent may be given or withheld by the Managing General Partner in its sole and absolute discretion. The Managing General Partner's failure or refusal to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or any Partner.

         B. A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement. The admission of any transferee as a Substituted Limited Partner shall be subject to (i) the transferee executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement (including without limitation, the provisions of Section 2.4 hereof and such other documents or instruments as may be required to effect the admission, each in form and substance satisfactory to the Managing General Partner), (ii) the acknowledgment by such transferee that each of the representations and warranties set forth in Section 3.3.D hereof are true and correct with respect to such transferee as of the date of the transfer of the Partnership Interest to such transferee and (iii) if requested by the Managing General Partner, an opinion of counsel to the transferee that favorably covers the matters set forth in clauses (i) through (xii) of Section 11.6.E.

         C. Upon the admission of a Substituted Limited Partner, the Managing General Partner shall amend Exhibit A to reflect the name, address, and number of Units of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substituted Limited Partner.

         Section 11.5 Assignees. If the Managing General Partner, in its sole and absolute discretion, does not consent to the admission of any permitted transferee under Section 11.3 hereof as a Substituted Limited Partner, as described in Section 11.4 hereof, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited partner interest under the Act, including the right to receive distributions from the Partnership and the share of Net Income, Net Losses, gain and loss attributable to the Units assigned to such transferee, the rights to transfer the Units provided in this Article 11, and the exchange rights provided in Section 8.6 hereof, but shall not be deemed to be a holder of Units for any other purpose under this Agreement, and shall not be entitled to effect a Consent of the Partners or Consent of the Limited Partners with respect to such Units on any matter presented to the Limited Partners for approval (such Consent of the Partners or Consent of the Limited Partners remaining with the transferor Limited Partner). In the event any such transferee desires to make a further assignment of any such Units, such transferee shall be subject to all the provisions of this Article 11 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Units.

         Section 11.6      General Provisions.

         A. No Limited Partner may withdraw from the Partnership other than as a result of (1) a permitted transfer of all of such Limited Partner's Units in accordance with this Article 11 and the transferee(s) of such Units being admitted to the Partnership as a Substituted Limited Partner(s) or (2) pursuant to the exercise of its exchange rights of all of such Limited Partner's Units under Section 8.6 hereof.

         B. Any Limited Partner who shall transfer all of such Limited Partner's Units in a transfer permitted pursuant to this Article 11 where such transferee was admitted as a Substituted Limited Partner or pursuant to the exercise of its exchange rights of all of such Limited Partner's Units under Section 8.6 hereof shall cease to be a Limited Partner.

         C. If any Partnership Interest is transferred, assigned or exchanged during any quarterly segment of the Partnership's taxable year in compliance with the provisions of this Article 11 or transferred or exchanged pursuant to
Section 8.6 hereof on any day other than the first day of a Partnership taxable year, then Net Income, Net Losses, each item thereof and all other items attributable to such Partnership Interest for such Partnership taxable year shall be divided and allocated between the transferor Partner and the transferee Partner by taking into account their varying interests during the Partnership taxable year in accordance with Section 706(d) of the Code, using the interim closing of the books method. Except as otherwise required by Section 706(d) of the Code, solely for purposes of making such allocations, each of such items for the calendar month in which the transfer, assignment or exchange occurs shall be allocated to the Person who is a Partner as of midnight on the last day of said month and none of such items for the calendar month in which an exchange occurs will be allocated to the transferring, assigning or exchanging Partner. All distributions of Net Cash Flow attributable to such Partnership Interest with respect to which the Partnership Payment Date is before the date of such transfer, assignment or exchange shall be made to the transferor Partner, and all distributions of Net Cash Flow thereafter, in the case of a transfer or assignment, shall be made to the transferee Partner, or in the case of an exchange, the Managing General Partner.

         D. No transfer of any Units may be made to a lender to the Partnership or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability, without the consent of the Managing General Partner, in its sole and absolute discretion; provided, that as a condition to such consent, the lender will be required to enter into an arrangement with the Partnership and the Managing General Partner to exchange for Shares any Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code.

         E. In addition to any other restrictions on transfer herein contained, including without limitation the provisions of this Article 11, in no event may any transfer or assignment of a Partnership Interest by any Partner be made (1) to any person or entity who lacks the legal right, power or capacity to own a Partnership Interest; (2) in violation of applicable law; (3) of any component portion of a Partnership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Interest; (4) if in the opinion of legal counsel for the Partnership such transfer would cause a termination of the Partnership for federal or state income tax purposes (except as a result of the exchange for Shares of all Units held by all Partners or pursuant to a Termination Transaction expressly permitted under Section 11.2 hereof); (5) if in the opinion of legal counsel for the Partnership such transfer would cause the Partnership to cease to be classified as a partnership for federal or state income tax purposes (except as a result of the exchange for Shares of all Units held by all Limited Partners);
(6) if such transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a "party-in-interest" (as defined in Section 3(14) of ERISA) or a "disqualified person" (as defined in
Section 4975(c) of the Code); (7) if such transfer would, in the opinion of counsel to the Partnership, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.2-101; (8) if such transfer requires the registration of such Partnership Interest pursuant to any applicable federal or state securities laws; (9) if such transfer is effectuated through an "established securities market" or a "secondary market" (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code or such transfer causes there to be more than 100 Partners for purposes of Code Section 7704 or otherwise causes the Partnership to become a "Publicly Traded Partnership," as such term is defined in Sections 469(k)(2) or 7704(b) of the Code; (10) if such transfer subjects the Partnership to be regulated under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or the Employee Retirement Income Security Act of 1974, each as amended; (11) if the transferee or assignee of such Partnership Interest is unable to make the representations set forth in Section 3.3.D hereof or such transfer could otherwise adversely affect the ability of the Managing General Partner to remain qualified as a REIT; or (12) if in the opinion of legal counsel for the Partnership such transfer would adversely affect the ability of the Managing General Partner to continue to qualify as a REIT or subject the Managing General Partner to any additional taxes under Section 857 or Section 4981 of the Code.

         F. The Managing General Partner shall monitor the transfers of interests in the Partnership to determine (1) if such interests are being traded on an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code and (2) whether additional transfers of interests would result in the Partnership being unable to qualify for at least one of the "safe harbors" set forth in Regulations Section 1.7704-1 (or such other guidance subsequently published by the IRS setting forth safe harbors under which interests will not be treated as "readily tradable on a secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code) (the "Safe Harbors"). The Managing General Partner shall take all steps reasonably necessary or appropriate to prevent any trading of interests or any recognition by the Partnership of transfers made on such markets and, except as otherwise provided herein, to insure that at least one of the Safe Harbors is met.

                                   ARTICLE 12
                              ADMISSION OF PARTNERS

         Section 12.1 Admission of Successor Managing General Partner. A successor to all of the Managing General Partner's General Partner Interest pursuant to Section 11.2 hereof who is proposed to be admitted as a successor Managing General Partner shall be admitted to the Partnership as the Managing General Partner, effective upon such transfer. Any such transferee shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor Managing General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission. In the case of such admission on any day other than the first day of a Partnership taxable year, all items attributable to the General Partner Interest for such Partnership taxable year shall be allocated between the transferring Managing General Partner and such successor as provided in Article 11 hereof.

         Section 12.2      Admission of Additional Limited Partners.

         A. After the admission to the Partnership of the Limited Partners on the date hereof, a Person who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner subject to (i) the transferee executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement (including without limitation, the provisions of Section 2.4 hereof and such other documents or instruments as may be required to effect the admission, each in form and substance satisfactory to the Managing General Partner), (ii) the acknowledgment by such transferee that each of the representations and warranties set forth in Section 3.3.D hereof are true and correct with respect to such transferee as of the date of the transfer of the Partnership Interest to such transferee and (iii) if requested by the Managing General Partner, an opinion of counsel to the transferee that favorably covers the matters set forth in clauses (i) through (xii) of Section 11.6.E.

         B. Notwithstanding anything to the contrary in this Section 12.2, no Person shall be admitted as an Additional Limited Partner without the consent of the Managing General Partner, which consent may be given or withheld in the Managing General Partner's sole and absolute discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the receipt of the Capital Contribution in respect of such Limited Partner, the documents set forth in paragraph A of this Section
12.2 and the consent of the Managing General Partner to such admission. If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Partnership taxable year, then Net Income, Net Losses, each item thereof and all other items allocable among Partners and Assignees for such Partnership taxable year shall be allocated among such Limited Partner and all other Partners and Assignees by taking into account their varying interests during the Partnership taxable year in accordance with Section 706(d) of the Code, using the interim closing books method. Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of an Additional Limited Partner occurs shall be allocated among all the Partners and Assignees including such Additional Limited Partner. All distributions of Net Cash Flow with respect to which the

Partnership Payment Date is before the date of such admission shall be made solely to Partners and Assignees other than the Additional Limited Partner (other than in its capacity as an Assignee) and except as otherwise agreed to by the Additional Limited Partners and the Managing General Partner, and all distributions of Net Cash Flow thereafter shall be made to all Partners and Assignees including such Additional Limited Partner.

         Section 12.3 Amendment of Agreement and Certificate of Limited Partnership. For the admission to the Partnership of any Partner, the Managing General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A hereof) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.4 hereof.

                                   ARTICLE 13
                           DISSOLUTION AND LIQUIDATION

         Section 13.1 Dissolution. The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor Managing General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the Managing General Partner, any successor Managing General Partner (selected as described in Section 13.1.B hereof) shall continue the business of the Partnership. The Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following ("Liquidating Events"):

         A. the expiration of its term as provided in Section 2.5 hereof;

         B. an event of withdrawal of the Managing General Partner, as defined in the Act, unless, within 90 days after the withdrawal, all of the remaining Partners agree in writing, in their sole and absolute discretion, to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a substitute Managing General Partner;

         C. subject to the provisions of Section 7.3.C hereof, an election to dissolve the Partnership made by the Managing General Partner;

         D. entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

         E. the sale of all or substantially all of the assets and properties of the Partnership unless the Managing General Partner, with the Consent of the Limited Partners (which consent may not be unreasonably withheld), elects to continue the Partnership business for the purpose of the receipt and the collection of indebtedness or the collection of any other consideration to be received in exchange for the assets of the Partnership (which activities shall be deemed to be part of the winding up of the affairs of the Partnership);

         F. the Incapacity of the Managing General Partner, unless all of the remaining Partners in their sole and absolute discretion agree in writing to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such Incapacity, of a substitute Managing General Partner; or

         G. the exchange for Shares of all Units (other than those of the Managing General Partner).

         Section 13.2 Winding Up.

         A. Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and of the Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs. The Managing General Partner (or, in the event there is no remaining Managing General Partner, any Person elected by a Majority in Interest of the Limited Partners) (the "Liquidator") shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership's liabilities and assets, and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the Managing General Partner, include shares of beneficial interest of the Managing General Partner) shall be applied and distributed in the following order:

                  (1) First, to the payment and discharge of all of the Partnership's debts and liabilities to creditors other than the Partners;

                  (2) Second, to the payment and discharge of all of the Partnership's debts and liabilities to the Managing General Partner, including any Convertible Preferred Distribution Shortfall;

                  (3) Third, to the payment and discharge of all of the Partnership's debts and liabilities to the other Partners; and

                  (4) The balance, if any, to the General Partners and Limited Partners in accordance with their positive Capital Account balances, determined after taking into account all Capital Account adjustments for the Partnership taxable year during which the liquidation occurs (other than those made as a result of the liquidating distribution set forth in this Section 13.2.A(4)).

The Managing General Partner shall not receive any additional compensation for any services performed pursuant to this Article 13 other than reimbursement of its expenses as provided in Section 7.4 hereof.

         B. Notwithstanding the provisions of Section 13.2.A hereof which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the

Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) and/or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2.A hereof, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

         Section 13.3 Compliance with Timing Requirements of Regulations; Deficit Capital Account. In the event the Partnership is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article 13 to the General Partners and Limited Partners who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Partner has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for the taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever. In the discretion of the Liquidator or the Managing General Partner, a pro rata portion of the distributions that would otherwise be made to the General Partners and Limited Partners pursuant to this Article 13 may be:

         A. distributed to a trust established for the benefit of the General Partners and Limited Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the Managing General Partner arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the General Partners and Limited Partners from time to time, in the reasonable discretion of the Liquidator, in the same proportions and the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partners and Limited Partners pursuant to this Agreement; or

         B. withheld to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership; provided, that such withheld amounts shall be distributed to the General Partners and Limited Partners as soon as practicable.

         Section 13.4 Deemed Contribution and Interest Distribution. Notwithstanding any other provision of this Article 13, in the event the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Liquidating Event has occurred, the Partnership's property shall not be liquidated, the Partnership's liabilities shall not be paid or discharged, and the Partnership's affairs shall not be wound up. Instead, the Partnership shall be deemed to have contributed the Partnership property in kind to a new partnership which shall be deemed to have assumed and taken such property subject to all Partnership liabilities. Immediately thereafter, the

General Partners and Limited Partners shall be deemed to have been distributed interests in such new partnership consisting of their Partnership Interests.

         Section 13.5 Rights of Partners. Except as otherwise provided in this Agreement, each Partner shall look solely to the assets of the Partnership for the return of such Partner's Capital Contribution and shall have no right or power to demand or receive property from the Managing General Partner. No Partner shall have priority over any other Partner as to the return of such Partner's Capital Contributions, distributions or allocations.

         Section 13.6 Notice of Dissolution. In the event a Liquidating Event occurs, the Managing General Partner shall, within 30 days thereafter, provide written notice thereof to each of the Partners and to all other parties with whom the Partnership regularly conducts business (as determined in the discretion of the Managing General Partner) and shall publish notice thereof in a newspaper of general circulation in each place in which the Partnership regularly conducts business (as determined in the discretion of the Managing General Partner).

         Section 13.7 Cancellation of Certificate of Limited Partnership. Upon the completion of the liquidation of the Partnership cash and property as provided in Section 13.2 hereof, the Partnership shall be terminated and the Certificate and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

         Section 13.8 Reasonable Time for Winding-Up. A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation; provided, however, that such winding up shall be completed not later than 90 days after the end of the Partnership taxable year in which the Liquidating Event occurred.

         Section 13.9 Waiver of Partition. Each Partner hereby waives any right to partition of the Partnership property.

                                   ARTICLE 14
                  AMENDMENT OF PARTNERSHIP AGREEMENT; CONSENTS

         Section 14.1      Amendments.

         A. The actions requiring consent or approval of the Partners or of the Limited Partners pursuant to this Agreement, including Section 7.3 hereof, or otherwise pursuant to applicable law, are subject to the procedures in this
Article 14.

         B. Amendments to this Agreement requiring the consent or approval of Limited Partners may be proposed by the Managing General Partner, by any other General Partner or by any Limited Partner or Limited Partners holding, in the aggregate, 10% or more of the Partnership Interests. Following such proposal, the Managing General Partner shall submit any proposed amendment to the Partners. The Managing General Partner shall seek the written consent or approval of the Partners or of the Limited Partners, as applicable, on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. For purposes of obtaining a written consent, the Managing General Partner may require a response within a reasonable specified time, but not less than 15 days, and failure to respond in such time period shall constitute a consent which is consistent with the Managing General Partner's recommendation (if so recommended) with respect to the proposal; provided, that an action shall become effective at such time as requisite consents are received even if prior to such specified time.

         Section 14.2      Action by the Partners.

         A. Meetings of the Partners may be called by the Managing General Partner and shall be called upon the receipt by the Managing General Partner of a written request by Partners holding 25 percent or more of the Partnership Interests held by all Partners other than the Managing General Partner. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than seven days nor more than 30 days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote of the Partnership Interests of the Partners, or the Consent of the Partners or Consent of the Limited Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of Partners or may be given in accordance with the procedure prescribed in
Section 14.1 hereof.

         B. Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by the percentage as is expressly required by this Agreement for the action in question. Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of such percentage of the Partners (expressly required by this Agreement). Such consent shall be filed with the Managing General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

         C. Each Partner may authorize any Person or Persons to act for such Partner by proxy on all matters in which a Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Partner or such Partner's attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Partner executing it at any time prior to the time the holder of the proxy votes or otherwise acts pursuant to the proxy.

         D. Each meeting of Partners shall be conducted by the Managing General Partner or such other Person as the Managing General Partner may appoint pursuant to such rules for the conduct of the meeting as the Managing General Partner or such other Person deems appropriate.


                                   ARTICLE 15
                         REPRESENTATIONS AND WARRANTIES

         Section 15.1 Representations and Warranties of Prime. Prime represents and warrants to the Partnership and the General Partners the matters set forth in Exhibit H.

         Section 15.2 Survival of Representations and Warranties. All representations and warranties in this Article 15 and in attached Exhibit H shall survive formation of the Partnership; provided, however, that no claim for a breach of any representation or warranty contained in this Article 15 or attached Exhibit H may be maintained by the Partnership or the Managing General Partner unless the Partnership or the Managing General Partner shall have delivered a written notice ("Notice of Breach") specifying the details of such claimed breach to Prime on or before the first to occur of (a) one (1) year after the date on which the independent directors of the Managing General Partner knew of such breach, or (b) the second (2nd) anniversary of the date on which the initial public offering of the Company is completed. The time period set forth above shall be extended and shall not lapse with respect to Prime if, prior to the expiration of such time period, there has been delivered to Prime a Notice of Breach and the indemnification obligation with respect thereto remains unsatisfied, or there is pending a dispute with respect to such obligation, until such dispute is finally resolved or satisfied in accordance with Section 15.5; provided, however, the time period shall be so extended only with respect to the matters specifically set forth in such Notice of Breach.

         Section 15.3      Indemnification.

         A. Prime shall be obligated with respect to all indemnification obligations arising from its representations and warranties to indemnify and hold harmless the Partnership (or any of the General Partners, to the extent a loss, cost, damage or expense is suffered or incurred directly by any of the General Partners (as opposed to indirectly in connection with any loss, cost, damage or expense of the Partnership)) against and from all liability, demands, claims, actions or causes of action, assessments, losses, fines, penalties, costs, damages and expenses (including, without limitation, reasonable attorneys' and accountants' fees and expenses) sustained or incurred by the Partnership (or the General Partners, if applicable) as a result of or arising out of (i) any inaccuracy in any representation or warranty or (ii) any liability of the Partnership or the General Partners arising from any inaccuracy in any representation or warranty under the Underwriting Agreement.

         B. Notwithstanding anything herein to the contrary, any right or claim for indemnification pursuant to this Section 15.3 arising out of an inaccuracy of the representation and warranty made by Prime in item (h) of Exhibit H shall first be satisfied by recourse to any applicable title insurance before the Partnership or any of the General Partners shall be entitled to recovery from Prime.

         Section 15.4      Limitations on Indemnification Obligations.

         A. The Partnership and the General Partners shall not be entitled to indemnification under Section 15.3 hereof unless a Notice of Breach has been respectively delivered by the Partnership or the General Partners within the time period specified in Section 15.2 hereof.

         B. If a claim for indemnification is asserted by the Partnership or any of the General Partners against a Partner, such Partner shall have the right, at its own expense, to participate in the defense of any claim, action or proceeding ("Claim") asserted against the Partnership or any of the General Partners which resulted in the claim for indemnification, and if such right is exercised, the parties shall cooperate in the defense of such action or proceeding.

         C. Indemnification of the Partnership and the General Partners pursuant to Section 15.3 hereof and the remedies in respect thereof as set forth in
Section 15.5 hereof shall be the exclusive remedy of the Partnership and the General Partners for any breach of any representation or warranty contained herein, and the only legal action which may be asserted against Prime under this
Article 15 shall be an action asserted pursuant to Section 15.5 hereof.

         Section 15.5      Remedies.

         A. Each indemnification obligation of Prime under this Agreement shall be payable by Prime, subject to any limitations contained in a separate agreement between Prime and the Partnership in existence on the date hereof.

         B. In the event the Partnership asserts, within the time period set forth in Section 15.2 hereof, that Prime has an indemnification obligation to the Partnership under this Article 15, the Managing General Partner shall deliver written notice (the "Indemnification Notice") to Prime describing in reasonable detail the circumstances giving rise to such obligation and the amount of the Indemnification obligation (an "Indemnification Claim"). In the event Prime objects to any such Indemnification Claim and provides a written response to the Partnership within thirty (30) days after delivery of the Indemnification Notice, which response describes in reasonable detail Prime's objection to such Indemnification Claim (whether as to the facts giving rise thereto, the amount thereof, or otherwise) and, if applicable, providing a recalculation of the amount thereof, Prime and the Managing General Partner shall meet within ten (10) days to discuss and negotiate in good faith the Indemnification Claim and Prime's objection thereto. In the event that no resolution or compromise is reached within thirty (30) days of such meeting, the dispute regarding the Indemnification Claim shall be submitted to and determined by the U.S. District Court, Northern District of Illinois or, if such court does not have jurisdiction over such dispute, such dispute shall be submitted to and determined by the Circuit Court of Cook County, Cook County, Illinois.

         Section 15.6 Limitation of Liability. Notwithstanding anything contained in this Article 15 (except as contemplated by Section 15.7.B in the event of a Transfer or exercise of Rights), the aggregate amount of liability of Prime to the Partnership pursuant to this Article 15 shall be $69,300,000.00.

         Section 15.7 Subrogation. In the event that Prime has paid an indemnification obligation pursuant to this Article 15, and a third party is or may have liability to the Partnership with respect to the matter which resulted in the indemnification obligation, Prime shall be subrogated to the rights of the Partnership against or with respect to such party. Neither the Partnership nor the Managing General Partner shall have any affirmative obligation or shall be obligated to incur any cost or expense, as a result of any such subrogation of rights to Prime.

                                   ARTICLE 16
                               GENERAL PROVISIONS

         Section 16.1 Addresses and Notice. Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by certified first class United States mail, nationally recognized overnight delivery service or facsimile transmission to the Partner or Assignee at the address set forth in Exhibit A hereof or such other address as the Partners shall notify the Managing General Partner in writing.

         Section 16.2 Titles and Captions. All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" and "Sections" are to Articles and Sections of this Agreement.

         Section 16.3 Pronouns and Plurals. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

         Section 16.4 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

         Section 16.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

         Section 16.6 Creditors. Other than as expressly set forth herein with respect to Indemnitees, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

         Section 16.7 Waiver. No failure or delay by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon any breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

         Section 16.8 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

         Section 16.9 Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

         Section 16.10 Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

         Section 16.11 Entire Agreement. This Agreement contains the entire understanding and agreement among the Partners with respect to the subject matter hereof and supersedes any other prior written or oral understandings or agreements among them with respect thereto; provided, however, that the Partners agree and acknowledge that the Partnership and the Contributors have signed separate Tax Indemnity Agreements (individually, a "TIA"), dated as of November 17, 1997. To the extent there is or arises a conflict between a provision in any of the TIA and this Agreement, the provision of the applicable TIA shall supersede this Agreement. Further, to the extent there is or arises a conflict between a provision of the Put Option Agreement and this Agreement, the provision of the Put Option Agreement shall supersede this Agreement.

         Section 16.12 No Rights as Shareholders. Nothing contained in this Agreement shall be construed as conferring upon the holders of Units any rights whatsoever as shareholders of the Managing General Partner, including without limitation any right to receive dividends or other distributions made to shareholders of the Managing General Partner or to vote or to consent or to receive notice as shareholders in respect of any meeting of shareholders for the election of directors of the Managing General Partner or any other matter.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereof have executed this Agreement as of the date first written above.

                                                    MANAGING GENERAL PARTNER:

                                                    PRIME GROUP REALTY TRUST


                                                      By: /s/ W. Michael Karnes
                                                         Name:W. Michael Karnes
                                                         Title:Executive VP

                                             GENERAL PARTNER:

                                             THE NARDI GROUP, L.L.C.


                                             By:/s/ Stephen J. Nardi
                                                  Name: Stephen J. Nardi
                                                  Title: CEO

                                             LIMITED PARTNERS:

                                             EDWARD S. HADESMAN
                                               TRUST DATED MAY 22, 1992


                                             By: /s/ Edward S. Hadesman
                                                   Name:  Edward S. Hadesman
                                                   Title:    Trustee


                                             GRANDVILLE/NORTHWESTERN
                                               MANAGEMENT CORPORATION,
                                               an Illinois corporation


                                             By:/s/ Edward S. Hadesman
                                                   Name:  Edward S. Hadesman
                                                   Title:    President


                                             CAROLYN B. HADESMAN
                                               TRUST DATED MAY 21, 1992


                                             By: /s/ Carolyn B. Hadesman
                                                   Name:  Carolyn B. Hadesman
                                                   Title:    Trustee


                                             LISA HADESMAN 1991 TRUST


                                             By:/s/ Edward S. Hadesman
                                                   Name:  Edward S. Hadesman
                                                   Title:    Trustee


                                             CYNTHIA HADESMAN 1991 TRUST


                                             By:/s/ Edward S. Hadesman
                                                   Name:  Edward S. Hadesman
                                                   Title:    Trustee

                                             TUCKER B. MAGID


                                             /s/ Tucker B. Magid


                                             FRANCES S. SHUBERT


                                              /s/ Frances S. Shubert


                                             GRANDVILLE ROAD PROPERTY, INC.,
                                               an Illinois corporation


                                             By:/s/ Edward S. Hadesman
                                                   Name:  Edward S. Hadesman
                                                   Title:    President

                                             SKY HARBOR ASSOCIATES,
                                               an Illinois limited partnership


                                             By:/s/ Edward S. Hadesman
                                              Name:  Edward S. Hadesman
                                              Title:    Managing General Partner

                                             JEFFREY A. PATTERSON


                                             /s/ Jeffrey A. Patterson

                                           PRIMESTONE INVESTMENT PARTNERS,  L.P.

                                             By: PG/PRIMESTONE. L.L.C.
                                                    Its general partner

                                             By:THE PRIME GROUP, INC.
                                                    Its Administrative Member

                                             By: /s/ Robert J. Rudnik
                                                    Name: Robert J. Rudnik
                                                    Title:   Executive VP


                                  By:BRE/PRIMESTONE INVESTMENT MANAGEMENT L.L.C.
                                             its General Partner


                                             By: /s/ Steve J. Orbuch
                                                   Name: Steve J. Orbuch
                                                   Title:

                                             PRIME GROUP LIMITED PARTNERSHIP,
                                             an Illinois limited partnership


                                             By: /s/ Michael W. Reshcke
                                                 Name: Michael W. Reschke
                                                 Title: Managing General Partner

                                   EXHIBIT A

              PARTNERS, NUMBER OF UNITS AND CAPITAL CONTRIBUTIONS

                                              NUMBER OF        CAPITAL
MANAGING GENERAL PARTNER                    COMMON UNITS     CONTRIBUTION
-------------------------------            --------------   --------------
Prime Group Realty Trust
 77 West Wacker Drive
 Suite 3900
 Chicago, IL 60601
 Attn: Richard S. Curto
       James F. Hoffman                      12,380,000             */

General Partner

The Nardi Group, L.L.C
 c/o Stephen J. Nardi
 4100 Madison Street
 Hillside, IL 60162                             927,100      $ 18,542,000

Limited Partners

Edward S. Hadesman
 Trust Dated May 22, 1992
 c/o Edward S. Hadesman
 2500 North Lakeview,
 Unit 1401
 Chicago, IL 60614                              388,677      $  7,773,540

Grandville/Northwestern
Management Corporation
 c/o Edward S. Hadesman
 2500 North Lakeview,
 Unit 1401
 Chicago, IL 60614                                9,750      $    195,000

Carolyn B. Hadesman
 Trust Dated May 21, 1992
 c/o Edward S. Hadesman
 2500 North Lakeview,
 Unit 1401
 Chicago, IL 60614                               54,544      $  1,090,880



                                              NUMBER OF        CAPITAL
MANAGING GENERAL PARTNER                    COMMON UNITS     CONTRIBUTION
-------------------------------            --------------   --------------
Limited Partners

Lisa Hadesman 1991 Trust
 c/o Edward S. Hadesman
 2500 North Lakeview,
 Unit 1401
 Chicago, IL 60614                              169,053      $  3,381,060

Cynthia Hadesman 1991 Trust
 c/o Edward S. Hadesman
 2500 North Lakeview,
 Unit 1401
 Chicago, IL 60614                              169,053      $  3,381,060

Tucker B. Magid
 545 Ridge Road
 Highland Park, IL 60035                         33,085      $    661,700

Frances S. Shubert
 511 Lynn Terrace
 Waukegan, IL 60085                              28,805      $    576,100

Grandville Road Property, Inc.
 c/o Ms. Frances S. Shubert
 511 Lynn Terrace
 Waukegan, IL 60085                               7,201      $    144,020

Sky Harbor Associates
 c/o Howard I. Bernstein
 6541 North Kilbourn
 Lincolnwood, IL 60646                           62,149      $  1,242,980

Jeffrey A. Patterson
 c/o Prime Group Realty Trust
 77 West Wacker Drive
 Suite 3900
 Chicago, IL 60601                              110,000      $  2,200,000

Limited Partners

Primestone Investment Partners, L.P.
 c/o The Prime Group, Inc.
 77 West Wacker Drive
 Suite 3900
 Chicago, IL 60601
 Attn: Paul A. Roehri                         7,944,893           */

Prime Group Limited Partnership
 c/o The Prime Group, Inc.
 77 West Wacker Drive
 Suite 3900
 Chicago, IL 60601
 Attn: Michael W. Reshcke
       Robert J. Rudnik                          90,000      $  1,800,000


-------------------------------
*/ This amount shall be inserted by the Managing General Partner.

                             EXHIBIT A - CONTD

             PARTNERS, NUMBER OF UNITS AND CAPITAL CONTRIBUTIONS


                                      NUMBER OF CONVERTIBLE         CAPITAL
MANAGING GENERAL PARTNER                  PREFERRED UNITS         CONTRIBUTION
-------------------------------      -----------------------    ----------------
Prime Group Realty Trust
  77 West Wacker Drive
  Suite 3900
  Chicago, IL 60601
  Attn: Richard S. Curto
  James F. Hoffman                           2,000,000                 */

------------------------
*/ This amount shall be inserted by the Managing General Partner.

                                    EXHIBIT B

            Contributed Assets and Assumed Contracts and Liabilities

                     See attached Schedules 1,2,3,4, and 5.

                                    EXHIBIT B

            Contributed Assets and Assumed Contracts and Liabilities

                                    SCHEDULE 1

                                     Interest Being             Interest Being
                                     Transferred to             Transferred to
       Entity                        Operating Partnership       the Company        Assignor
----------------------------         ----------------------     ---------------     ----------
K/77 Investors Limited
Partnership (dissolve after
assignments).................        98.9% L.P.                 .1% L.P.            PGLP
                                     1% G.P.                                        Kilico Realty
77 West Wacker Limited
Partnership..................        5% G.P.                                        Kilico Realty
                                     5% G.P.                                        PGI
                                     34.9% L.P.                 % L.P.              PGI
                                     55% L.P.                                       K/77 Investors
                                                                                    Limited
                                                                                    Partnership
77 Fitness Center Limited
Partnership..................       89.9% L.P.                  % L.P.              PGLP

                                    10% G.P.                                        PGI (from Prime 77
                                                                                    Fitness Center, Inc.)
1669 Woodfield
Road, L.L.C..................       98% L.L.C.                                      PGLP (includes 1% from
                                                                                    PGLP, Inc. and 1% from
                                                                                    Prime International, Inc.

                                     Interest Being             Interest Being
                                     Transferred to             Transferred to
       Entity                        Operating Partnership       the Company        Assignor
----------------------------         ----------------------     ---------------     ----------

                                         1% L.L.C.                                   PGI

                                         1% L.L.C.                                   Prime Group II, L.P.

Triad Development Company
(dissolve after assignments)             25% G.P.                                    Kilico Realty

(PGC Development, Ltd. to
distribute its ownership
interests prior to
assignments)                             25% L.P.                                    KILICO

                                         1% G.P.                                     PGI (from Prime of
                                                                                     Tennessee, Inc.)

                                         .48% L.P. (from PGC                         PGI (from PGC, Inc.)
                                         Development, Ltd.)

                                         16.04% L.P. (from PGC                       Professional Plaza,
                                         Development, Ltd.)                          Ltd. (from R. Dan Culp)

                                         32.38% L.P. (31.48%        .1% L.P.         PGI
                                         from PGC
                                         Development, Ltd.)

Nashville Office Building I, Ltd.        49% G.P.                                    Triad

                                         50.9% L.P.                 .1% L.P.         PGI (from Suzette
                                                                                     Rand)(1)

Professional Plaza, Ltd. (1)             49% G.P.                                    Triad

---------------------------
(1) Use Power of Attorney granted to Triad Development Company to assign to PGI and then assign to Operating Partnership and the Company.

(2) Operating Partnership will assign a 1% L.P. interest in this limited partnership to R. Dan Culp.


                                     Interest Being             Interest Being
                                     Transferred to             Transferred to
       Entity                        Operating Partnership       the Company        Assignor
----------------------------         ----------------------     ---------------     ----------

                                            50.9% L.P.              .1% L.P.         PGI (from Tom
                                                                                     Dolinak(2)
Centre Square II, Ltd.......                49% G.P                                  Triad

                                            50.9% L.P.              .1% L.P.         PGI (from Peter Rowley(2)
                                                                                                                             -
Old Kingston Properties, Ltd. .......       49% G.P.                                 Triad
                                            50.9% L.P.              .1% L.P.         PGI (from Donna
                                                                                     Wadzita)(2)
Triad Parking Corporation
(dissolve after assignments).........       50% stock                                PGI
                                            50% stock                                Kilico Realty

Triad Parking Company, Ltd...........      98.9% L.P.               .1% L.P.         Triad

                                           1% G.P.                                   Triad Parking
                                                                                     Corporation
Prime Columbus
Industrial, L.L.C....................      98% LLC                                   PGLP (includes 1% from
                                                                                     Prime International,
                                                                                     Inc.

------------------------------------------------------------------
(2) Use Power of Attorney granted to Triad Development Company to assign to PGI and then assign to Operating Partnership and the Company.


                                     Interest Being             Interest Being
                                     Transferred to             Transferred to
       Entity                        Operating Partnership       the Company        Assignor
----------------------------         ----------------------     ---------------     ----------
                                                                                     and 1% from
                                                                                     PGLP, Inc.)
                                            1% LLC                                   PGI

                                            1% LLC                                   Prime Group II,
                                                                                     L.P.

Arlington Heights I, L.P.....               48.9% L.P.              .1% L.P.         Prime Group IV,
                                                                                     L.P.

                                            50% L.P.                                 PGLP

                                            1% G.P.*                                 PGI

Arlington Heights II, L.P....               48.9% L.P.              .1% L.P.         Prime Group IV,
                                                                                     L.P.

                                            50% L.P.                                 PGLP

                                            1% G.P.*                                 PGI

Arlington Heights III, L.P...               48.9% L.P.              .1% L.P.         Prime Group IV, L.P.

                                            50% L.P.                                 PGLP

                                            1% G.P.*                                 PGI

Prime IRB Holdings, L.P (to
be dissolved after
assignments and transfer
of Bonds)....................               98.9% L.P.              .1% L.P.         PGI

                                            1% G.P.                                  PGLP (from Prime

------------------------------------
* 1% G.P. interest to be assigned to PGI from Prime/AH Industrial Center, Inc. prior to assignments.


                                     Interest Being             Interest Being
                                     Transferred to             Transferred to
       Entity                        Operating Partnership       the Company        Assignor
----------------------------         ----------------------     ---------------     ----------

                                                                                     IRB, Inc.)
East Chicago Enterprise
Center Limited
Partnership.................               50% L.P.                                  Prime Group IV, L.P.

                                           22.5% G.P.                                PGI

                                           27.4% L.P.               .1% L.P.         PGI

Kemper/Prime Industrial
Partners....................               50% G.P.                                  Prime Group IV, L.P.

                                           49.9% G.P.               .1% G.P.         PGI
Hammond Enterprise Center
Limited Partnership.........               50% L.P.                                  Prime Group IV, L.P.

                                           25% G.P.                                  PGI

                                           24.9% L.P.               .1% L.P.         PGI

K-P Enterprise Centers, Inc.               50% stock                                 PGLP
(dissolve after assignments).              50% stock                                 Prime Group IV, L.P.

K-P Enterprise Centers
Limited Partnership (dissolve
after assignments)..........               49% L.P.                                  PGLP

                                           50% L.P.                                  Prime Group IV, L.P.

                                           1% G.P.                                   K-P Enterprise

                                     Interest Being             Interest Being
                                     Transferred to             Transferred to
       Entity                        Operating Partnership       the Company        Assignor
----------------------------         ----------------------     ---------------     ----------
                                                                                     Centers, Inc.

Enterprise Center I, L.P....                 50% G.P.                                 K-P Enterprise
                                                                                      Centers Limited
                                                                                      Partnership

                                             49.9% L.P.             .1% L.P.          PGLP

Enterprise Center II, L.P....                50% G.P.                                 K-P Enterprise
                                                                                      Centers Limited
                                                                                      Partnership

                                             49.9% L.P.             .1% L.P.          PGLP

Enterprise Center III, L.P....               50% G.P.                                 K-P Enterprise
                                                                                      Centers Limited
                                                                                      Partnership

                                             49.9% L.P.             .1% L.P.          PGLP

Enterprise Center IV, L.P.....               50% G.P.                                 K-P Enterprise
                                                                                      Centers Limited
                                                                                      Partnership

                                            49.9% L.P.              .1% L.P.          PGLP

Enterprise Center V, L.P......              50% G.P.                                  K-P Enterprise
                                                                                      Centers Limited
                                                                                      Partnership

                                            49.9% L.P.              .1% L.P.                   PGLP

Enterprise Center VI, L.P.....              50% G.P.                                  K-P Enterprise
                                                                                      Centers Limited
                                                                                      Partnership


                                     Interest Being             Interest Being
                                     Transferred to             Transferred to
       Entity                        Operating Partnership       the Company        Assignor
----------------------------         ----------------------     ---------------     ----------

                                            49.9% L.P.               .1% L.P.        PGLP

Enterprise Center VII, L.P...               50% G.P.                                 K-P Enterprise
                                                                                     Centers Limited
                                                                                     Partnership

                                            49.9% L.P.               .1% L.P.        PGLP

Enterprise Center VIII, L.P...              50% G.P.                                 K-P Enterprise
                                                                                     Centers Limited
                                                                                     Partnership

                                            49.9% L.P.               .1% L.P.        PGLP

Enterprise Center IX, L.P.....              50% G.P.                                 K-P Enterprise
                                                                                     Centers Limited
                                                                                     Partnership

                                            49.9% L.P.               .1% L.P.        PGLP

Enterprise Center X, L.P......              50% G.P.                                 K-P Enterprise
                                                                                     Centers Limited
                                                                                     Partnership

                                            49.9% L.P.               .1% L.P.        PGLP

    ----------------------------
     All entities on this Schedule 1 are Prime Entities other than 1669 Woodfield Road, L.L.C. and Prime Columbus Industrial, L.L.C. which are Prime Contribution Entities.


                                    EXHIBIT C

                                   RIGHTS TERMS


          The Rights granted by the Managing General Partner to the Limited Partners pursuant to Section 8.6 of the Agreement shall be subject to the following terms and conditions:

          1. Definitions. The following terms and phrases shall, for purposes of this Exhibit C and the Agreement, have the meanings set forth below:

          "Beneficially Own" shall mean the ownership of Common Shares by a Person who would be treated as an owner of such Common Shares either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code.

          "Cash Purchase Price" shall have the meaning set forth in Paragraph 4 hereof.

          "Change of Control Event" means the occurrence after the date of this Agreement of any of the following events:

               (i) any person (as defined in or for purposes of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision to either of such sections, including any "group" acting for purposes of acquiring, holding, or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than Prime or any other current Limited Partner or a group (as defined below) controlling, controlled by or under common control with Prime or any other Limited Partner, together with such persons' associates (as defined in Rule 12b-2 under the Exchange Act) and their respective affiliates (as defined in Rule 12b-2 under the Exchange Act)

                    (A) shall become the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of, and shall have the right to control and exercise, more than 10% of the total voting power of all of the outstanding Common Shares; or

                    (B) shall succeed in having a sufficient number of its nominees elected to the Managing General Partner's board of trustees such that such nominees so elected (whether new or continuing) shall constitute a majority of the board of trustees of the Managing General Partner; or

          (ii) a tender offer is commenced (within the meaning of Rule 14d-2 under the Exchange Act) which, if completed, would result in the offeror owning beneficially 20% or more of the outstanding Common Shares; or

         (iii) any person or group of persons solicits a proxy (as those terms are defined in Rule 14a-1 under the Exchange Act) for the purpose of opposing a solicitation of proxies by management of the Managing General Partner with respect to any matter, including the election or removal of trustees of the Managing General Partner, at any annual or special meeting of shareholders.


     "Closing Price" on any date shall mean the average of the daily market price for the ten (10) consecutive trading days immediately preceding the date with respect to which the "Closing Price" must be determined hereunder or, if such date is not a business day, the immediately preceding business day. The market price for each such trading day shall be: (a) if such shares are listed or admitted to trading on any securities exchange or the NASDAQ National Market, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day, (b) if such shares are not listed or admitted to trading on any securities exchange or the NASDAQ National Market, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the Company, or (c) if such shares are not listed or admitted to trading on any securities exchange or the NASDAQ National Market and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the Company, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 10 days prior to the date in question) for which prices have been no reported; provided, that if there are no bid and asked prices reported during the 10 days prior to the date in question, the Closing Price of such shares shall be determined by the Company acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

          "Computation Date" shall mean the date on which an Exchange Exercise Notice is delivered to the Managing General Partner.

          "Current Per Share Market Price" on any date shall mean the average of the Closing Price for the five consecutive Trading Days (as defined herein) ending on such date.

          "Election Notice" shall mean the written notice to be given by the Managing General Partner to the Exercising Partner(s) in response to the receipt by the Managing General Partner of an Exchange Exercise Notice from such Exercising Partner(s), the form of which Election Notice is attached hereto as Schedule 2.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor statute.

          "Exchange Exercise Notice" shall have the meaning set forth in Paragraph 2 hereof.

          "Exchange Factor" shall mean 100%; provided, that such factor shall be adjusted in accordance with the Antidilution Provisions of Paragraph 11 hereof.

          "Exchange Rights" shall have the meaning set forth in Paragraph 2 hereof.

          "Exercising Partners" shall have the meaning set forth in Paragraph 2 hereof.

          "Hart Scott Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "Offered Common Units" shall mean the Common Units of the Exercising Partner(s) identified in an Exchange Exercise Notice which, pursuant to the exercise of Exchange Rights, can be acquired by the Managing General Partner under the terms hereof.

          "Ownership Limit" shall have the meaning set forth in Paragraph 3 hereof.

          "Purchase Price" shall mean the Cash Purchase Price or the Share Purchase Price.

     "Registration Rights Agreement" shall mean the agreement respecting the registration rights attributable to Common Shares, if any, issued to Limited Partners in accordance with the provisions hereof, the form of which is attached hereto as Schedule 3.

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor statute.

          "Share Purchase Price" shall have the meaning set forth in Paragraph 4 hereof.

          2. Delivery of Exchange Exercise Notices and Election Notices. Any one or more Limited Partners ("Exercising Partners") may, subject to the limitations set forth herein, deliver to the Managing General Partner written notice (the "Exchange Exercise Notice") pursuant to which such Exercising Partners elect to exercise their rights to convert (the "Exchange Rights") all or any portion of their Common Units into Common Shares subject to the limitations contained in Paragraph 3 below. Within thirty (30) days after receipt by the Managing General Partner of the Exchange Exercise Notice, the Managing General Partner shall deliver a notice (the "Election Notice")substantially in the form of Schedule 2 attached hereto, specifying the election by the Managing General Partner to deliver either the Share Purchase Price or the Cash Purchase Price to the Exercising Partner(s).

          3. Limitation on Exercise of Exchange Rights. The Exchange Rights shall expire with respect to any Common Units for which an Exchange Exercise Notice has not been delivered to the Managing General Partner on January 1, 2051. Exchange Rights may be exercised at any time after the first anniversary of the date hereof and from time to time thereafter prior to January 1, 2051, subject to the limitations contained herein and in the Managing General Partner's Declaration of Trust, as amended (the "Ownership Limit"). For purposes of computing the Ownership Limit as of any date, each Limited Partner and its Affiliates shall be deemed to own all Common Shares issuable to such Limited Partner and its Affiliates upon the exercise of stock options granted on or before such date under the Share Incentive Plan. If an Exchange Exercise Notice is delivered to the Managing General Partner but, as a result of the Ownership Limit, the Exchange Rights cannot be exercised in full, the Exchange Exercise Notice shall be deemed to be modified such that the Exchange Rights shall be exercised only to the extent permitted under the Ownership Limit, with the exercise of the remainder of such Exchange Rights being deemed to have been withdrawn.

          4.   Computation of Purchase Price/Form of Payment.  The

Purchase Price payable by the Managing General Partner to each Exercising Partner for the Offered Common Units shall be payable by the issuance by the Managing General Partner of the number of shares of its Common Shares equal to the product, expressed as a whole number, of (i) the number of Common Units being converted, multiplied by (ii) the Exchange Factor (the "Share Purchase Price"). At the election of the Managing General Partner exercisable by the independent trustees of the Managing General Partner in their sole and absolute discretion, the Purchase Price may be paid in whole (but not in part) in cash rather than in Common Shares (the "Cash Purchase Price"). The Cash Purchase Price shall mean, with respect to the applicable number of Offered Common Units which are being purchased for cash upon the exercise of any Exchange Right, an amount of cash (in immediately available funds) equal to (i) the number of Common Shares of the Managing General Partner that would be issued to the Exercising Partner if the Share Purchase Price were paid for such Offered Common Units (taking into account the adjustments required pursuant to the definition of "Exchange Factor") multiplied by (ii) the Current Per Share Market Price computed as of the Computation Date. The Cash Purchase Price shall, in the sole and absolute discretion of the Managing General Partner, be paid in the form of cash, or cashier's or certified check, or by wire transfer of immediately available funds to the Exercising Partner's designated account.

          5. Closing; Delivery of Election Notice. The closing of the acquisition of Offered Common Units shall, unless otherwise mutually agreed, be held at the principal office of the Managing General Partner, on the following date(s):

              (a) With respect to the exercise of Exchange Rights for which the Managing General Partner elects to pay the Share Purchase Price, the closing shall occur on the date agreed to by the Managing General Partner and the Exercising Partner(s), which date shall in no event be on or after the date which is the later of (i) ten (10) days after the delivery of the Election Notice; (ii) the expiration or termination of the waiting period applicable to each Exercising Partner, if any, under the Hart Scott Act; and (iii) forty (40) days after receipt of the Exchange Exercise Notice delivered in accordance with the requirements of Paragraph 3 hereof; and

               (b) With respect to the exercise of Exchange Rights for which the Managing General Partner elects to pay the Cash Purchase Price, the closing shall occur on the date agreed to by the Managing General Partner and the Exercising Partner(s), which date shall in no event be later than sixty (60) days after the Computation Date for such Exchange Exercise Notice; provided, however, that such sixty (60) day period may be extended for an additional period of up to thirty (30) additional days to the extent required for the Managing General Partner to cause additional Common Shares to be issued to provide financing to be used to acquire the Offered Common Units. Notwithstanding the foregoing, the Managing General Partner agrees to use its best efforts to cause the closing of the acquisition of Offered Common Units hereunder to occur as quickly as possible.

          6.   Further Limitations on Exercise.

               (a) Any exercise of Exchange Rights that would cause the Partnership to cease to qualify as a partnership for Federal income tax purposes (including for purposes of Code Section 7704) or would violate the Managing General Partner's Declaration of Trust shall be null and void, and shall not be recognized by the Managing General Partner or the Partnership for any purpose whatsoever. This requirement may be waived by the independent trustees of the Managing General Partner, and shall not apply to
(i) the exercise by the sole remaining Limited Partner of the Exchange Rights with respect to all of his or its Common Units or (ii) the exercise by any of the Limited Partners or any of their Affiliates if (A) all of the Limited Partners and their Affiliates (whether or not they are beneficiaries of any pledge of Common Units by Prime) are exercising Exchange Rights with respect to all Common Units then held by them; (B) after the consummation of the proposed Exchange, all Limited Partners beneficially and constructively own less than twenty percent (20%) of the Managing General Partner's outstanding Common Shares; or (C) all of the Common Shares to be received by such Limited Partners or their Affiliates as a result of such Exchange are registered under the Securities Act for sale to the public and are sold to the public contemporaneously with the Exchange.

               (b) Each Limited Partner acknowledges and agrees that the issuance of Common Shares pursuant to the exercise of the Exchange Rights will not be registered under the Securities Act or any state securities laws.
 Accordingly, Common Shares issued to such Limited Partner may be required to be held indefinitely and the Managing General Partner shall have no obligation to register such shares under the Securities Act or any state securities laws unless required to do so pursuant to the Registration Rights Agreement. In addition, such Limited Partner will be required to meet such other requirements and to provide such other information and representations as the Managing General Partner may require, which are required in the opinion of its counsel to lawfully allow it to issue such Common Shares without registration under the Securities Act and any applicable state securities laws. Each Limited Partner acknowledges that the certificates representing

Common Shares issued will also bear a legend with respect to any restrictions on transfer required in the opinion of counsel for the Managing General Partner.

               (c) The Exchange Rights shall not be exercised with respect to fewer than one thousand (1000) Common Units at any one time or all Common Units then owned by such Person exercising such Exchange Rights.

          7. Closing Deliveries. At the closing, payment of the Purchase Price shall be accompanied by proper instruments of transfer and assignment and by the delivery of (i) representations and warranties of (A) the Exercising Partner with respect to its due authority to sell all of the right, title and interest in and to such Offered Common Units to the Managing General Partner and with respect to the status of the Offered Common Units being sold, free and clear of all Liens and (B) the Managing General Partner with respect to due authority for the purchase of such Offered Common Units, and (ii) to the extent that Common Shares are issued in payment of the Share Purchase Price, (A) an opinion of counsel for the Managing General Partner, reasonably satisfactory to the Exercising Partner(s), to the effect that such Common Shares have been duly authorized, are validly issued, fully-paid and nonassessable and (B) a certificate or certificates evidencing the Common Shares to be issued and registered in the name of the Exercising Partner(s) or its (their) designee. The delivery of the Offered Common Units to the Managing General Partner shall be a condition to the receipt by the Exercising Partner of the Purchase Price.

          8. Term of Rights. Unless sooner terminated, the rights of the parties to exercise the Exchange Rights shall lapse for all purposes and in all respects on January 1, 2051; provided, however, that the parties hereto shall continue to be bound by an Exchange Exercise Notice delivered to the Managing General Partner prior to such date.

          9. Covenants of the Managing General Partner. To facilitate the Managing General Partner's ability to fully perform its obligations hereunder, the Managing General Partner covenants and agrees as follows:

               (a) At all times during the pendency of the Exchange Rights, the Managing General Partner shall reserve for issuance such number of Common Shares as may be necessary to enable the Managing General Partner to issue such shares in full payment of the Share Purchase Price in regard to all Common Units held by Limited Partners and which are from time to time outstanding.

               (b) As long as the Managing General Partner shall be obligated to file periodic reports under the Exchange Act, the Managing General Partner will timely file such reports in such manner as shall enable any recipient of Common Shares issued to Limited Partners hereunder in reliance upon an exemption from registration under the Securities Act to continue to be eligible to utilize Rule 144 promulgated by the Securities and Exchange Commission pursuant to the Securities Act, or any successor rule or regulation or statute thereunder, for the resale thereof.

               (c) During the pendency of the Exchange Rights, the Limited Partners shall receive in a timely manner all reports filed by the Managing General Partner with the Securities and Exchange Commission and all other communications transmitted from time to time by the Managing General Partner to its shareholders generally.

               (d) The Managing General Partner shall cooperate with the Limited Partners in the exercise of their Exchange Rights hereunder.

          10. Limited Partners' Covenants. (a) Each Limited Partner covenants and agrees with the Managing General Partner that all Offered Common Units tendered to the Managing General Partner in accordance with the exercise of Exchange Rights herein provided shall be delivered to the Managing General Partner free and clear of all Liens (or will be released from such Liens concurrently with the exchange of offered Common Units) and should any Liens exist or arise with respect to such Offered Common Units, the Managing General Partner shall be under no obligation to acquire the same unless, in connection with such acquisition, the Managing General Partner has elected to pay a portion of the purchase price in the form of the Cash Purchase Price in circumstances where such Cash Purchase Price will be sufficient to cause such existing Lien to be discharged in full upon application of all or a part of the Cash Purchase Price and the Managing General Partner is expressly authorized to apply such portion of the Cash Purchase Price as may be necessary to satisfy any indebtedness in full and to discharge such Lien in full. Each Limited Partner further agrees that, in the event any state or local property transfer tax is payable as a result of the transfer of its Offered Common Units to the Managing General Partner (or its designee), such Limited Partner shall assume and pay such transfer tax. Finally, each Limited Partner agrees that, to the extent it receives an amount of Net Cash Flow under Section 5.5 of the Agreement in respect of
Section 5.1 of the Agreement that is treated as a distribution to the Managing General Partner for purposes of determining the Capital Account of the Managing General Partner, such Limited Partner will treat such amount of Net Cash Flow for income tax purposes as an additional amount paid by the Managing General Partner and realized by it in exchange for the Offered Common Units.

        11.  Antidilution Provisions.

       (a) The Exchange Factor shall be subject to adjustment from time to time effective upon the occurrence of the following events and shall be expressed as a percentage, calculated to the nearest one-thousandth of one percent (.001%):

                  (i) In case the Managing General Partner shall pay or make a dividend or other distribution in Common Shares to all holders of the Common Shares, the Exchange Factor in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be increased in proportion to the increase in outstanding Common Shares resulting from such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the record date fixed for such dividend or other distribution.

                  (ii) In case outstanding Common Shares shall be subdivided into a greater number of shares, the Exchange Factor in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case the outstanding Common Shares shall be combined into a smaller number of shares, the Exchange Factor in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

               (b) In case the Managing General Partner shall issue rights, options or warrants to all holders of its Common Shares entitling them to subscribe for or purchase Common Shares at a price per share less than the current market price per share (as determined in the next sentence), each holder of a Common Unit shall be entitled to receive such number of rights, options or warrants for Common Units, as the case may be, as he would have been entitled to receive had he converted his Common Units immediately prior to the record date for such issuance by the Managing General Partner (except to the extent such receipt shall cause such holder to exceed the Ownership Limit). For the purpose of any computation pursuant to the preceding sentence, the current market price per share of Common Shares on any date shall be deemed to be the average of the daily Closing Prices for the five consecutive Trading Days selected by the Managing General Partner commencing not more than twenty (20) Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. For purposes of this Exhibit C, the term "Trading Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day which securities are not traded on such exchange or in such market and the term "'ex' date", when used in respect of any issuance or distribution, shall mean the first date on which the shares trade regular way on such exchange or in such market without the right to receive such issuance or distribution.

         (c) In case the Common Shares shall be changed into the same or a different number of shares of any class or classes of shares, whether by capital reorganization, reclassification, or otherwise (other than subdivision or combination of shares or a share dividend described in subparagraph (a)(ii) of this Paragraph 11) then and in each such event the Limited Partners shall have the right thereafter to convert their Common Units into the kind and amount of shares and other securities and property which would have been received upon such reorganization, reclassification or other change by holders of the number of shares into which the Common Units might have been converted immediately prior to such reorganization, reclassification or change.

         (d) The Managing General Partner may, but shall not be required to, make such adjustments to the number of Common Shares issuable upon conversion of a Common Unit, in addition to those required by this Paragraph 11, as the Managing General Partner's board of trustees considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients. The Managing General Partner's board of trustees shall have the power to resolve any ambiguity or correct any error in the adjustments made pursuant to this Paragraph and its actions in so doing shall be final and conclusive.

          12. Fractions of Shares. No fractional Common Shares shall be issued upon conversion of Common Units. If more than one Common Unit shall be surrendered for conversion at one time by the same Exercising Partner, the number of full Common Shares which shall be issuable upon conversion thereof (or the cash equivalent amount thereof if the Cash Purchase Price is paid) shall be computed on the basis of the aggregate amount of Common Units so surrendered. Instead of any fractional Common Share which would otherwise be issuable upon conversion of any Common Unit or Common Units, the

Managing General Partner shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the current market price per share at the close of business on the day of closing specified in Paragraph 5(b) hereof (or, if such day is not a Trading Day, on the Trading Day immediately preceding such day).

          13. Notice of Adjustments of Exchange Factor. Whenever the Exchange Factor is adjusted as herein provided:

             (a) the Managing General Partner shall compute the adjusted Exchange Factor in accordance with Paragraph 11 hereof and shall prepare a certificate signed by the chief financial officer or the Treasurer of the Managing General Partner setting forth the adjusted Exchange Factor and showing in reasonable detail the facts upon which such adjustment is based; and

             (b) a notice stating that the Exchange Factor has been adjusted and setting forth the adjusted Exchange Factor shall forthwith be mailed by the Managing General Partner to all holders of Exchange Rights at their last addresses on record under this Agreement.

          14.   Notice of Certain Corporate Actions.  In case:

               (a) the Managing General Partner shall declare a dividend (or any other distribution) on its Common Shares payable otherwise than in cash; or

               (b) the Managing General Partner shall authorize the granting to the holders of its Common Shares of rights, options or warrants to subscribe for or purchase any shares of any class or of any other rights; or

               (c) of any reclassification of the Common Shares (other than a subdivision or combination of its outstanding Common Shares, or of any consolidation, merger or share exchange to which the Managing General Partner is a party and for which approval of any shareholders of the Managing General Partner is required), or of the sale or transfer of all or substantially all of the assets of the Managing General Partner; or

               (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Managing General Partner;

then the Managing General Partner shall cause to be mailed to all holders of Exchange Rights at their last addresses on record under this Agreement, at least 20 days (or 12 days in any case specified in clause
(a) or (b) above) prior to the applicable record date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution, rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined or (ii) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up.

          15. Provisions in Case of Consolidation, Merger or Sale of Assets. In case of (i) any consolidation of the Managing General Partner with, or merger of the Managing General Partner into, any other Person, (ii) any merger or consolidation of another Person into the Managing General Partner (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding Common Shares of the Managing General Partner), or (iii) any sale or transfer of all or substantially all of the assets of the Managing General Partner, the Person formed by such consolidation or resulting from such merger or which acquires such assets of the Managing General Partner, as the case may be, shall execute and deliver to each holder of Exchange Rights an agreement providing that such holder shall have the right thereafter, during the period such Exchange Rights shall be exercisable as specified herein, to require the conversion of Common Units for the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of Common Shares into which such Common Unit might have been converted immediately prior to such consolidation, merger, sale or transfer, assuming such holder of Common Shares is not a Person with which the Managing General Partner consolidated or into which the Managing General Partner merged or which merged into the Managing General Partner, or to which such sale or transfer, was made, as the case may be (a "Constituent Person"), or an Affiliate of a Constituent Person, and failed to exercise his right of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, sale or transfer; provided, that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each Common Share in respect of which such rights of election shall not have been exercised (a "non-electing Share"), then for the purpose of this Paragraph 15 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each non-electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing Shares. Such agreement shall provide for adjustments which, for events subsequent to the effective date of such agreement, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Exhibit C. The above provisions of this Paragraph 15 shall similarly apply to successive consolidations, mergers, sales or transfers.

                                   SCHEDULE 1

                             EXCHANGE EXERCISE NOTICE


To: Prime Group Realty Trust



          Reference is made to that certain Agreement of Limited Partnership of Prime Group Realty, L.P. dated November 17, 1997 (the "Partnership Agreement"), pursuant to which Prime Group Realty Trust, a Maryland real estate investment trust, and certain other persons, including the undersigned, formed a Delaware limited partnership known as Prime Group Realty, L.P. (the "Partnership"). Capitalized terms used but not defined herein shall have the meanings set forth in the Partnership Agreement. Pursuant to Section 8.6 and Paragraph 2 of Exhibit C of the Partnership Agreement, each of the undersigned, being a limited partner of the Partnership (an "Exercising Partner"), hereby elects to exercise its Exchange Rights as to the number of Offered Common Units specified opposite its name below:

Dated:  _________________

                                                          Number of Offered
Name of Exercising Partner                                     Common Units
---------------------------                               ------------------




Exercising Partners:

--------------------------
--------------------------
(Authorized Signatory)

                                    SCHEDULE 2

                                 ELECTION NOTICE


To:  Exercising Partner(s)


          Reference is made to that certain Agreement of Limited Partnership of Prime Group Realty, L.P. dated November 17, 1997 (the "Partnership Agreement"), pursuant to which the undersigned and certain other persons, including the Exercising Partners, formed a Delaware limited partnership known as Prime Group Realty, L.P. (the "Partnership"). All capitalized terms used but not defined herein shall have the meanings set forth in the Partnership Agreement. Pursuant to subsection (b) of Paragraph 5 of Exhibit
C to the Partnership Agreement, the undersigned, being the managing general partner of the Partnership, hereby notifies the Exercising Partner(s) that [(a) the Share Purchase Price is payable by issuance of the number of Common Shares to the Exercising Partner(s), as set forth below,] [(b) it has elected to pay the Cash Purchase Price by payment of cash to the Exercising Partner(s) for the number of Offered Common Units, as set forth below,] (c) the computation of the [Share Purchase Price and Cash Purchase Price] is as set forth on an attachment hereto, (d) the closing of the purchase and sale of the Offered Common Units by payment of the [Share Purchase Price shall take place at the offices of __________________ on [date]] and [(e) the closing of the payment of the Cash Purchase Price shall take place at the offices of _____________________ on [date].

                           NUMBER OF
EXERCISING                  OFFERED               SHARE               CASH
PARTNER(S)               COMMON UNITS        PURCHASE PRICE      PURCHASE PRICE
-------------          ----------------    -----------------    ----------------

Dated:_______________


                                     PRIME GROUP REALTY TRUST, a
                                     Maryland real estate investment trust


                                     By: ________________________________
                                     Its:________________________________

                                 EXHIBIT E

                 FORM OF SPECIMEN COMMON UNIT CERTIFICATE

                               COMMON UNITS

                                                   Certificate No.

THIS CERTIFICATE IS
TRANSFERABLE IN
CHICAGO, ILLINOIS
AT THE OFFICES OF
PRIME GROUP REALTY, L.P.

                        PRIME GROUP REALTY, L.P.

ORGANIZED UNDER THE LAWS
OF THE STATE OF DELAWARE
SEE THE REVERSE FOR CERTAIN RESTRICTIONS

THIS CERTIFIES THAT --------------------------------------------

IS THE OWNER OF ------------------------------------------------

Common Units of Prime Group Realty, L.P., a limited partnership organized under the laws of the State of Delaware (the 'Partnership'), transferable only on the books of the Partnership by the holder hereof in person or by duly authorized attorney upon the surrender of this Certificate properly endorsed. The Common Units evidenced by this Certificate are subject to the Amended and Restated Agreement of Limited Partnership of the Partnership, as amended from time to time. The holder hereof has no interest, legal or equitable, in any specific property of the Partnership. This Certificate is not valid unless countersigned by the Managing General Partner of the Partnership.

               WITNESS the signatures of duly authorized officers of the Managing General Partner of the Partnership.

Dated: --------------

Prime Group Realty Trust
Managing General Partner


By: -----------------------
          President

Attest: --------------------

                          PRIME GROUP REALTY, L.P.

               THE PARTNERSHIP IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF UNIT. THE AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (THE "PARTNERSHIP AGREEMENT") OF THE PARTNERSHIP ON FILE IN THE OFFICE OF THE MANAGING GENERAL PARTNER OF THE PARTNERSHIP SETS FORTH A FULL STATEMENT OF
(A) ALL OF THE DESIGNATIONS, PREFERENCES, RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTIONS, AND OTHER RELATIVE RIGHTS OF THE UNITS OF EACH CLASS OF UNITS AUTHORIZED TO BE ISSUED AND (B) THE AUTHORITY OF THE MANAGING GENERAL PARTNER TO ISSUE ANY PREFERRED OR SPECIAL CLASS IN SERIES, THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE UNITS OF EACH SERIES TO THE EXTENT THEY HAVE BEEN SET AND THE AUTHORITY OF THE MANAGING GENERAL PARTNER TO SET THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES OF PREFERRED UNITS.

               THE COMMON UNITS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND THE UNITS CANNOT BE SOLD UNLESS SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT AND SUCH LAWS, OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THE UNITS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION.

               THE TRANSFER OF THESE COMMON UNITS IS RESTRICTED AS SET FORTH IN THE PARTNERSHIP AGREEMENT AND MAY ONLY BE TRANSFERRED BY THE COMPLIANCE BY THE TRANSFEROR AND TRANSFEREE WITH ALL THE TERMS AND CONDITIONS SET FORTH IN THE PARTNERSHIP AGREEMENT.

               All capitalized terms in this legend have the meanings defined in the Partnership Agreement, a copy of which, including information regarding classes of units authorized to be issued by the Partnership and the restrictions on transfer, will be sent without charge to each unitholder on request to the Secretary of the Managing General Partner of the Partnership at 77 West Wacker Drive, Suite 3900, Chicago, Illinois or at such other address as the Managing General Partner shall direct.

               The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in fulfill to applicable laws or regulations:

               TEN COM - as tenants in common
               TEN ENT - as tenants by the entireties
               JT TEN - as joint tenants with the right of survivorship and not as tenants in common

For Value Received,----------------- hereby sells, assigns, and transfers unto



PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE



(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF
ASSIGNEE)


----------------------------------------------------   Common Units
represented by the within Certificate, and do hereby irrevocably constitute and appoint --------------------------------
---------------------------   Attorney to transfer the said shares on
the books of the within named Partnership with full power of substitution in the premises.



Dated  ------------------


                              Signature:---------------------------


                              NOTICE:   The signature to this assignment
                              must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                   EXHIBIT F

                LIMITED PARTNER OWNERSHIP OF INTERESTS IN TENANTS

    The Prime Group, Inc. or Prime Group Limited Partnership has an interest in three of the tenants of the 77 West Wacker Drive Building:

        1.  Brookdale Living Communities, Inc.

        2.  The Prime Group, Inc.

        3.  Ambassador Apartments, Inc.

                                   EXHIBIT G

    Limited Partner Ownership of Interests (Common Shares) in Managing General Partner

                                      NONE

                                   EXHIBIT H

                      REPRESENTATIONS AND WARRANTIES OF PRIME

    Prime hereby represents and warrants as to the same matters and to the same extent as set forth in Section 6 of the Formation Agreement dated as of November 17, 1997 among Prime Group Realty Trust, Prime Group Realty, L.P., Prime Group Realty Services, Inc., Prime, Prime Group Limited Partnership and Jeffrey A. Patterson.

                                     EXHIBIT I

                                   CONTRIBUTORS

    The Nardi Group, L.L.C.

    Edward S. Hadesman Trust Dated May 22, 1992

    Grandville/Northwestern Management Corporation

    Carolyn B. Hadesman Trust Dated May 21, 1992

    Lisa Hadesman 1991 Trust

    Cynthia Hadesman 1991 Trust

    Tucker B. Magid

    Frances S. Shubert

    Grandville Road Property, Inc.

    Sky Harbor Associates

                                   EXHIBIT J

                           PROPERTY PARTNERSHIPS


77 West Wacker Limited Partnership
Enterprise Center I, L.P.
Enterprise Center II, L.P.
Enterprise Center III, L.P.
Enterprise Center IV, L.P.
Enterprise Center V, L.P.
Enterprise Center VI, L.P.
Enterprise Center VII, L.P.
Enterprise Center VIII, L.P.
Enterprise Center IX, L.P.
Enterprise Center X, L.P.
Arlington Heights I, L.P.
Arlington Heights II, L.P.
Arlington Heights III, L.P.
East Chicago Enterprise Center Limited Partnership
Hammond Enterprise Center Limited Partnership
Nashville Office Building I, Ltd.
Old Kingston Properties, Ltd.
Professional Plaza, Ltd.
Centre Square II, Ltd.
Triad Parking Company, Ltd.
1990 Algonquin Road, L.L.C.
2010 Algonquin Road, L.L.C.
555 Huehl Road, L.L.C.
1669 Woodfield Road, L.L.C.
475 Superior Avenue, L.L.C.
Enterprise Drive, L.L.C.
280 Shuman Blvd., L.L.C.
77 Fitness Center Limited Partnership
Libertyville Tech Way, L.L.C.
3818 Grandville, L.L.C.
306 Era Drive, L.L.C.
1301 Ridgeview Drive, L.L.C.
515 Huehl Road, L.L.C.
455 Academy Drive, L.L.C.
801 Technology Way, L.L.C.
Prime Columbus Industrial, L.L.C.
Kemper/Prime Industrial Partners
1051 N. Kirk Road, L.L.C.

4211 Madison Street, L.L.C.
200 E. Fullerton L.L.C.
350 Randy Road, L.L.C.
4300 Madison Street, L.L.C.
370 Carol Lane, L.L.C.
388 Carol Lane, L.L.C.
941 Weigel Drive, L.L.C.
342 Carol Lane, L.L.C.
343 Carol Lane, L.L.C.
371 N. Gary Avenue, L.L.C.
350 N. Mannheim Road, L.L.C.
1600 167th Street, L.L.C.
1301 E. Tower Road, L.L.C.
4343 Commerce Court, L.L.C.
11039 Gage Avenue, L.L.C.
11045 Gage Avenue, L.L.C.
1401 S. Jefferson, L.L.C.
4100 Madison Street, L.L.C.
4160 Madison Street, L.L.C.
550 Kehoe Blvd., L.L.C.

                     AMENDMENT NO. 1 TO AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                           OF PRIME GROUP REALTY, L.P.

         This AMENDMENT NO. 1 TO AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF PRIME GROUP REALTY, L.P. (this "Amendment") is made as of December 15, 1997 by Prime Group Realty Trust, a Maryland real estate investment trust ("PGRT"), as the Managing General Partner of Prime Group Realty, L.P., a Delaware limited partnership (the "Partnership"), and on behalf of the other Partners (as hereinafter defined) of the Partnership. Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of November 17, 1997, by and among PGRT and the other parties signatory thereto (the "Limited Partnership Agreement").

                         W I T N E S S E T H:

         WHEREAS, on December 15, 1997, 600,000 Common Shares (the "Over-Allotment Shares") were issued and sold by PGRT to the Underwriters (as defined in the Underwriting Agreement) pursuant to the Underwriters' over-allotment option granted under the Underwriting Agreement;

         WHEREAS, pursuant to Section 4.3.D. of the Limited Partnership Agreement, (i) PGRT has made a Capital Contribution of the net proceeds from the issuance and sale of the Over-Allotment Shares, and (ii) PGRT shall receive Common Units corresponding to such Over-Allotment Shares;

         WHEREAS, the Partners desire to amend the Limited Partnership Agreement to reflect the increase in outstanding Common Units as a result of the issuance of 600,000 Common Units to PGRT in connection with the issuance and sale by PGRT of the Over-Allotment Shares to the Underwriters; and

         WHEREAS, Section 2.4 of the Limited Partnership Agreement authorizes, among other things, the Managing General Partner, as true and lawful agent and attorney-in-fact, to execute, swear to, acknowledge, deliver, file and record this Amendment on behalf of each Partner that has executed the Limited Partnership Agreement and on behalf of the Partnership.

         NOW, THEREFORE, for good and adequate consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         Section 1. Issuance of Common Units Pursuant to Section 4.3.D. of the Limited Partnership Agreement. The net proceeds from the issuance and sale of the Over-Allotment Shares have been received by the Partnership as a Capital Contribution from PGRT. The Partnership hereby issues 600,000 Common Units of General Partner Interest to PGRT, pursuant to Section 4.3.D. of the Limited Partnership Agreement, which shall correspond to the Over-Allotment Shares. Such Common Units of General Partner Interest issued pursuant to this Section 1 shall not be evidenced by a Common Unit certificate unless hereafter requested by PGRT.

         Section 2. Amendment of Exhibit A to Limited Partnership Agreement. Exhibit A to the Limited Partnership Agreement is hereby amended and restated to reflect the aforementioned change(s) by deleting Exhibit A attached thereto in its entirety, and by attaching in lieu thereof a replacement exhibit in the form of Exhibit A attached hereto. From and after the effectiveness of this Amendment, the amended and restated Exhibit A attached hereto shall be the only Exhibit A to the Limited Partnership Agreement, unless and until it is hereafter further amended.

         Section 3.        Reference to and Effect on the Limited Partnership
Agreement.

                  A. The Limited Partnership Agreement is hereby deemed to be amended to the extent necessary to effect the matters contemplated by this Amendment. Except as specifically provided for herein above, the provisions of the Limited Partnership Agreement shall remain in full force and effect.

                  B. The execution, delivery and effectiveness of this Amendment shall not operate (i) as a waiver of any provision, right or obligation of the Managing General Partner, the other General Partner or any Limited Partner under the Limited Partnership Agreement except as specifically set forth herein or
(ii) as a waiver or consent to any subsequent action or transaction.

         Section 4. Applicable Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

                            [signature page follows]

                                       AMENDMENT NO. 1 TO AMENDED AND RESTATED
                                       AGREEMENT OF LIMITED PARTNERSHIP OF PRIME
                                       GROUP REALTY, L.P.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.


                                       MANAGING GENERAL PARTNER:

                                       PRIME GROUP REALTY TRUST, a
                                       Maryland real estate investment trust


                                       By: /s/ W. Michael Karnes
                                           ----------------------
                                       Name: W. Michael Karnes
                                             ------------------
                                       Title: Chief Financial Officer
                                              -----------------------

                                       LIMITED PARTNERS:
                                       --------------------
                                       Each Limited Partner hereby executes
                                       this Amendment to the Limited
                                       Partnership Agreement.

                                       By: PRIME GROUP REALTY TRUST, a
                                           Maryland real estate investment
                                           trust, as attorney-in-fact

                                           By: /s/ W. Michael Karnes
                                               ---------------------
                                           Name: W. Michael Karnes
                                               ------------------
                                           Its: Chief Financial Officer
                                                -----------------------

                                   EXHIBIT A*/

             Partners, Number of Units and Capital Contributions

-------------------------------------------------------------------------------
                                              Number of       Capital
                                            Common Units   Contribution
                                            ------------   ------------
Managing General Partner
------------------------
Prime Group Realty Trust                     12,980,000         **/
         77 West Wacker Drive
         Suite 3900
         Chicago, IL  60601
         Attn:  Richard S. Curto
                James F. Hoffman

General Partner
---------------
The Nardi Group, L.L.C                          927,100    $18,542,000
         c/o Stephen J. Nardi
         4100 Madison Street
         Hillside, IL  60162

Limited Partners
----------------
Edward S. Hadesman                              388,677     $7,773,540
Trust Dated May 22, 1992
         c/o Edward S. Hadesman
         2500 North Lakeview, Unit 1401
         Chicago, IL  60614

Grandville/Northwestern                           9,750       $195,000
Management Corporation
         c/o Edward S. Hadesman
         2500 North Lakeview, Unit 1401
         Chicago, IL  60614

Carolyn B. Hadesman                              54,544     $1,090,880
Trust Dated May 21, 1992
         c/o Edward S. Hadesman
         2500 North Lakeview, Unit 1401
         Chicago, IL  60614

*/ As amended by Amendment No. 2 to the Amended and Restated Agreement of Limited Partnership of Prime - Group Realty, L.P.

**/  This amount shall be inserted by the Managing General Partner.


-------------------------------------------------------------------------------
                                              Number of       Capital
                                            Common Units   Contribution
                                            ------------   ------------
Limited Partners
----------------

Lisa Hadesman 1991 Trust                        169,053     $3,381,060
         c/o Edward S. Hadesman
         2500 North Lakeview, Unit 1401
         Chicago, IL  60614

Cynthia Hadesman 1991 Trust                     169,053     $3,381,060
         c/o Edward S. Hadesman
         2500 North Lakeview, Unit 1401
         Chicago, IL  60614

Tucker B. Magid                                  33,085       $661,700
         545 Ridge Road
         Highland Park, IL  60035

Frances S. Shubert                               28,805       $576,100
         511 Lynn Terrace
         Waukegan, IL  60085

Grandville Road Property, Inc.                    7,201       $144,020
         c/o Ms. Frances S. Shubert
         511 Lynn Terrace
         Waukegan, IL  60085

Sky Harbor Associates                            62,149     $1,242,980
         c/o Howard I. Bernstein
         6541 North Kilbourn
         Lincolnwood, IL  60646

Jeffrey A. Patterson                            110,000     $2,200,000
         c/o Prime Group Realty Trust
         77 West Wacker Drive
         Suite 3900
         Chicago, IL  60601

Limited Partners
----------------
Primestone Investment Partners, L.P.          7,944,893          **/
         c/o The Prime Group, Inc.                               --
         77 West Wacker Drive
         Suite 3900
         Chicago, IL  60601

**/   This amount shall be inserted by the Managing General Partner.

-------------------------------------------------------------------------------
                                              Number of       Capital
                                            Common Units   Contribution
                                            ------------   ------------
         Attn:  Paul A. Roehri

Prime Group Limited Partnership                  90,000     $1,800,000
         c/o The Prime Group, Inc.
         77 West Wacker Drive
         Suite 3900
         Chicago, IL  60601
         Attn:  Michael W. Reshcke
                Robert J. Rudnik


               Partners, Number of Units and Capital Contributions


                                        Number of Convertible     Capital
                                           Preferred Units     Contribution
                                           ---------------     ------------
Managing General Partner
------------------------
Prime Group Realty Trust                      2,000,000             **/
         77 West Wacker Drive
         Suite 3900
         Chicago, IL  60601
         Attn:  Richard S. Curto
                   James F. Hoffman


**/   This amount shall be inserted by the Managing General Partner.

                     AMENDMENT NO. 2 TO AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                           OF PRIME GROUP REALTY, L.P.

         This AMENDMENT NO. 2 TO AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF PRIME GROUP REALTY, L.P. (this "Amendment") is made as of December 15, 1997 by and between Prime Group Realty Trust, a Maryland real estate investment trust ("PGRT"), as the Managing General Partner of Prime Group Realty, L.P., a Delaware limited partnership (the "Partnership"), and on behalf of the other Partners (as hereinafter defined) and H Group LLC, a Delaware limited liability company ("HG"). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of November 17, 1997, by and among PGRT and the other parties signatory thereto, as amended therafter (as so amended, the "Limited Partnership Agreement").

                              W I T N E S S E T H:

         WHEREAS, pursuant to Section 4.3.C. of the Limited Partnership Agreement, the Managing General Partner may raise all or any portion of Additional Funds required by the Partnership for the acquisition of additional properties by accepting additional Capital Contributions, including the issuance of Common Units for Capital Contributions that consist of property or interests in property;

         WHEREAS, pursuant to that certain Exchange Agreement dated as of December 15, 1997 by and between HG and the Partnership (the "Exchange Agreement"), HG has agreed, among other things, to exchange (the "Exchange") its rights (the "Allstate Loan Acquisition Rights") to acquire the Allstate Loan (as defined in the Exchange Agreement) for $5,000,000, which $5,000,000 is payable in that number of Common Units of Limited Partner Interest ("Common Units") equal to (i) $5,000,000 divided by (ii) $19.875, which is the average of the closing sale prices of PGRT's Common Shares of Beneficial Interest ("Common Shares") on the New York Stock Exchange during the seven
(7) trading days immediately preceding the date hereof;

         WHEREAS, pursuant to the Exchange Agreement, the Partnership has agreed, among other things, to exchange such number of Common Units for HG's Allstate Loan Acquisition Rights;

         WHEREAS, pursuant to the Exchange Agreement, HG has also agreed to grant to the Partnership an option (the "First Option") to exchange the Underlying Option (as defined in the Exchange Agreement) for 220,000 Common Units (subject to adjustment pursuant to the terms of the Exchange Agreement), which grant of the First Option contemplates the transfer by the Partnership to HG of 5,000

Common Units on the date hereof and, subject to the terms of the First Option, 5,000 Common Units (subject to adjustment pursuant to the terms of the Exchange Agreement) on the 15th day of each month hereafter for such number of months set forth in the Exchange Agreement;

         WHEREAS, the Partnership has agreed to the terms of the grant by HG of the First Option set forth in the Exchange Agreement;

         WHEREAS, it is a condition to the closing of the Exchange Agreement that HG be admitted as an Additional Limited Partner of the Partnership;

         WHEREAS, pursuant to Section 12.2.A. of the Limited Partnership Agreement, a Person who makes a Capital Contribution to the Partnership in accordance with the Limited Partnership Agreement shall be admitted to the Partnership as an Additional Limited Partner subject to, among other things,
(i) the transferee of the Partnership Interest executing and delivering to the Partnership an acceptance of all of the terms and conditions of the Limited Partnership Agreement (including without limitation, the provisions of Section 2.4 thereof and such other documents or instruments as may be required to effect such admission, each in form and substance satisfactory to the Managing General Partner and (ii) the acknowledgment by such transferee of Partnership Interest that each of the representations and warranties set forth in Section 3.3.D. thereof are true and correct with respect to such transferee as of the date of the transfer of the Partnership Interest to such transferee;

         WHEREAS, the Partners desire to amend the Limited Partnership Agreement to reflect (i) the increase in outstanding Common Units resulting from the issuance of Common Units to HG in connection with the Exchange and the grant of the First Option; and (ii) the admission of HG as an Additional Limited Partner;

         WHEREAS, Sections 2.4 and 12.3 of the Limited Partnership Agreement authorizes, among other things, the Managing General Partner, as true and lawful agent and attorney-in fact, to execute, swear to, acknowledge, deliver, file and record this Amendment on behalf of each Partner that has executed the Limited Partnership Agreement and on behalf of the Partnership.

         NOW, THEREFORE, for good and adequate consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         Section 1. Acceptance of Capital Contribution in Exchange for Common Units. (a) PGRT, as Managing General Partner and on behalf of the Partnership, hereby accepts the Allstate Loan Acquisition Rights from HG as a Capital Contribution having a value on the date hereof of $5,000,000, in exchange for 251,572 Common

Units of Limited Partner Interest which are hereby issued by the Partnership to HG pursuant to Section 4.3.C. of the Limited Partnership Agreement, and which are evidenced by Common Unit Certificate No. 20 of the Partnership.

                  (b) PGRT, as Managing General Partner and on behalf of the Partnership, hereby accepts the grant of the rights consisting of the First Option during the initial month of the term of First Option from HG as a Capital Contribution having a value on the date hereof of $100,000, in exchange for 5,000 Common Units of Limited Partner Interest which are hereby issued by the Partnership to HG pursuant to Section 4.3.C. of the Limited Partnership Agreement, and which are evidenced by Common Unit Certificate No. 21 of the Partnership.

                  (c) Each of the Common Units of Limited Partner Interest issued to HG pursuant to this Section 1 shall have the same terms and provisions of the Common Units of Limited Partner Interest issued by the Partnership on November 17, 1997 except that (i) the Exchange Rights relating thereto may be exercised at any time after the first anniversary of the date of this Amendment (as opposed to November 17, 1998) and (ii) such Common Units of Limited Partner Interest will be subject to the New Registration Rights Agreement (as hereinafter defined) as opposed to the Registration Rights Agreement entered into by PGRT and the Partnership on November 17, 1997.

         Section 2. Acceptance of Terms and Conditions of the Limited Partnership Agreement. HG hereby acknowledges its receipt of a true and complete copy of the Limited Partnership Agreement and hereby further agrees to be bound by all of the terms and conditions of the Limited Partnership Agreement, including without limitation, the provisions of Section 2.4 of the Limited Partnership Agreement.

         Section 3. Representations and Warranties of Additional Limited Partner. HG hereby acknowledges, represents and warrants to PGRT and the other Partners that each of the representations and warranties set forth in
Section 3.3.D. of the Limited Partnership Agreement are true and correct with respect to HG as of the date hereof.

         Section 4. Admission of Additional Limited Partner. HG is hereby admitted to the Partnership as an Additional Limited Partner and shall have the rights, and be subject to the obligations, of a Limited Partner of the Partnership.

         Section 5. Amendment of Exhibit A to the Limited Partnership Agreement. Exhibit A to the Limited Partnership Agreement is hereby amended and restated to reflect the aforementioned change(s) by deleting Exhibit A attached thereto in its entirety, and by attaching in lieu thereof a replacement exhibit in the form of Exhibit A attached hereto. From and after the effectiveness of this Amendment, the amended and restated Exhibit A attached hereto shall be the only Exhibit A to the Limited Partnership Agreement, unless and until it is hereafter further amended.

         Section 6. Conditions to Effectiveness. This Amendment shall become effective contemporaneously with (and subject to):

         (i) the consummation of the closing transactions contemplated by the Exchange Agreement;

         (ii) the execution and delivery by the Partnership to HG of (x) a Common Unit certificate evidencing 251,572 Common Units and
                  (y) a Common Unit certificate evidencing 5,000 Common Units, in each case in the form of Exhibit E attached to the Limited Partnership Agreement; and

         (iii) the execution and delivery by the Partnership and HG of a Registration Rights Agreement in the form of Exhibit B attached hereto (the "New Registration Rights Agreement").

         Section 7. Reference to and Effect on the Limited Partnership
Agreement.

                  A. The Limited Partnership Agreement is hereby deemed to be amended to the extent necessary to effect the matters contemplated by this Amendment. Except as specifically provided for herein above, the provisions of the Limited Partnership Agreement shall remain in full force and effect.

                  B. The execution, delivery and effectiveness of this Amendment shall not operate (i) as a waiver of any provision, right or obligation of the Managing General Partner, the other General Partner or any Limited Partner under the Limited Partnership Agreement except as specifically set forth herein or (ii) as a waiver or consent to any subsequent action or transaction.

         Section 8. Counterparts. This Amendment may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Amendment immediately upon affixing its signatories hereto.

         Section 9. Applicable Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

                            [signature page follows]

                 AMENDMENT NO. 2 TO AMENDED AND RESTATED AGREEMENT OF LIMITED
                                      PARTNERSHIP OF PRIME GROUP REALTY, L.P.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

                                          MANAGING GENERAL PARTNER:
                                          -------------------------

                                          PRIME GROUP REALTY TRUST, a
                                          Maryland real estate investment trust


                                          By: /s/ Jeffrey A. Patterson
                                             -------------------------

                                          Name: Jeffrey A. Patterson
                                               -----------------------

                                          Title: Executive VP
                                                ----------------------


                                          LIMITED PARTNERS:
                                          -----------------

                                          Each Limited Partner hereby executes
                                          this Amendment to the Limited
                                          Partnership Agreement.

                                          By:  PRIME GROUP REALTY TRUST, a
                                               Maryland real estate investment
                                               trust, as attorney-in fact


                                           By: /s/ Jeffrey A. Patterson
                                              ----------------------------

                                           Name: Jeffrey A. Patterson
                                                --------------------------

                                           Title: Executive VP
                                                 -------------------------


                                           ADDITIONAL LIMITED PARTNER:
                                           ---------------------------

                                           H GROUP LLC, a Delaware limited
                                           liability company


                                           By: /s/ Eric D. Mayer
                                              ----------------------------

                                           Name: Eric D. Mayer
                                                --------------------------

                                           Its: President
                                               ---------------------------

                                   EXHIBIT A*/

               Partners, Number of Units and Capital Contributions



                                            Number of        Capital
                                          Common Units    Contribution
                                          ------------    ------------

Managing General Partner
------------------------
Prime Group Realty Trust                   12,980,000          **/
      77 West Wacker Drive
      Suite 3900
      Chicago, IL  60601
      Attn:  Richard S. Curto
             James F. Hoffman

General Partner
---------------

The Nardi Group, L.L.C                       927,100       $18,542,000
      c/o Stephen J. Nardi
      4100 Madison Street
      Hillside, IL  60162

Limited Partners
----------------

Edward S. Hadesman                           388,677       $7,773,540
Trust Dated May 22, 1992
      c/o Edward S. Hadesman
      2500 North Lakeview, Unit 1401
      Chicago, IL  60614

Grandville/Northwestern                       9,750         $195,000
Management Corporation
      c/o Edward S. Hadesman
      2500 North Lakeview, Unit 1401
      Chicago, IL  60614

Carolyn B. Hadesman                          54,544        $1,090,880
Trust Dated May 21, 1992
      c/o Edward S. Hadesman
      2500 North Lakeview, Unit 1401
      Chicago, IL  60614


-----------------------------

*/ As amended by Amendment No. 1 to the Amended and Restated Agreement of Limited Partnership of Prime-Group Realty, L.P.

**/ This amount shall be inserted by the Managing General Partner.


                                            Number of        Capital
                                          Common Units    Contribution
                                          ------------    ------------


Limited Partners
----------------
Lisa Hadesman 1991 Trust                     169,053       $3,381,060
      c/o Edward S. Hadesman
      2500 North Lakeview, Unit 1401
      Chicago, IL  60614

Cynthia Hadesman 1991 Trust                  169,053       $3,381,060
      c/o Edward S. Hadesman
      2500 North Lakeview, Unit 1401
      Chicago, IL  60614

Tucker B. Magid                              33,085         $661,700
      545 Ridge Road
      Highland Park, IL  60035

Frances S. Shubert                           28,805         $576,100
      511 Lynn Terrace
      Waukegan, IL  60085

Grandville Road Property, Inc.                7,201         $144,020
      c/o Ms. Frances S. Shubert
      511 Lynn Terrace
      Waukegan, IL  60085

Sky Harbor Associates                        62,149        $1,242,980
      c/o Howard I. Bernstein
      6541 North Kilbourn
      Lincolnwood, IL  60646

Jeffrey A. Patterson                         110,000       $2,200,000
      c/o Prime Group Realty Trust
      77 West Wacker Drive
      Suite 3900
      Chicago, IL  60601

Limited Partners
----------------

Primestone Investment Partners, L.P.        7,944,893          **/
                                                               --
      c/o The Prime Group, Inc.
      77 West Wacker Drive
      Suite 3900
      Chicago, IL  60601


-----------------------------

**/ This amount shall be inserted by the Managing General Partner.


                                            Number of        Capital
                                          Common Units    Contribution
                                          ------------    ------------
         Attn:  Paul A. Roehri

Prime Group Limited Partnership              90,000        $1,800,000
      c/o The Prime Group, Inc.
      77 West Wacker Drive
      Suite 3900
      Chicago, IL  60601
      Attn:  Michael W. Reshcke
             Robert J. Rudnik


H Group LLC                                 256,572        $5,100,000
      c/o Heitman Financial Ltd.
      180 N. LaSalle
      Suite 3600
      Chicago, IL  60601
      Attn:  Norman Perlmutter


               Partners, Number of Units and Capital Contributions


                                      Number of Convertible     Capital
                                         Preferred Units     Contribution
                                      ---------------------  ------------

Managing General Partner
------------------------
Prime Group Realty Trust                    2,000,000             **/
      77 West Wacker Drive
      Suite 3900
      Chicago, IL  60601
      Attn:  Richard S. Curto
             James F. Hoffman



-----------------------------

**/ This amount shall be inserted by the Managing General Partner.